Filed pursuant to Rule 424(b)(5)
Registration No. 333-276600

PROSPECTUS SUPPLEMENT

(To Prospectus, dated January 19, 2024)

TRUIST FINANCIAL CORPORATION

MEDIUM-TERM NOTES, SERIES I (SENIOR)

MEDIUM-TERM NOTES, SERIES J (SUBORDINATED)

Due Nine Months or More from Date of Issue

Truist Financial Corporation may from time to time offer senior medium-term notes, Series I, and subordinated medium-term notes, Series J (collectively, the “notes”). The specific terms of each note offered will be included in a pricing supplement. The notes offered will specify whether they are senior or subordinated notes and, unless otherwise specified in the applicable pricing supplement, will have the following general terms:

•	The notes will mature nine months or more from the date of issue.

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The notes will bear interest at either a fixed rate or a floating rate, or a combination of both, or will be zero coupon notes. Floating rate interest will be determined by reference to one or more of the following base rates, adjusted by a spread or a spread multiplier, or both:

• Canadian overnight repo rate average, or CORRA; • commercial paper rate; • constant maturity treasury, or CMT rate; • Euro interbank offered rate, or EURIBOR; • federal funds rate;

•  prime rate;

•  secured overnight financing rate, or SOFR;

•  Sterling overnight index average, or SONIA, rate;

•  treasury rate; or

•  any other interest rate basis or formula specified in the applicable pricing supplement.

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The notes will be fixed rate notes, floating rate notes, fixed/floating rate notes, fixed rate reset notes, indexed notes or a combination thereof, or original issue discount notes (including zero coupon notes).

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Fixed/floating rate notes will bear interest at any combination of fixed and floating rates, as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. Interest on fixed/floating rate notes during the floating rate period will be determined by reference to one or more of the base rates, adjusted by a spread or a spread multiplier, or both, as specified in the applicable pricing supplement.

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Fixed rate reset notes will bear interest at a fixed rate for a specified portion of the applicable term and then reset that fixed rate at one or more specified intervals for the remainder of such term as set forth in the applicable pricing supplement. Interest on fixed rate reset notes will be reset by reference to one or more reset reference rates, adjusted by a spread or a spread multiplier, or both, including the U.S. treasury rate or any other rate specified in the applicable pricing supplement.

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Indexed notes will provide that the principal amount payable at maturity, any premium and/or the amount of interest payable on an interest payment date, will be determined by reference or linked to: securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing, which may be adjusted by a spread or a spread multiplier, or both.

•	The notes may be issued at a discount or premium from the principal amount payable at the stated maturity and may constitute original issue discount notes. Zero coupon notes will not pay interest.

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The notes may include redemption and/or repayment provisions, if specified in the applicable pricing supplement, whether mandatory, at our option, at the option of the holders or based on the occurrence of one or more conditions or events.

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The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement. Notes denominated in U.S. dollars will be issued in minimum denominations of $2,000, or any integral multiple of $1,000 in excess thereof or any other denomination specified in the applicable pricing supplement.

•	Each note will be represented either by a registered global note held by or on behalf of a depositary or by a certificate issued in definitive form.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. The notes are not secured.

Investing in the notes involves risks. Potential purchasers of the notes should consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Offers to purchase the notes may be solicited from time to time by the agents listed below or other agents named in the applicable pricing supplement. We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents who will use their reasonable efforts on our behalf. We also reserve the right to offer and sell notes directly to investors on our own behalf and to appoint other agents.

In addition, this prospectus supplement and the accompanying prospectus, together with the relevant pricing supplement, if any, describing the terms of the specific notes being offered and sold, may be used by our affiliates, including Truist Securities, Inc., in connection with a market-making transactions involving the notes after the initial sale. These affiliates may act as principal or agent in such transactions. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of purchase or sale, or at other prices. We will not receive any of the proceeds of such sales. Our affiliates, including Truist Securities, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion. Unless you are informed otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

There is no established trading market for the notes, and there is no assurance that a secondary market for the notes will develop. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange.

Because our affiliate, Truist Securities, Inc., may participate in offerings of the notes, any offering of the notes in which Truist Securities, Inc. participates will be conducted in compliance with the applicable requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

Truist Securities

Academy Securities	AmeriVet Securities	Apto Partners, LLC
Barclays	Blaylock Van, LLC	BMO Capital Markets
BNP PARIBAS	BofA Securities	Cabrera Capital Markets LLC
CastleOak Securities, L.P.	CAVU Securities	Citigroup
Deutsche Bank Securities	Drexel Hamilton	Goldman Sachs & Co. LLC
Great Pacific Securities	Independence Point Securities	J.P. Morgan
Keefe, Bruyette & Woods A Stifel Company	Loop Capital Markets	MFR Securities, Inc.
Mischler Financial Group, Inc.	Morgan Stanley	Penserra Securities LLC
Piper Sandler	R. Seelaus & Co., LLC	Ramirez & Co., Inc.
Raymond James	RBC Capital Markets	Roberts & Ryan
Scotiabank	Siebert Williams Shank	SMBC Nikko
TD Securities	Tigress Financial Partners	UBS Investment Bank
Wells Fargo Securities

January 19, 2024

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus and any pricing supplement and free writing prospectus we have authorized describing the terms of the specific notes being offered pursuant to this prospectus supplement. Neither we nor the agents or any of their affiliates have authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any pricing supplement or free writing prospectus that we may file with the Securities and Exchange Commission in connection with an offering. Neither we nor the agents or any of their affiliates take any responsibility for, and can provide no assurances as to the reliability of, any information that others may provide you. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any pricing supplement or free writing prospectus we have authorized, or the documents incorporated by reference herein and therein, is accurate as of any date other than their respective dates.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related pricing supplement are a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agents have authorized, nor do we or they authorize, the making of any offer of notes in any Member State of the EEA other than to EEA Qualified Investors.

IMPORTANT—EEA RETAIL INVESTORS—If the relevant pricing supplement in respect of any notes includes a legend entitled “Prohibition of Sales to EEA Retail Investors”, then such notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) to the extent so specified in the relevant pricing supplement, not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / target market—The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of such notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending such notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of such notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance

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Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the arranger nor the agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any related pricing supplement are a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agents have authorized, nor do we or they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

IMPORTANT—UNITED KINGDOM RETAIL INVESTORS—If the relevant pricing supplement in respect of any notes includes a legend entitled “Prohibition of Sales to UK Retail Investors”, then such notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); or (iii) to the extent so specified in the relevant pricing supplement, not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related pricing supplement and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this

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prospectus supplement, the accompanying prospectus, any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related pricing supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

UK MiFIR product governance / target market—The pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of such notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending such notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the arranger nor the agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

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Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered the offering of the notes under a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) under Registration No. 333-276600. From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement to offer the notes. You should read each of these documents and consider the information contained in the documents identified under the heading “Where You Can Final More Information” of the accompanying prospectus, which documents are incorporated by reference herein, before investing in the notes.

This prospectus supplement describes certain terms of the notes that we may offer and supplements the general information contained in the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that differs from the information in the accompanying prospectus.

Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description and terms of the notes that we are offering and additional terms of the offering. Such pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that differs from the information contained in this prospectus supplement or the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement, the accompanying prospectus and any pricing supplement and free writing prospectus to “Truist,” “we,” “us,” “our” or similar references mean Truist Financial Corporation. If we have used but not defined terms in this prospectus supplement, the accompanying prospectus and any pricing supplement and free writing prospectus, those terms have the meanings contained in the indentures described in this prospectus supplement.

All references in this prospectus supplement, the accompanying prospectus and any pricing supplement and free writing prospectus to “$” and “U.S. dollars” are to the currency of the United States; references to “€” and “euro” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union; references to “£,” “pounds sterling” or “sterling” are to the currency of the United Kingdom; and references to “Canadian dollars” are to the currency of Canada. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein has been prepared in accordance with generally accepted accounting principles in the United States.

RISK FACTOR SUMMARY

Your investment in the notes will involve certain risks. Set forth below is a summary of the risks associated with an investment in the notes that are discussed in more detail in this prospectus supplement under “Risk Factors” below.

•	We are a holding company, and as a result we are dependent on dividends from our subsidiaries to meet our obligations, including with respect to the notes.
•	The notes will be structurally subordinated to the debt of our subsidiaries.
•	Holders of the notes could be at greater risk of being structurally subordinated if we sell, convey or transfer substantially all of our assets to one or more of our majority-owned subsidiaries.
•	Holders of our debt, including the notes, and equity securities will absorb losses if we were to enter into a resolution.
•	The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.
•	There are no financial covenants and only limited restrictive covenants in the indenture.
•	The notes will have limited acceleration rights and holders of subordinated notes may be adversely impacted by acceleration of the senior notes.
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Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to June 6, 2022.

•	The subordinated notes will be subordinated in right of payment to all of our senior indebtedness.
•	The subordinated indenture governing the subordinated notes includes limited events of default.
•	You may not be able to sell your notes if an active trading market for the notes does not develop.
•	The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.
•	Changes in our credit ratings may affect the value of the notes.
•	Hedging activities may affect the return on and the value of the notes.
•	The amount of interest we may pay on the notes may be limited by state law.
•	Changes in laws and regulations, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.
•	If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low, and you will be exposed to reinvestment risk.
•	Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.
•	The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.
•	Historical rates are not an indication of future rates.
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The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

•	We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.
•	Conversion of interest rate may affect the market value of fixed/floating rate notes.
•	Floating rate notes bear additional risks.
•	Historical rates are not an indication of future rates.
•	There are potential conflicts of interest between investors in the notes and the calculation agent.
•	The regulation and reform of “benchmarks,” including CORRA, EURIBOR, SOFR and SONIA, may adversely affect the value of and return on notes linked to or referencing such “benchmarks.”
•	SOFR may be more volatile than other benchmark or market rates.
•	The interest rate on SOFR notes will be based on a compounded SOFR rate, which is relatively new in the marketplace.
•	Any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.
•	The secondary trading market for notes linked to SOFR may be limited.
•	SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.
•	The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

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Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

•	The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.
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Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

•	We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.
•	The market continues to develop in relation to SONIA as a base rate for floating rate notes.
•	The amount of interest payable on SONIA rate notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
•	SONIA or the SONIA Compounded Index may be modified or discontinued, which could adversely affect the return on, value of or market for SONIA rate notes.
•	The secondary trading market for SONIA rate notes may be limited.
•	Regulation, reform and the potential future discontinuation of EURIBOR may adversely affect the return on, value of and market for affected EURIBOR notes.
•	Discontinuance of EURIBOR in the future might adversely affect the value of investments in floating rate notes that reference EURIBOR.
•	CORRA may be more volatile than other benchmark or market rates.
•	The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.
•	Any failure of CORRA to gain market acceptance could adversely affect the CORRA notes.
•	The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
•	The secondary trading market for CORRA notes may be limited.
•	CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.
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Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

•	We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.
•	Investors in indexed notes could lose their investment.
•	The return on indexed notes may be less than the return on notes with a similar term that are not indexed.
•	The issuer of a security or currency that comprises an index or part of an index could take actions that may adversely affect an indexed note.
•	Investors in indexed notes will have no ownership of the underlying assets.
•	An indexed note may be linked to a volatile index, which investment could adversely affect your investment.
•	An index to which a note is linked could be changed or become unavailable.
•	Information about indices will not be indicative of future performance.
•	Pricing information about the assets underlying a relevant index may not be available due to time zone differences.
•	We may engage in hedging activities that could adversely affect an indexed note.
•	We may have conflicts of interest regarding an indexed note.
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An investment in a note denominated or payable in a currency other than your home currency is subject to currency-related risks; changes in currency exchange rates can be volatile and may adversely affect an investment in a note denominated or payable in a currency other than your home currency.

•	We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.
•	There are limited facilities for conversion of U.S. dollars into foreign currencies, and vice versa.
•	Notes denominated or payable in foreign currencies permit us to make payments in U.S. dollars if we are unable to obtain the specified currency and could adversely affect payments on your notes.
•	Judgments on foreign currency notes are subject to exchange rate fluctuations.

RISK FACTORS

Your investment in the notes will involve certain risks, not all of which are described in this prospectus supplement and the accompanying prospectus. In addition to the risk factors and other information concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our other filings which are incorporated by reference herein and in the accompanying prospectus, you should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

Risk Factors Related to the Notes Generally

We are a holding company, and as a result we are dependent on dividends from our subsidiaries to meet our obligations, including with respect to the notes.

As a holding company, our assets consist primarily of equity in our subsidiaries. As a result, even though the notes are our obligations, our ability to make payments on the notes depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to limitations contained in federal law and regulatory restrictions as well as the laws of the subsidiary’s state of incorporation. Each of these restrictions can reduce the amount of funds available to meet our obligations. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or other subsidiaries. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our subsidiaries also may choose to restrict dividend payments to us in order to increase their own capital or liquidity levels. Truist Bank also is subject to restrictions on their ability to lend to or transact with non-bank affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Further, we evaluate and manage liquidity on a legal entity basis, which may place legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us.

The notes will be structurally subordinated to the debt of our subsidiaries.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors (including, in the case of Truist Bank and our other banking subsidiaries, their depositors), unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these banking subsidiaries. Accordingly, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock.

Holders of the notes could be at greater risk of being structurally subordinated if we sell, convey or transfer substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell, convey or transfer all or substantially all of our assets to one or more of our direct or indirect majority-owned subsidiaries, under the indentures, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, third-party creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger, Sale, Conveyance and Lease.”

Additionally, under the LTD NPR (described below), we may be required to purchase eligible LTD (as defined below) issued by a subsidiary insured depository institution to facilitate its compliance with the long-term debt requirements. This would reduce the assets that we have available to pay our debts, including the notes.

Holders of our debt, including the notes, and equity securities will absorb losses if we were to enter into a resolution.

The rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

On August 29, 2023, the U.S. Federal banking agencies issued a notice of proposed rulemaking (the “LTD NPR”) proposing long-term debt requirements that, if adopted as proposed, would require covered bank holding companies, such as Truist, to issue and maintain minimum amounts of eligible LTD that satisfy certain requirements similar to those established for GSIBs. The LTD NPR also proposes requiring minimum amounts of eligible LTD to be maintained by insured depositary institutions (“IDIs”) that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets or are affiliated with IDIs that have at least $100 billion in consolidated assets, such as Truist Bank.

While we currently are not subject to the eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may be subject to the long-term debt requirements of such rules. As a result, we intend to qualify the notes as eligible LTD for purposes of the Federal Reserve Board’s total loss-absorbing capacity rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. If we were to enter into a resolution, holders of eligible LTD and other debt and equity securities of Truist will absorb our losses and the losses of our subsidiaries.

As a result, our losses and any losses incurred by our subsidiaries would be imposed first on holders of our equity securities and thereafter on our unsecured creditors, including holders of eligible LTD and other debt securities, such as the notes. Claims of holders of those securities would have a junior position to the claims of creditors of our subsidiaries and to the claims of priority (as determined by statute) and secured creditors of Truist.

Accordingly, in a resolution of Truist in bankruptcy or receivership, holders of eligible LTD and other debt securities of ours, including the notes, would realize value only to the extent available to us as a shareholder of Truist Bank and our other subsidiaries, and only after any claims of priority and secured creditors of Truist have been fully repaid.

If we were to approach, or enter into, a resolution, none of Truist, the Federal Reserve Board or the FDIC is obligated to follow our resolution strategy, and losses to holders of eligible LTD and other debt and equity securities of Truist, including the notes, under whatever strategy ultimately followed, could be greater than they might have been under our resolution strategy.

The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

The notes are not savings accounts, deposits or other obligations of a bank. The notes are not insured or guaranteed by the FDIC or any other governmental agency or any other person.

There are no financial covenants and only limited restrictive covenants in the indentures.

There are no financial covenants in the indentures. You are not protected under the indentures in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described under “Description of Notes—Consolidation, Merger, Sale, Conveyance and Lease.” Further, unless stated otherwise in the applicable pricing supplement, the indentures governing the notes contain very limited restrictive covenants and neither we, nor any of our subsidiaries, are restricted from incurring additional debt (including senior debt) or other liabilities, paying dividends on or issuing or repurchasing our securities, making investments in third parties, entering into transactions with affiliates, creating restrictions on the payment of dividends or other amounts to us from our subsidiaries, or selling assets or granting liens on assets (in each case, other than certain restrictions, as set forth in “Description of Notes—Restrictive Covenants under the Senior Indenture” and “Description of Notes—Consolidation, Merger, Sale, Conveyance and Lease”).

The notes will have limited acceleration rights and holders of subordinated notes may be adversely impacted by acceleration of the senior notes.

Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of notes, the indentures under which the notes will be issued provide that the only events of default will be insolvency events and, in the case of the senior notes, payment defaults that continue for 30 days. Any other default under or breach of the indentures or the notes will not give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such other default or breach occurs, neither the applicable trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes—that is, they will not be entitled to declare the principal of any notes to be immediately due and payable. For example, the bankruptcy, insolvency or reorganization of Truist Bank, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not constitute an event of default under either indenture.

The limitations on events of default and acceleration rights described in the prior paragraph do not apply with regard to our senior debt securities issued prior to June 6, 2022. Therefore, if certain defaults or breaches occur, holders of our senior debt securities issued prior to June 6, 2022 may be able to accelerate their securities so that such securities become immediately due and payable while the holders of notes may not be able to do so. See “—Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to the issue date of the Notes.” In such an event, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to pay, or to timely pay, obligations on the notes thereafter. These limitations on the rights and remedies with respect to the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of our outstanding senior debt securities issued prior to June 6, 2022.

All or substantially all of our outstanding senior debt securities issued prior to June 6, 2022 (the “existing senior debt securities”) provide acceleration rights for nonpayment of principal of, premium, if any, or interest on such securities and for certain events relating to our bankruptcy, insolvency or reorganization. The existing senior debt securities also provide acceleration rights for our failure to perform any other covenant or agreement (in the applicable senior indenture under which such existing senior debt securities were issued) for 90 days after we have received written notice of such failure, as well as for certain cross defaults on our or our subsidiaries’ indebtedness, certain events relating to the bankruptcy, insolvency or reorganization of Truist or any Principal Constituent Bank (as defined in the senior indenture) or their respective property, failure to make any sinking fund payment or the entry of certain final judgments or orders against us or any Principal Constituent Bank that are not discharged within 90 days of final entry thereof. In addition, the existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default (as defined the senior indenture) and acceleration rights become exercisable with respect to such nonpayment.

Under the terms of the senior indenture with respect to the senior notes, payment of the principal amount of the senior notes:

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may be accelerated only for (i) our failure to pay the principal of, premium, if any, or interest on the notes when due and payable and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to bankruptcy, insolvency or reorganization of us or our property; and

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may not be accelerated if (i) we fail to perform any covenant or agreement (other than nonpayment of principal, premium, if any, or interest) in the senior indenture, or (ii) for the bankruptcy, insolvency or reorganization of any Principal Constituent Bank.

As a result of these differing provisions, if we fail to perform any covenant or agreement (other than nonpayment of principal, premium, if any, or interest) that applies both to the senior notes and to any existing senior debt securities, or if certain cross defaults on our or our subsidiaries’ indebtedness occur, or if certain events of bankruptcy, insolvency or reorganization occur with respect to any Principal Constituent Bank, the senior trustee and the holders of the existing senior debt securities would have acceleration rights that would not be available to the senior trustee or the holders of the senior notes. In addition, if we fail to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable senior indenture under which such existing senior debt securities were issued), whereas, if we fail to pay the principal of the notes when due, the trustee and the holders of the senior notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the senior notes could adversely affect our ability to make timely payments on the senior notes thereafter. These limitations on the rights and remedies of holders of the senior notes could adversely affect the market value of the senior notes, especially during times of financial stress for us or our industry.

The subordinated notes will be subordinated in right of payment to all of our senior indebtedness.

The payment of the principal of and interest on the subordinated notes will, to the extent set forth in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness. The subordinated indenture does not limit or prohibit the amount of indebtedness, including senior indebtedness, that Truist or any of its subsidiaries may incur. In addition, the subordinated notes may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The subordinated indenture governing the subordinated notes includes limited events of default.

Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, the holders of subordinated notes will have no right to accelerate the maturity of the subordinated notes in the event we fail to pay interest on any subordinated note, fail to perform any other obligation under any subordinated note or in the subordinated indenture, or default under any other securities issued by us. An event of default with respect to the subordinated notes, unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, will occur only in the event of a receivership, insolvency, liquidation, or similar proceeding involving Truist.

You may not be able to sell your notes if an active trading market for the notes does not develop.

There is currently no secondary market for any of the notes and, unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange. We cannot assure you that a trading market for your notes will ever develop or be maintained if developed. The agents currently intend to make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce your ability to sell the notes and the price you may be able to realize in a sale.

The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.

If a trading market develops for the notes, the trading market for, and market value of, the notes may be affected by a number of factors. These factors include, but are not limited to:

•	our financial performance;

•	the level of liquidity of the notes;

•	any redemption or repayment features of the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	our credit ratings or credit spreads and any actual or anticipated changes thereto;

•	any market-making activities with respect to the notes;

•	the market for similar securities; and

•	the level, direction, and volatility of market interest rates generally and of particular base rates applicable to any notes, whether actual or anticipated.

As a result of these factors, you may not be able to sell your notes at a price you believe is appropriate or that is above the price you paid for the notes.

Changes in our credit ratings may affect the value of the notes.

Credit ratings are an assessment by a third party credit ratings service of our ability to pay our obligations as they become due and the default risks of the notes. Consequently, changes in our credit ratings or outlook, including anticipated changes, may affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings or outlook may not change the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Hedging activities may affect the return on and value of the notes.

At any time, we or our affiliates may engage in hedging activities contemporaneously with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the stated maturity of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Changes in laws and regulations, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.

The terms and conditions of the notes and the indentures are based on the laws of the State of New York and all applicable U.S. federal laws and regulations. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the State of New York or of the United States or administrative practice after the date of this prospectus supplement. In addition, the financial services industry is highly regulated, and we have experienced changes and increased complexity in regulatory requirements as governments and regulators around the world continue major reforms intended to strengthen the stability of the financial system and protect key markets and participants. As a result, there is the potential for higher capital requirements and increased regulatory and compliance costs which could lower our returns and affect our growth. Failure to comply with applicable legal and regulatory requirements may result in litigation, financial losses, regulatory sanctions, enforcement actions, an inability to execute our business strategies, a decline in investor and customer confidence and harm to our reputation.

There are potential conflicts of interest between investors in the notes and the calculation agent.

The calculation agent will, among other things, decide the amount, if any, of the return paid to investors on the notes. We or an affiliate of ours may assume the duties of the calculation agent for the notes. The calculation agent will exercise its discretion and judgment in performing its duties and is, in certain circumstances, entitled to act exclusively as directed by us or our designee, which may be our affiliate. Accordingly, references in this prospectus supplement or any applicable pricing supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee, which may be our affiliate. In making any required determinations, potential conflicts of interest may exist between the calculation agent (which may be our affiliate) and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Absent manifest error, all determinations by the calculation agent, including those made at our or our designee’s direction, will be final and binding on investors, without any liability on our part. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of any such determinations.

If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low, and you will be exposed to reinvestment risk.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. In addition, if your notes are subject to mandatory redemption or to conditions outside your control, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Although your notes may contain make-whole provisions designed to compensate you for the lost value of your notes if we redeem your notes prior to the stated maturity, the make-whole provisions are only an approximation of this lost value and may not adequately compensate you. Any decision we may make at any time to redeem any notes that are redeemable at our option will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. The existence of our redemption right also may adversely impact the market value of or your ability to sell your notes as the optional redemption date or period approaches. During any period when we may redeem the notes, or during which there is an actual or perceived increased likelihood that we may elect to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed.

Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

Any right of ours to redeem any subordinated notes is subject to any limitations established by the Federal Reserve Board. We may not redeem subordinated notes without having received the prior approval of the Federal Reserve Board or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the subordinated notes that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve Board and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve Board may change these factors at any time.

Risk Factors Related to a Particular Issue of Notes

Risks Relating to Fixed Rate Reset Notes

The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

The interest on fixed rate reset notes will reset periodically and the interest or rate for each interest period will equal the reset reference rate specified in the applicable pricing supplement adjusted by a spread and/or spread multiplier, as applicable. Therefore, after the interest rate resets, the interest rate could be less than the fixed rate for the initial interest period and any subsequent interest rate, if applicable, may be less than a prior rate. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

Historical rates are not an indication of future rates.

In the past, the reset reference rates that may be used for the fixed rate reset notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the reset reference rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable reset reference rate is not an indication that such reset reference rate is more or less likely to increase or decrease at any time, and you should not take the historical reset reference rate levels as an indication of future levels.

The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

Under the circumstances described herein under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates for Fixed Rate Reset Notes—U.S. Treasury Rate,” the interest rate for a series of fixed rate reset notes for which the reset reference rate is the U.S. treasury rate will be determined using an alternative method to determine the applicable U.S. treasury rate or, if a rate substitution event has occurred with respect to the applicable U.S. treasury rate, using a replacement rate. If the interest rate on such a series of notes is determined by using such an alternative method or replacement rate, such alternative method or replacement rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such notes if the reset reference rate had been determined using the first method for determining the applicable U.S. treasury rate specified under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates for Fixed Rate Reset Notes—U.S. Treasury Rate.” If a rate substitution event has occurred and it is determined there is no industry-accepted successor rate to the applicable treasury rate (or then-applicable replacement rate), the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.

If we or our designee (as defined under “Description of Notes—General”) determines that the applicable treasury rate cannot be determined in the manner set forth under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates for Fixed Rate Reset Notes—U.S. Treasury Rate,” the terms of the applicable fixed rate reset notes expressly authorize us or our designee to determine whether there is an industry-accepted successor rate to the applicable treasury rate and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate and the use thereof as the rate used to determine the interest rate on such fixed rate reset notes. If we or our designee determines that there is no such industry-accepted successor rate, then the interest rate for the applicable reset period will be (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period, and such rate could remain in effect for so long as such fixed rate reset notes are outstanding.

Certain of these determinations, and other related determinations described in this prospectus supplement, may require the exercise of discretion and the making of subjective judgments by us or our designee. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to interests of investors in fixed rate reset notes, and such determinations may adversely affect the return on, value of and market for the fixed rate reset notes.

Risks Relating to Fixed/Floating Rate Notes

Conversion of interest rate may affect the market value of fixed/floating rate notes.

Certain fixed/floating rate notes may bear interest at a rate that we may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Our ability to convert the interest rate will affect the secondary market and the market value of the notes since we may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If we convert from a fixed rate to a floating rate, the spread on the fixed/floating rate notes may be less favorable than then-prevailing spreads on comparable floating rate notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other notes. If we convert from a floating rate to a fixed rate, the fixed rate may be lower than then-prevailing rates on the notes and any such change may have a significant adverse effect on the market value of the notes.

Risks Relating to Floating Rate Notes

Floating rate notes bear additional risks.

For notes that bear interest at a variable or floating rate with respect to any interest period, there will be additional risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates, which may be volatile over time, could result in investors receiving an amount of interest that is lower than expected and/or could cause a decline in the market value of the notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, floating rate notes. Volatility of rates may adversely impact the return on or market value of such floating rate notes.

If the notes are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features. No interest will accrue on variable rate notes for which the applicable floating rate specified in the applicable pricing supplement is zero for the applicable interest period. Variable interest rates, by their nature, fluctuate and may be equal to or less than 0.0% unless otherwise provided for in the applicable pricing supplement.

Historical rates are not an indication of future rates.

In the past, the base rates or “benchmarks” that may be used for the floating rate notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the applicable base rate are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable base rate is not an indication that such base rate is more or less likely to increase or decrease at any time. Future performance of a base rate may bear little or no relation to the historical actual or historical indicative base rate data. Prior observed patterns, if any, in the behavior of market variables and their relation to the base rate, such as correlations, may change in the future. In addition, to the extent that any pre-publication historical data is published with respect to a base rate, production of such historical indicative data inherently involves assumptions, estimates and approximations. No future performance of any base rate may be inferred from any of the historical actual or historical indicative base rate data and may bear little or no relation to the historical actual or historical indicative base rate data. Changes in the levels of any “benchmark” index may affect the return on notes based on or linked to such “benchmark” and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.

The regulation and reform of “benchmarks,” including CORRA, EURIBOR, SOFR and SONIA, may adversely affect the value of and return on notes linked to or referencing such “benchmarks.”

Various base rates and other indices that are deemed to be “benchmark” rates, including CORRA, EURIBOR, SOFR and SONIA, and other rates and indices described herein are deemed to be “benchmark” rates and are the subject of ongoing national and international regulatory review and reform. Some of these reforms are already effective, while others are still to be implemented or formulated. These reforms may cause such benchmarks to perform differently than they performed in the past, to be discontinued entirely or have other consequences that cannot be predicted. Any such consequences could have a material adverse effect on any notes linked to or referencing such a “benchmark.”

Any of the international or national reforms (including any proposals for reform), or the general increase in regulatory scrutiny of “benchmarks,” could increase the costs and risks of administering or participating in the setting of a “benchmark” and complying with such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” triggering changes in the rules or methodologies used in certain “benchmarks,” leading to the discontinuance or unavailability of quotes of certain “benchmarks” and/or having other effects on certain “benchmarks.” Additionally, the implementation of any benchmark-related reforms might, among other things, affect the volatility of the published rate or level of the benchmark and/or cause such benchmarks to perform differently than in the past.

To the extent interest payments on a note are linked to or reference a specific benchmark that is discontinued or is no longer quoted, the applicable base rate will be determined using the alternative methods described in “Description of Notes—Floating Rate Notes—Base Rates.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on those notes if the relevant benchmark was available in its current form. Further, the same costs and risks that may lead to the discontinuation or unavailability of a benchmark may make one or more of the alternative methods impossible or impracticable to determine. With respect to certain of the base rates described herein, if the benchmark were discontinued or unavailable but a replacement rate cannot be determined under such alternative methods, the final alternative method, or fallback provision, may set the interest rate for an interest period at the same rate as the immediately preceding interest periods, effectively converting a floating rate note into a fixed rate instrument.

Regulation (EU) 2016/1011 (as amended, the “Benchmarks Regulation”), subject to certain transitional provisions applies to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark within the European Union and, as it forms part of domestic law of the United Kingdom by virtue of the EUWA, the United Kingdom (in the United Kingdom, the “United Kingdom Benchmarks Regulation”). Among other things, it (i) requires benchmark administrators to be authorized or registered with the relevant authority (or, if non-European Union and non-United Kingdom-based, to be subject to an equivalent regime or otherwise recognized or endorsed by the relevant authority) and (ii) prevents certain uses by European Union-supervised and United Kingdom-supervised entities (as defined in the Benchmarks Regulation or, in the United Kingdom, the United Kingdom Benchmarks Regulation) of benchmarks of administrators that are not authorized or registered by the relevant authority (or, if non-European Union or non-United Kingdom based, not deemed equivalent or recognized or endorsed by the relevant authority).

The Benchmarks Regulation as it forms part of domestic law by virtue of the EUWA and as amended by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 has applied in the United Kingdom since the end of the Brexit transition period on December 31, 2020 (the “UK Benchmarks Regulation”). The UK Benchmarks Regulation, among other things, applies to the provision of benchmarks and the use of benchmarks in the United Kingdom. Similarly, it prohibits the use in the United Kingdom by UK supervised entities of benchmarks of administrators that are not authorized by the UK’s Financial Conduct Authority or registered on the Financial Conduct Authority register (or, if non-UK based, not deemed equivalent or recognized or endorsed).

Any of the foregoing may have a material adverse effect on the trading market for, market price of, and return on, such notes. You should consult your own independent financial adviser and make your own assessment about the potential risks imposed by any of the international or national reforms of benchmarks in making any investment decision with respect to any notes referencing a benchmark.

Risks Relating to SOFR Notes

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on, value of and market for SOFR notes may fluctuate more than floating rate securities that are linked to less volatile rates.

The interest rate on SOFR notes will be based on a compounded SOFR rate, which is relatively new in the marketplace.

Publication of SOFR began in April 2018 and publication of the SOFR Index began in March 2020, and, therefore, each has a limited history. The interest rate on SOFR notes for each interest period will be based on compounded SOFR, which is calculated based on SOFR or the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Floating Rate Notes—Base Rates—SOFR” or in the applicable pricing supplement, and not by using SOFR published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to SOFR or the SOFR Index, as applicable, will be less than one, resulting in a reduction to compounded SOFR used to calculate the interest payable on SOFR notes on the interest payment date for such interest period.

In addition, the method of calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the use of the specific formula for compounded SOFR used in SOFR notes may not be widely adopted by other market participants, if at all. You should review carefully the specific calculation methodology for compounded SOFR described herein or specified in the applicable pricing supplement for any offering of SOFR notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of SOFR notes.

Any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.

SOFR may fail to maintain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“U.S. dollar LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (“repo”) market. However, as a rate based on transactions secured by U.S. treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR.

Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of SOFR notes and the price at which you can sell such SOFR notes. In addition, investors in SOFR notes may not be able to sell those notes at all or may not be able to sell those notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Additionally, as of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of SOFR notes.

The secondary trading market for notes linked to SOFR may be limited.

If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to SOFR notes, an established trading market for SOFR notes may never develop or may be less liquid, and therefore the trading price of SOFR notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of SOFR notes may be lower than those of later-issued securities that are based on SOFR. Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR notes.

SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.

SOFR and the SOFR Index each are published by the Federal Reserve Bank of New York based on data received from sources other than us, and we have no control over their availability, determination, calculation or publication. The Federal Reserve Bank of New York (or a successor), as administrator of SOFR and the SOFR Index, may make methodological or other changes that could change the value of SOFR or the SOFR Index, as applicable, including changes related to the calculation method, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR or the SOFR Index. In addition, the administrator may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR or the SOFR Index in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR or the SOFR Index. There can be no assurance that SOFR or the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in SOFR notes. If the manner in which either SOFR or the SOFR Index, as applicable, is calculated is changed or if either of SOFR or the SOFR Index, as applicable, is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on SOFR notes, which could adversely affect the return on and market for such notes. For purposes of the formula used to calculate interest with respect to SOFR notes, SOFR in respect of a particular date or interest period, as applicable, will not be adjusted for any modifications or amendments to SOFR data or the SOFR Index, as applicable, that the administrator of SOFR may publish after the interest rate on SOFR notes for that day or period has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Unless otherwise specified in the applicable pricing supplement, the level of compounded SOFR applicable to a SOFR note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined near the end of such interest period. Therefore, you will not know the amount of interest payable with respect to each particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity and value of such notes.

Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

If we or our designee determines that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below) have occurred with respect to SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Floating Rate Notes—Base Rates—SOFR.” After such an event, interest on such notes will no longer be determined by reference to SOFR, but instead be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Floating Rate Notes—Base Rates—SOFR—Effect of a Benchmark Transition Event—Compounded SOFR.”

In addition, the terms of SOFR notes will expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on SOFR notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of SOFR notes in connection with a Benchmark Transition Event could adversely affect the value of SOFR notes, the return on SOFR notes and the price at which you can sell such SOFR notes. Any determination, decision or election described above will be made in our or our designee’s sole discretion.

The terms of SOFR notes will provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

The benchmark transition provisions also will provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis. There is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR, or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on such notes. Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR or the SOFR Index, the rate of interest on the applicable SOFR notes will thereafter be determined by reference to the applicable Benchmark Replacement. In each case, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the applicable SOFR notes may be adversely affected.

Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

Under the terms of SOFR notes, if SOFR or the SOFR Index, as applicable, is not published on the Federal Reserve Bank of New York’s website on a relevant SOFR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be determined using the applicable alternative method described under “Description of Notes—Floating Rate Notes—Base Rates—SOFR.”

We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to SOFR notes as further described below under “Description of Notes—Floating Rate Notes—Base Rates—SOFR” that may adversely affect the value of, return on and market for those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Floating Rate Notes—Base Rates—SOFR—Effect of a Benchmark Transition Event—Compounded SOFR,” and we or our designee can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, in our sole discretion, or the calculation agent or other designee will be conclusive for all purposes and binding on us and holders of SOFR notes absent manifest error. In making these potentially subjective determinations, we, the calculation agent or other designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on SOFR notes. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we, the calculation agent or other designee are likely to exercise more discretion in respect of calculating interest payable on SOFR notes than would be the case in the absence of a Benchmark Transition Event.

Risks Relating to SONIA Rate Notes

The market continues to develop in relation to SONIA as a base rate for floating rate notes.

The interest rate on SONIA rate notes for each interest period will be based on the compounded SONIA rate, which is calculated by reference to the SONIA rate or the SONIA Compounded Index published by the

Bank of England according to the specific formula described under “Description of Notes—Floating Rate Notes—Base Rates—SONIA Rate” or in the applicable pricing supplement, rather than the SONIA rate published on or in respect of a particular date during such interest period or an average of SONIA rates during such period. The compounded SONIA rate differs from the Sterling London interbank offered rate (“Sterling LIBOR”) in a number of material respects, including (without limitation) that the compounded SONIA rate is a backwards-looking, compounded, risk-free overnight rate, whereas Sterling LIBOR has been expressed on the basis of a forward-looking term and incorporates a credit risk-element based upon inter-bank lending. As such, investors should be aware that Sterling LIBOR and SONIA might behave materially differently as base rates for notes. The use of SONIA as a reference rate for debt instruments continues to develop, and is subject to change and development, both in terms of the substance of the calculation and in the development and adoption of market infrastructure for the issuance and trading of debt securities referencing SONIA.

Accordingly, prospective investors in any notes referencing the compounded SONIA rate should be aware that the market continues to develop in relation to SONIA as a reference rate in the capital markets, and its adoption as an alternative to Sterling LIBOR. For example, the SONIA Compounded Index was not published until August 2020 and, accordingly, the compounded SONIA rate derived from the SONIA Compounded Index has not historically been a rate commonly used in the market for calculating interest rates. In the context of backwards-looking SONIA rates, market participants and relevant working groups (including ICE Benchmark Administration Limited, Reuters and FTSE Russell) have developed forward-looking “term” SONIA reference rates (which seek to measure the market’s forward expectation of an average SONIA rate over a designated term). The adoption of SONIA has already seen component inputs into Sterling swap rates or other composite rates transferring from Sterling LIBOR or another reference rate to SONIA.

The market or a significant part thereof may adopt an application of SONIA that differs significantly from that applicable to SONIA rate notes as described under “Description of Notes—Floating Rate Notes—Base Rates—SONIA Rate” or in the applicable pricing supplement. In addition, we may in the future issue SONIA rate notes that differ materially in terms of interest determination when compared with any previous SONIA rate notes issued by us. The continuing development of the compounded SONIA rate as a base rate for the capital markets, as well as continued development of SONIA-based rates for such market and the market infrastructure for adopting such rates, might result in reduced liquidity or increased volatility or might otherwise affect the market price of any SONIA rate notes from time to time.

In addition, the manner of adoption or application of SONIA reference rates in the eurobond market might differ materially compared with the application and adoption of SONIA in other markets, such as the derivatives and loan markets. You should carefully consider how any mismatch between the adoption of SONIA reference rates across these markets might impact any hedging or other financial arrangements that they might put in place in connection with any acquisition, holding or disposal of investments in notes referencing compounded SONIA.

The amount of interest payable on SONIA rate notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Interest on SONIA rate notes is only capable of being determined immediately or shortly prior to the relevant interest payment date. It might be difficult for investors in SONIA rate notes to estimate reliably the amount of interest that will be payable on such notes, and some investors might be unable or unwilling to trade such notes without changes to their information technology systems, both of which might adversely impact the liquidity of such notes. Further, if SONIA rate notes become due and payable as a result of an event of default, or are otherwise redeemed early on a date other than an interest payment date, then the interest rate payable for the final interest period in respect of such notes shall only be determined immediately or shortly prior to the date on which such notes become due and payable.

SONIA or the SONIA Compounded Index may be modified or discontinued, which could adversely affect the return on, value of or market for SONIA rate notes.

SONIA and the SONIA Compounded Index are published by the Bank of England based upon data from other sources, and we have no control over their determination, calculation or publication. There can be no guarantee that SONIA and the SONIA Compounded Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in notes that reference SONIA. If the manner in which SONIA and/or the SONIA Compounded Index is calculated is changed, then that change might result in a reduction of the amount of interest payable on the relevant notes and the trading prices of investments in such notes. Furthermore, to the extent the SONIA Compounded Index is no longer published, the applicable rate to be used to calculate the interest rate on SONIA rate notes will be determined using the alternative methods described under “Description of Notes—Floating Rate Notes—Base Rates—SONIA Rate—Fallback Provisions for SONIA Rate Notes specifying calculation method as being Compounded Index Convention” or the applicable pricing supplement. Such alternative methods might result in interest payments that are lower than, or do not otherwise correlate over time with, the payments that would have been made on such notes if SONIA and/or the SONIA Compounded Index had been provided by the Bank of England in its current form. In addition, the use of such alternative methods might also result in a fixed interest rate being applied to the relevant notes.

The secondary trading market for SONIA rate notes may be limited.

Since SONIA is a relatively new market index, SONIA rate notes might have no established trading market when issued, and an established trading market might never develop or might not be very liquid. Market terms for debt securities indexed to SONIA, such as the spread over the index reflected in interest rate provisions, might evolve over time and, as a result, the market price of an investment in SONIA-linked securities might be lower than those of later-issued debt securities that are linked to SONIA. Similarly, if SONIA does not prove to be widely used in debt securities that are similar or comparable to SONIA rate notes, then the market price of an investment in SONIA rate notes might be lower than that of debt securities that are linked to rates that are more widely used. An investor in SONIA rate notes might not be able to sell their investment in such notes at all or at a price that will provide such investor a yield comparable to similar investments that have a developed secondary market and, thus, such investor might suffer from increased pricing volatility and market risk with respect to its investment in such notes.

Risks Relating to EURIBOR Notes

Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for affected EURIBOR notes.

Various “benchmark” rates have been the subject of regulatory review and guidance, which has resulted in regulatory reform and/or changes to certain benchmarks. See “The regulation and reform of ‘benchmarks,’ including CORRA, EURIBOR, SOFR and SONIA and other base rates or indices described herein, may adversely affect the value of and return on notes linked to or referencing such ‘benchmarks.’”

Although EURIBOR has been reformed in order to comply with the terms of the Benchmarks Regulation, it remains uncertain as to how long it will continue in its current form, or whether it will be further reformed or replaced with an alternative benchmark. In January 2021, the euro risk-free rate working group set out a set of guiding principles for fallback provisions in new euro denominated cash products (including bonds). In May 2021, the working group published recommendations that follow these guiding principles relating to fallback trigger events and fallback rates for contracts and financial instruments referring to EURIBOR, including the use of the euro short-term estimated rate (“€STR”), which is a risk-free rate that has been published by the European Central Bank since October 2019, as a replacement rate for EURIBOR in the event EURIBOR were discontinued or no longer representative.

It is not possible to predict with certainty whether, and to what extent, EURIBOR will continue to be supported going forward or the further effect of any changes in the methodologies pursuant to which EURIBOR rates are determined or any other reforms to or other proposals affecting EURIBOR that will be enacted in the United Kingdom, the EU or elsewhere, each of which may adversely affect the market price of and return on any notes linked to, referencing EURIBOR.

Discontinuance of EURIBOR in the future might adversely affect the value of investments in floating rate notes that reference EURIBOR.

To the extent that EURIBOR is discontinued or no longer published or we determine that another Benchmark Event (as defined under “Description of Notes—Floating Rate Notes—Base Rates—SONIA Rate—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA”) has occurred, then we will use reasonable efforts to appoint an Independent Financial Adviser for the determination (with our agreement) of a successor rate or, if we and the Independent Financial Adviser agree that there is no successor rate, an alternative rate and, in either case, an adjustment spread (the “benchmark discontinuation provisions”) for the relevant notes, as described more fully under “Description of Notes—Floating Rate Notes—Base Rates—SONIA Rate—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA.”

The consent or approval of the holders of notes is not required in the case of benchmark discontinuation provisions to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any interest amount in respect of the notes or for any other variation of the terms of the notes and/or the indentures that we required to be made in the circumstances described in the benchmark discontinuation provisions. Any such amendment made pursuant to the benchmark discontinuation provisions could have unexpected commercial consequences and there can be no assurance that, due to the particular circumstances of each holder, any such amendment will be favorable to each holder.

In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and our involvement and/or the involvement of an Independent Financial Adviser in accordance with the benchmark discontinuation provisions, the relevant benchmark discontinuation provisions may not operate as intended at the relevant time. The benchmark discontinuation provisions in respect of EURIBOR would result in EURIBOR being replaced with a backward-looking €STR rate in accordance with the recommendation of the euro risk-free rate working group in May 2021. More generally, however, any of the above matters or any other significant change to the setting or existence of EURIBOR or SONIA could have a material adverse effect on the value or liquidity of, and the amount payable under, relevant notes. No assurance may be provided that relevant changes will not be made to EURIBOR or SONIA and/or that such benchmarks will continue to exist. Investors should consider these matters and make their own assessment about the potential risks imposed by benchmark reforms and investigations when making their investment decision with respect to the notes.

If no successor or alternative reference rate is identified or selected in accordance with the benchmark discontinuation provisions, then the rate of interest on EURIBOR notes will be determined by fallback provisions that are dependent in part upon the provision by major banks in the interbank markets of offered rates for deposits in Euro and the availability of such rates information at the relevant time and may in certain circumstances result, to the extent that other fallback provisions are not applicable, in the effective application of a fixed rate based on the rate which applied in the previous period when EURIBOR was available, in effect resulting in such notes becoming a fixed rate note.

Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes if EURIBOR were available in its current form. Additionally, if EURIBOR or any other relevant benchmark rate is discontinued or no longer published, there can be no assurance that the applicable fallback provisions under any related swap agreements would operate so as to ensure that the benchmark rate used to determine payments under any related swap agreements is the same as that used to determine interest payments under the notes.

Risks Relating to CORRA Notes

CORRA may be more volatile than other benchmark or market rates.

Daily changes in CORRA have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as Canadian dollar offered rate (“CDOR”), during corresponding periods. In addition, although changes in compounded CORRA generally are not expected to be as volatile as changes in CORRA on a daily basis, the return on, value of and market for the CORRA notes may fluctuate more than floating rate securities with interest rates based on less volatile rates.

The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.

The Bank of Canada has been the administrator of CORRA since June 2020 and commenced publishing the CORRA Compounded Index in April 2021 and, therefore, CORRA has a limited history. The interest rate on CORRA notes for each interest period will be based on a compounded CORRA rate determined on the basis of Compounded Daily CORRA, not the CORRA rate published on or in respect of a particular date during such interest period or an average of CORRA rates during such period. For this and other reasons, the interest rate on the notes during any interest period will not necessarily be the same as the interest rate on other CORRA-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the CORRA rate in respect of a particular date during an interest period is negative, the portion of the accrued interest compounding factor specifically attributable to such date will be less than one, resulting in a reduction to the accrued interest compounding factor used to calculate the interest payable on the notes on the interest payment date for such interest period.

In addition, limited market precedent exists for securities that use CORRA as the interest rate, and the method for calculating an interest rate based upon CORRA in those precedents varies. Accordingly, the specific formula for the daily compounded CORRA rate used in the notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for compounded CORRA described herein and specified in the applicable pricing supplement and such CORRA notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of such notes.

Any failure of CORRA to gain market acceptance could adversely affect the CORRA notes.

As a rate based on transactions secured by Government of Canada treasury bills and bonds, CORRA does not measure unsecured corporate credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of corporations. This may mean that market participants would not consider CORRA a suitable substitute or successor for CDOR, which may, in turn, lead to lessened market acceptance of CORRA. To the extent market acceptance for CORRA as a benchmark for floating rate notes declines, the return on and value of the CORRA notes and the price at which investors can sell the CORRA notes in the secondary market could be adversely affected. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

In addition, the market continues to develop in relation to CORRA as a base rate for floating rate notes. As of the date of this prospectus supplement, market participants and relevant working groups still are exploring alternative reference rates based on different applications of CORRA, including term CORRA rates (which seek to measure the market’s forward expectation of an average CORRA rate over a designated term). The market or a significant part thereof may adopt an application of CORRA (including compounded CORRA) that differs significantly from that used in relation to the CORRA notes, which could result in reduced liquidity or otherwise affect the market price of the notes. Further, the methodology for calculating compounded CORRA for other floating rate notes that we may issue may change and we may in the future issue other floating rate notes referencing CORRA or compounded CORRA that differ materially in terms of interest determination when compared with any previous CORRA notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.

Multiple market conventions with respect to the implementation of CORRA as a base rate for floating rate notes or other securities may develop. Accordingly, the specific formula and related conventions used for the CORRA notes may not be widely adopted by other market participants, if at all. Adoption of a different method by the market with respect to these determinations could adversely affect the return on, value of and market for the CORRA notes. Furthermore, the methodology for calculating compounded CORRA for other floating rate notes that we may issue may change, and we may in the future issue other floating rate notes referencing CORRA or compounded CORRA that differ materially in terms of interest determination when compared with any previously-issued CORRA notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.

Additionally, the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in floating rate debt securities markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on CORRA across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the CORRA notes.

The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Unless otherwise specified in the applicable pricing supplement, the level of compounded CORRA applicable to a CORRA note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the interest determination date for such interest period. Because each such date is near the end of each relevant interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity of such notes.

The secondary trading market for CORRA notes may be limited.

If CORRA does not prove to be widely used as a benchmark in securities that are similar or comparable to CORRA notes, an established trading market for the CORRA notes may never develop or may be less liquid, and therefore the trading price of CORRA notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to CORRA, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of CORRA notes may be lower than those of later-issued securities that are based on CORRA. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for CORRA notes for which the applicable interest rate for an interest period is determined at or prior to the beginning of such interest period, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of CORRA during the interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade CORRA notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of CORRA notes.

CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.

The Bank of Canada may make methodological or other changes that could change the value of CORRA, including changes related to the method by which CORRA is calculated, eligibility criteria applicable to the transactions used to calculate CORRA, or timing related to the publication of CORRA. In addition, CORRA is published by the Bank of Canada based on data received from sources other than us, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of CORRA. If the manner in which CORRA is calculated is changed, that change may result in a reduction of the amount of interest payable on the CORRA notes, which may adversely affect the trading prices of the CORRA notes. The administrator of CORRA may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of CORRA in its sole discretion and without notice and has no obligation to consider the interests of investors in the CORRA notes in calculating, withdrawing, modifying, amending, suspending or discontinuing CORRA. For purposes of the formula used to calculate interest with respect to CORRA notes, CORRA in respect of a particular date will not be adjusted for any modifications or amendments to CORRA data that the administrator of CORRA may publish after the interest rate on CORRA notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

There can be no assurance that CORRA will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in CORRA notes. If the manner in which CORRA is calculated is changed or if CORRA is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on CORRA notes, which could adversely affect the return on, value of or market for such CORRA notes.

Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

If we or our designee determines that an Index Cessation Event and an Index Cessation Effective Date have occurred with respect to CORRA, then the Applicable Fallback Rate will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Floating Rate Notes—Base Rates—CORRA.” After such an event, interest on such notes will no longer be determined by reference to CORRA, but instead be determined by reference to the Applicable Fallback Rate.

The terms of the CORRA notes provide for alternative rates to be used to determine the rate of interest on any notes referencing CORRA if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to compounded CORRA. The composition and characteristics of the Applicable Fallback Rates may not be the same as those of CORRA and, accordingly, such fallback rates may not be a suitable replacement or successor for CORRA.

Additionally, the alternative rates for CORRA notes are uncertain. In particular, the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor, has not been established as of the date hereof. Uncertainty with respect to market conventions related to the calculation of fallback rates and whether any alternative rate is a suitable replacement or successor for CORRA, may adversely affect the value of, return on and trading market for CORRA notes.

There is no assurance that the characteristics of any of the alternative base rates for CORRA will be similar to those prior to the date an Index Cessation Event occurs, or that any such alternative rate will produce the economic equivalent of CORRA as a base rate for interest on the CORRA notes. Although the CORRA fallback provisions provide for term and spread adjustments to the Applicable Fallback Rate and other rates in order to attempt to make the resulting rate comparable to CORRA, such adjustments will not necessarily make the alternative rate equivalent to CORRA.

We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the CORRA notes as further described below under “Description of Notes—Floating Rate Notes—Base Rates—CORRA—Effect of an Index Cessation Event—CORRA” that may adversely affect the value of, return on or trading market for those notes. In particular, if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to CORRA notes, the Applicable Fallback Rate and related adjustment to such rate will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Floating Rate Notes—Base Rates—CORRA—Effect of an Index Cessation Event—CORRA,” and we or our designee can make certain changes and adjustments in connection with the implementation of the Applicable Fallback Rate and other terms and provisions of the CORRA notes.

Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as the occurrence or non-occurrence of an Index Cessation Event or with respect to the Applicable Fallback Rate and related adjustments or changes, any adjustment factor needed to make such substitute or successor base rate comparable to CORRA, the business day convention, the definition of business day, the interest determination date to be used and any other relevant methodology for calculating such substitute or successor base rate. Additionally, if one of our affiliates is the calculation agent for the CORRA notes, we or our affiliate will make determinations with respect to the CORRA notes as specified in this prospectus supplement or the applicable pricing supplement and may have discretion in calculating the amounts payable in respect of such notes. Any determination, decision or election that may be made by us, or our designee pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, in or sole discretion, or the calculation agent or other designee will be conclusive for all purposes and binding on us and holders of the CORRA notes absent manifest error. In making these potentially subjective determinations, we, the calculation agent or other designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the CORRA notes. Because the continuation of CORRA on the current basis cannot and will not be guaranteed, and because the Applicable Fallback Rate may be uncertain, we, the calculation agent or other designee are likely to exercise more discretion in respect of calculating interest payable on CORRA notes than would be the case in the absence of an Index Cessation Event.

Risks Relating to Indexed Notes

Investors in indexed notes could lose their investment.

The amount of any principal and/or interest payable on an indexed note and the cash and/or physical settlement value (if so indicated in the applicable pricing supplement) will be determined by reference to the price, value or level of one or more securities, currencies, commodities, indices, exchange traded funds or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of any principal and/or interest payable on an indexed note, and the cash and/or physical settlement value of an indexed note. The terms of a particular indexed note may or may not provide a fixed return of a percentage of the principal amount at the stated maturity or a minimum interest rate. Thus, if you purchase a particular indexed note that does not provide a fixed return of the principal amount or other amount, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The return on indexed notes may be less than the return on notes with a similar term that are not indexed.

Certain indexed notes provide for the repayment of principal at the stated maturity, subject to our credit risk. Depending on the terms of an indexed note, as specified in the applicable pricing supplement, you may not receive any periodic interest payments or you may receive only very low payments on such indexed note. As a result, the overall return on such indexed note may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed note in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate. For indexed notes that do not provide for the repayment of principal at the stated maturity, see “—Investors in indexed notes could lose their investment.”

The issuer of a security or currency that comprises an index or part of an index could take actions that may adversely affect an indexed note.

The issuer of a security that comprises an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. Such an issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder of the indexed note. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the note. See “—Risks Relating to Foreign Currency Notes” for more information about these kinds of government actions.

Investors in indexed notes will have no ownership of the underlying assets.

Investing in an indexed note will not entitle a holder to any direct or indirect ownership or entitlement to the underlying assets, except as specified in the applicable pricing supplement. A holder will not be entitled to the rights and benefits of a holder of the underlying assets, including any right to receive any underlying assets, any distributions or dividends on the underlying assets, or to vote at or attend any meetings of holders of the underlying assets.

An indexed note may be linked to a volatile index, which investment could adversely affect your investment.

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of any principal and/or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index. The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

An index to which a note is linked could be changed or become unavailable.

Some indices sponsored by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration in an index to which a note is linked may result in a decrease in the value of or return on the indexed note. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index, a suspension or disruption of trading in one or more index constituents or any other market disruption event described in the applicable pricing supplement. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or premium or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would have produced. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their index constituents, or options or futures contracts on these indices or index constituents, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.

Information about indices will not be indicative of future performance.

If we issue an indexed note, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future or indicative of any payment of principal or interest to be paid on the indexed notes.

Pricing information about the assets underlying a relevant index may not be available due to time zone differences.

Special risks may also be presented because of differences in time zones between the United States and the market for the assets underlying the relevant index, such that the underlying assets are traded on a foreign exchange that is not open when the trading market for the notes in the United States, if any, is open or where trading occurs in the underlying assets during times when the trading market for the notes in the United States, if any, is closed. In such cases, holders of the notes may have to make investment decisions at a time when current pricing information regarding the assets underlying the relevant index is not available.

We may engage in hedging activities that could adversely affect an indexed note.

In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates or other agents, enter into transactions involving the index constituents, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. To the extent that we enter into hedging arrangements with a non-affiliate, including a non-affiliated agent, such non-affiliate may enter into similar transactions. Engaging in transactions of this kind could adversely affect the value of an indexed note. It is possible that we or a hedging counterparty could achieve substantial returns from our hedging transactions while the value of the indexed note may decline. We are under no obligation to hedge our exposure under a particular indexed note. There can be no assurance that any hedging transactions we may choose to undertake will be maintained over the term of the note or will be successful. Regardless of whether we engage in hedging transactions, you have no claim to or in respect of any particular asset which we hold and depend upon our creditworthiness for payment of any amounts due under a note.

We may have conflicts of interest regarding an indexed note.

Truist Securities, Inc. and our other affiliates and unaffiliated agents may have conflicts of interest with respect to some indexed notes. Truist Securities, Inc. and our other affiliates and unaffiliated agents may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the index constituents or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates and unaffiliated agents may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. Introducing competing products into the marketplace in this manner could adversely affect the value of a particular indexed note.

Truist Securities, Inc. or another of our affiliates or an unaffiliated entity that provides us a hedge in respect of indexed notes may serve as calculation agent and/or exchange rate agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that Truist Securities, Inc. or another of our affiliates or such an unaffiliated entity sponsors, calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the note.

Risks Relating to Foreign Currency Notes

An investment in a note denominated or payable in a currency other than your home currency is subject to currency-related risks; changes in currency exchange rates can be volatile and may adversely affect an investment in a note denominated or payable in a currency other than your home currency.

An investment in a note denominated in and/or payable in a currency other than the currency of the country in which you reside or the currency in which you conduct your business or activities (“home currency”) entails significant risks that are not associated with a similar investment in notes denominated or payable solely in your home currency. These risks include:

•	the possibility of significant changes in the rate of exchange between the U.S. dollar and the applicable specified currency in the applicable pricing supplement; and

•	the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States or applicable governmental entities.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events and the supply of and demand for the relevant currencies in the global markets that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, political or economic crises and the actions taken or to be taken by various national governments in response to such crises could significantly affect the exchange rates between the applicable specified currency and the currency of the country in which the investor resides or in which the investor conducts its business or activities.

In recent years, exchange rates between certain currencies have been highly volatile, including exchange rates between the U.S. dollar and some foreign currencies in which the notes may be denominated, and between these foreign currencies and other foreign currencies. This volatility may continue and could spread to other currencies in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of any foreign currency note, and such changes in exchange rates may vary considerably during the life of that note. Depreciation of the specified currency applicable to a foreign currency note against the U.S. dollar could result in a decrease in:

•	the U.S. dollar-equivalent yield of the note;

•	the U.S. dollar-equivalent value of the principal or other amounts repayable at the stated maturity or, if applicable, earlier redemption date or repayment date, of the note; and

•	the U.S. dollar-equivalent market value of the note.

Governments or governmental bodies may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies, including to devalue or revalue a currency or to replace an existing currency, which could adversely affect the amounts payable on and rate of return of a of a note denominated or payable in a currency other than your home currency. A government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. Governments from time to time have imposed exchange controls and may in the future impose or revise exchange controls at or before the stated maturity of a foreign currency note (or the stated maturity of the note issuable at the time of exercise of a debt warrant). Exchange controls could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency note. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

Even if there are no exchange controls in place, it is possible that the specified currency for any particular foreign currency note will not be available at the stated maturity of the note (or the stated maturity of the note issuable at the time of exercise of a debt warrant) due to circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement or the applicable pricing supplement. See “Description of Notes—Foreign Currency Notes.”

We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described herein or in the applicable pricing supplement, we will not make any adjustment in or change to the terms of notes denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a note, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

There are limited facilities for conversion of U.S. dollars into foreign currencies, and vice versa.

Except as set forth below, if a note is denominated and/or payable in a currency or currencies other than U.S. dollars (any such currency referred to herein as a “specified currency” or a “foreign currency”) and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

Unless otherwise specified in the applicable pricing supplement, if the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on foreign currency notes made in a currency other than U.S. dollars will, unless otherwise specified in the applicable pricing supplement, be made from an account with a bank located in the country issuing the specified currency or, for foreign currency notes denominated in euro, Brussels.

Notes denominated or payable in foreign currencies permit us to make payments in U.S. dollars if we are unable to obtain the specified currency and could adversely affect payments on your notes.

The terms of any notes denominated and/or payable in a specified currency will provide that we have the right to make a payment in U.S. dollars instead of such specified currency, if at or about the time when the payment on such notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or no longer used for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a note has been replaced by a new currency, we will have the option to choose whether we make payments on such note in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in the replacement currency or U.S. dollars, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of our affiliates, to be appointed by us. As a result, the value of the payment in the replacement currency or U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

Any payment in respect of the notes so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Foreign Currency Notes.”

Judgments on foreign currency notes are subject to exchange rate fluctuations.

Any notes issued under the indentures will be governed by, and construed under, New York law. Under current New York law, a state court in the State of New York that grants a judgment on a foreign currency note would be required to give the judgment in the specified currency in which the foreign currency note is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on notes denominated or payable in a currency other than U.S. dollars and governed by New York law, you would bear currency exchange risk until judgment is entered. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered. Holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that the applicable trustee converts U.S. dollars to the specified currency for payment of the judgment.

If an action based on foreign currency notes was commenced in a court of the United States outside of New York, it is likely that the court would grant judgment relating to those notes only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the financial condition, results of operations, business plans and future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy, and other future conditions. Such statements involve inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, without limitation, the following:

•	current and future economic and market conditions, such as the interest rate environment; U.S. fiscal debt, budget and tax matters;

•

geopolitical matters (including conflicts in the Ukraine, Israel, and the Gaza Strip); and any slowdown in global economic growth could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services;

•	the monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, could have a material adverse effect on the economy and Truist’s profitability;

•

regulatory and supervisory matters, litigation, or other legal actions may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences;

•

evolving legislative, accounting, regulatory and supervisory standards, including with respect to climate change, deposit, capital, liquidity, and long-term debt requirements, may become more stringent in light of the turmoil in the banking industry in early 2023 and results of regulatory examinations, which may adversely affect Truist’s financial condition and results of operations;

•

increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance could damage its reputation and adversely impact business and revenues;

•

Truist may be impacted by actual or perceived soundness of other financial institutions, including as a result of the financial or operational failure of a major financial institution, or concerns about the creditworthiness of such a financial institution or its ability to fulfill its obligations, which can cause substantial and cascading disruption within the financial markets and increased expenses, including FDIC insurance premiums, and could affect our ability to attract and retain depositors and to borrow or raise capital;

•

Truist is subject to credit risk by lending or committing to lend money, may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and may suffer losses if the value of collateral declines in stressed market conditions;

•

inability to access short-term funding or liquidity, loss of client deposits, or changes in Truist’s credit ratings could increase the cost of funding, limit access to capital markets, or negatively affect Truist’s overall liquidity or capitalization;

•	unexpected outflows of uninsured deposits may require Truist to sell investment securities at a loss;

•	a loss of value of Truist’s investment portfolio could negatively impact market perceptions of Truist and could lead to deposit withdrawals;

•	risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk;

•	there are risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators;

•	deposit attrition, client loss, or revenue loss following completed mergers or acquisitions may be greater than anticipated;

•	Truist could fail to execute on strategic or operational plans, including the ability to achieve its cost savings targets;

•

increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards or compliance costs, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations;

•

failure to maintain or enhance Truist’s competitive position with respect to new products, services, and technology, whether we fail to anticipate client expectations or because our technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense;

•	negative public opinion could damage Truist’s reputation and adversely impact business and revenues, including the effects of social media on market perceptions of Truist and banks generally;

•	Truist faces substantial legal and operational risks in safeguarding personal information;

•

accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time or if there is a decline in a reporting unit’s forecasted net income;

•

Truist faces risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;

•

there are risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer;

•

Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations could be adversely impacted, which could be exacerbated in the increased work-from-home environment as job markets may be less constrained by physical geography;

•	Truist’s operations rely on its ability, and the ability of key external parties, to maintain appropriately-staffed workforces, and on the competence, trustworthiness, health and safety of teammates;

•	Truist faces the risk of fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate;

•

security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyberattacks, which have increased in frequency with geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and

•

widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services.

These and other risk factors are more fully described in Truist’s Annual Report on Form 10-K for the year ended December 31, 2022 under the section entitled “Item 1A. Risk Factors” and from time to time in other filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which represented management’s views on the date they were made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. You should, however, consult any further disclosures of a forward-looking nature Truist may make in any future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K.

TRUIST FINANCIAL CORPORATION

We conduct our business operations primarily through our commercial bank subsidiary, Truist Bank, which has offices in North Carolina, Virginia, Florida, Georgia, South Carolina, Maryland, Kentucky, West Virginia, Texas, Alabama, Tennessee, Washington D.C., Pennsylvania, New Jersey, Indiana, Ohio, Arkansas and Mississippi. In addition, our operations consist of several nonbank subsidiaries that offer various financial services products. We provide a wide range of banking services to individuals, businesses and municipalities. We offer a variety of loans and lease financing to individuals and entities primarily within our geographic footprint, including insurance premium financing, permanent commercial real estate financing arrangements, loan servicing for third-party investors, direct consumer finance loans to individuals, credit card lending, automobile financing and equipment financing. We also market a wide range of other services, including deposits, life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation, merchant services, trust and retirement services, comprehensive wealth advisory services, asset management and capital markets services.

Our principal assets are all of the issued and outstanding shares of common stock of Truist Bank and investments in our other subsidiaries. As of September 30, 2023, we had consolidated total assets of $542.7 billion, consolidated loans and leases held for investment of $315.7 billion, consolidated deposits of $400.0 billion and consolidated shareholders’ equity of $62.0 billion.

Our common stock is traded on the NYSE under the symbol “TFC.” Our executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28202, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the section “Where You Can Find More Information” in the accompanying prospectus, for more information about us and our businesses.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the notes for general corporate purposes, unless otherwise indicated in the applicable pricing supplement. Our general corporate purposes may include the acquisition of other companies, capital expenditures, repurchasing outstanding shares of our common stock, repayment of maturing obligations and refinancing of outstanding indebtedness and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any notes for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF NOTES

We may from time to time offer senior medium-term notes, Series I, and subordinated medium-term notes, Series J. The notes offered will have, unless otherwise specified in the applicable pricing supplement, the general terms described in this prospectus supplement. The specific terms of each note offered will be included in a pricing supplement.

The following description is a summary of the material provisions of the notes and the indentures referred to below. This description may not be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indentures, including the definitions of certain terms used in the indentures. In addition to the following summary of general terms of the notes and the indentures, you should read the detailed provisions of the senior indenture and subordinated indenture, as applicable, that are important to you, since your rights as a holder of notes will be governed by the applicable indenture and not this summary description. References in this description to interest payments and interest-related information do not apply to zero coupon notes.

The specific terms of your notes will be described in the applicable pricing supplement that will accompany this prospectus supplement and the accompanying prospectus. Those terms will supplement and, if applicable, may add to, modify or replace the general terms described in this prospectus supplement and in the accompanying prospectus. If the applicable pricing supplement includes terms and provisions that add to, modify, conflict with or otherwise are inconsistent with the applicable terms and provisions set forth herein, such terms and provisions set forth in the applicable pricing supplement shall govern and control with respect to such notes and you should rely upon the information in such pricing supplement.

General

We may issue the notes as medium-term notes, Series I, which will represent the senior notes, or as medium-term notes, Series J, which will represent the subordinated notes. We will issue the senior notes under an indenture, dated as of May 24, 1996, as amended by a first supplemental indenture, dated as of May 4, 2009, and a second supplemental indenture, dated as of June 6, 2022, and as the same may be further amended or supplemented from time to time (the “senior indenture”), between us and U.S. Bank Trust Company, National Association, a national banking association (as successor in interest to U.S. Bank National Association, as successor to the corporate trust business of State Street Bank and Trust Company), as senior trustee. We will issue the subordinated notes under an indenture, dated as of May 24, 1996, as amended by a first supplemental indenture, dated as of December 23, 2003, a second supplemental indenture, dated as of September 24, 2004, a third supplemental indenture, dated as of May 4, 2009, and a fourth supplemental indenture, dated as of July 28, 2022, and as the same may be further amended or supplemented from time to time (the “subordinated indenture”), between us and U.S. Bank Trust Company, National Association, a national banking association (as successor in interest to U.S. Bank National Association, as successor to the corporate trust business of State Street Bank and Trust Company), as subordinated trustee. The indentures are qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this prospectus supplement, the senior indenture and the subordinated indenture are referred to collectively as the “indentures,” and the senior trustee and subordinated trustee are referred to collectively as the “trustees.” The indentures are exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate. The senior notes issued under the senior indenture will constitute a single series of senior securities under the senior indenture. The subordinated notes issued under the subordinated indenture will constitute a single series of subordinated securities under the subordinated indenture.

The senior notes will represent unsecured, unsubordinated indebtedness of Truist and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Truist. The senior notes will mature on a date (the “stated maturity”) that is nine months or more from the date of issue (the “issue date”) as stated in the applicable pricing supplement, provided that notes payable at commercial paper rates will mature not sooner than nine months and one day from their dates of issue. The subordinated notes will represent unsecured, subordinated indebtedness of Truist and will rank junior to, and be subordinated to all senior indebtedness of Truist. The subordinated notes will have a minimum weighted maturity of at least five years.

The notes will be our direct, unsecured obligations and are not obligations of our subsidiaries. The indentures do not limit or otherwise restrict the aggregate principal amount of the notes that may be issued under them or the amount of other indebtedness that we or any of our subsidiaries may incur.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

Unless otherwise specified in the applicable pricing supplement, neither indenture contains provisions specifically designed to protect holders in the event of a highly leveraged transaction involving us, payment of the notes may be accelerated only in the event of our bankruptcy, insolvency or reorganization, and, in the case of the senior notes only, in the event of payment defaults that continue for 30 days. Unless otherwise specified in the applicable pricing supplement, neither indenture provides for any right of acceleration of the payment of principal of the notes if there is a default in the performance of any covenant or agreement in the notes or in the respective indenture. Rights of acceleration in case an event of default occurs with respect to the subordinated notes are limited as further described under “—Events of Default with Respect to Subordinated Notes.” In addition, neither indenture requires us to maintain any financial ratios or specified levels of net worth or liquidity or contains any other provisions that would provide protection to holders of the notes due to a sudden or dramatic decline in the credit quality of the notes caused by a change in control, recapitalization or other capital restructuring.

We may from time to time, without the consent of existing holders of notes, reopen an outstanding specific issue or tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (except for the issue date and, in some cases, the offering price and first interest payment date); provided, however, that we will use a separate CUSIP for any such additional notes that are not fungible with the outstanding notes for U.S. federal income tax purposes.

We may issue fixed rate notes, floating rate notes, fixed/floating rate notes, fixed rate reset notes, indexed notes or a combination thereof or original issue discount notes. The applicable pricing supplement relating to each tranche of notes will, among other items, describe the following:

•	whether the notes are senior notes or subordinated notes;

•	the price at which the notes will be issued, if other than 100% of its principal amount;

•	the aggregate principal amount of the notes or any limit on such amount;

•	the date on which the notes will be issued;

•	the date on which the notes will mature or the method by which such date can be determined;

•	whether the notes are fixed rate notes, floating rate notes, fixed/floating rate notes, fixed rate reset notes, indexed notes or any combination thereof, or original issue discount notes;

•

if the notes are interest bearing, the rate or rates at which the notes will bear interest or the method of determining the interest rate and the interest payment date(s) and regular record date(s), if different from those described below;

•	whether the notes are original issue discount notes, and if so, any additional provisions relating to this feature of the notes;

•

if the notes are indexed notes, the manner in which the amount of any interest payment will be determined or, in the case of indexed principal notes, the stated principal amount and the manner in which the amount payable at maturity will be determined;

•

the specified currency or currencies in which such notes will be denominated and payable, and if the specified currency is not U.S. dollars, any additional terms applicable to the notes with respect to authorized denominations and the payment of principal and any premium or interest for such notes;

•

whether the notes may be redeemed, repurchased or repaid in whole or in part at our option or the option of the holder, and any provisions relating to such redemption, repurchase, or repayment of the notes;

•	the authorized denominations of the notes, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the form of such notes and the applicable depositary, if the notes will be represented in a form other than one or more registered global notes, including one or more master global notes (referred to herein as “global notes”), registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary or another depositary specified in the applicable pricing supplement;

•	whether the notes will be listed on any securities exchange; and

•	any other material terms or provisions of the note consistent with the provisions of the applicable indenture.

The notes can be presented for payment of principal and interest, the transfer of the notes can be registered and the notes can be exchanged at the offices that we maintain for these purposes as described under the heading “—Interest and Principal Payments.” However, global notes can be exchanged only in the manner and to the extent described under the heading “—Form of Notes; Book-Entry Notes.”

Unless otherwise specified in the applicable pricing supplement, “business day” means any day, other than a Saturday or Sunday, (i) that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York or Charlotte, North Carolina; (ii) for any note denominated in a specified currency other than U.S. dollars or euro, a day that also is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center (as described below) of the country of the specified currency; (iii) for any note denominated in euro or any note with a base rate of EURIBOR, a day that also is a day on which the real-time gross settlement system operated by the Eurosystem, or any successor or replacement system (the “T2 system”), is open for the settlement of payment in euro (a “T2 business day”); (iv) for any note denominated in pounds sterling or any note with a base rate of SONIA, a day that also is a day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London (a “London banking day”); (v) for any note with a base rate of SOFR, a day that also is a U.S. Government Securities Business Day (as defined in “—Interest Rates—Floating Rate Notes—Base Rates—SOFR”); and (vi) for any indexed note, a day that also is a day on which commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the principal financial center of any country for the purpose of the foregoing definition is as provided in the 2021 ISDA Definitions, and as amended and updated from time to time, published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”).

References to our “designee” shall, unless otherwise specified in the applicable pricing supplement, mean our designee, which may be the calculation agent, a successor calculation agent or calculation agent named in any applicable pricing supplement or otherwise from time to time, an independent financial advisor or any other designee of ours, any of which may be an affiliate of ours. Unless stated otherwise, all determinations made by our designee shall be made after consultation with us.

Interest and Principal Payments

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated, and payments of principal of, and premium, if any, and interest on, the notes will be made, in U.S. dollars. We also may issue foreign currency notes that are denominated, and payments of principal of, and premium, if any, and interest on, such notes will be made, in a specified currency or basket of currencies other than U.S. dollars, and subject to certain provisions and considerations relating to foreign currency notes described under the heading “—Foreign Currency Notes.” The terms of and any considerations relating to any foreign currency notes will be described in the applicable pricing supplement.

The holder of a note having a specified currency other than U.S. dollars may (if the applicable pricing supplement and that note so indicate) elect to receive all payments in respect of that note in the specified currency by delivery of a written notice to the paying agent for that note not later than fifteen calendar days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the paying agent received not later than fifteen calendar days prior to the applicable payment date.

Subject to any applicable business day convention as described herein or in the applicable pricing supplement, interest payments on the notes will be made on each interest payment date applicable to, and at the stated maturity, or earlier redemption date or repayment, of, the notes. Interest payable on any interest payment date other than at the stated maturity, or earlier redemption date or repayment date, will be paid to the to the person in whose name a note is registered at the close of business on the applicable regular record date. The initial interest payment on a note will be made on the first interest payment date falling after the date of issuance; provided, that if the issue date of a note is between a regular record date and an interest payment date, unless otherwise specified in the applicable pricing supplement, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on such next succeeding regular record date. The principal and interest payable at the stated maturity, or earlier redemption date or repayment date, will be paid to the holder of the note at the time of payment. Accrued interest, if any, will be paid at the stated maturity, or earlier redemption date or repayment date, whether or not that date is an interest payment date.

Unless otherwise specified in the applicable pricing supplement, we will pay principal of and any premium, interest, and other amounts payable on the notes in book-entry form in accordance with arrangements then in place between the paying agent and the applicable depository. Unless otherwise specified in the applicable pricing supplement, the principal of and any premium, interest, and other amounts payable on the notes in book-entry form on each interest payment date and at the stated maturity, or earlier redemption date or repayment date, will be paid in immediately available funds to DTC, as depositary, or its nominee, or such other depositary specified in the applicable pricing supplement, as the registered owner of the global notes representing the book-entry notes, which will receive the funds for distribution to the holders. We expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Unless otherwise specified in the applicable pricing supplement, we will pay any interest payable on each interest payment date and any principal and any premium, interest, and other amounts payable at the stated maturity, or earlier redemption date or repayment date, on notes in certificated form by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the notes at the close of business on the applicable regular record date at the address shown on our security register; provided, that any holder of $10,000,000 or more in aggregate principal amount of similar notes will receive payments by wire transfer of immediately available funds if such holder has given appropriate wire transfer instructions to the applicable trustee or the paying agent in writing not later than ten business days prior to the applicable payment date.

Unless otherwise specified in the applicable pricing supplement, the agent for payment, transfer and exchange of the notes, referred to in this prospectus supplement as the paying agent, is U.S. Bank Trust Company, National Association acting through its corporate trust office in New York, New York (or at such other place or places as may be designated from time to time). The paying agent may be terminated or resign at any time as long as a new paying agent is in place.

Interest

General

Unless otherwise specified in the applicable pricing supplement, each note that bears interest will bear interest from, and including, its issue date (or any other date specified in the applicable pricing supplement on which interest begins to accrue) or the most recent interest payment date on which interest has been paid or duly provided for, as the case may be, as the case may be, at the applicable per annum interest rate stated on its face and in the applicable pricing supplement, until the principal is paid or made available for payment. Interest will be payable on each interest payment date (as defined below) and at the stated maturity or, if applicable, earlier redemption date or repayment date.

The interest rate on notes that bear interest will be determined, in each case as specified in the applicable pricing supplement, by reference to:

•	in the case of fixed rate notes, a fixed rate;

•	in the case of floating rate notes, a floating rate determined by reference to one or more base rates, which may be adjusted by a spread or a spread multiplier, or both;

•

in the case of fixed/floating rate notes, a fixed rate for a specified portion of the applicable term and a floating rate determined by reference to one or more base rates, which may be adjusted by a spread or a spread multiplier, or both, for other portions of the applicable term;

•

in the case of fixed rate reset notes, a fixed rate for a specified portion of the applicable term and then reset at one or more specified intervals for the remainder of such term at a rate determined by reference to one or more reset reference rates, including the U.S. treasury rate or any other rate specified in the applicable pricing supplement, which may be adjusted by a spread or a spread multiplier, or both;

•

in the case of indexed notes, a rate determined by reference to the performance, price, level or value of one or more of the following: securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing, which may be adjusted by a spread or a spread multiplier, or both; or

•	any combination of the above.

The interest rate on a note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Additionally, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate notes will in no event be lower than zero.

We may change interest rates, base rates and other variable terms of the notes from time to time, but no such change will affect any note issued or note that we agreed to issue. We may offer notes with similar variable terms but different interest rates, as well as notes with varying terms, concurrently to different investors.

Calculation Agent; Decisions and Determinations

Calculations relating to floating rate notes (including fixed/floating rate notes, with respect to any floating-rate period) or fixed-rate reset notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, U.S. Bank Trust Company, National Association will be the calculation agent for any issue of such notes. We may appoint a different institution to serve as calculation agent from time to time, or we may elect to act as the calculation agent with respect to such note, in each case after the issue date of the notes without your consent and without notifying you of the change. Absent manifest error, all determinations of ours or the calculation agent will be conclusive for all purposes and binding on you, the trustee and us, without any liability on the part of the calculation agent.

Business Day Conventions

As specified in the applicable pricing supplement, one of the following business day conventions may apply to any note with regard to any relevant date other than one that falls on the stated maturity or, if applicable, earlier redemption date or repayment date:

•

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•

“Modified following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•

“Following unadjusted business day convention” means, for any interest payment date, other than stated maturity or, if applicable, earlier redemption or repayment, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from, and including, such interest payment date to, and including, the date of payment of such interest as so postponed.

•

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from, and including, such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity or, if applicable, earlier redemption date or repayment date with respect to any note falls on a day that is not a business day, any payment of principal of, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Fixed Rate Notes

General

The applicable pricing supplement will specify whether the notes are fixed rate notes and, if applicable, a fixed interest rate per annum payable on any fixed rate note. We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.”

How Interest on Fixed Rate Notes Accrues

Unless otherwise specified in the applicable pricing supplement, each interest payment due on a fixed rate note on an interest payment date, the stated maturity or earlier redemption date or repayment date, as the case may be, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from, and including, the issue date or any other date specified in the applicable pricing supplement, to, but excluding, the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment (each such period, an “interest period”), except as described below under “—If a Payment Date Is Not a Business Day.”

When Interest on Fixed Rate Notes Is Paid

Unless otherwise specified in the applicable pricing supplement, and except as described below under “—If a Payment Date Is Not a Business Day,” interest on any fixed rate notes (other than original issue discount notes, including zero coupon notes) will be paid, in arrears, on the interest payment dates specified in the applicable pricing supplement (each such day, an “interest payment date” for a fixed rate note) and at the stated maturity or, if applicable, earlier redemption date or repayment date. The initial interest payment on a note will be made on the first interest payment date falling after the date of issuance. However, if the issue date of a note is between a regular record date and an interest payment date, unless otherwise specified in the applicable pricing supplement, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on such next succeeding regular record date.

Record Date

Unless otherwise specified in the applicable pricing supplement, the “regular record date” for any interest payment date for a fixed rate note is (a) in the case of book-entry notes, the date one business day prior to that interest payment date and (b) in the case of certificated notes, the date 15 calendar days prior to that interest payment date, whether or not that day is a business day.

How Interest on Fixed Rate Notes Is Calculated

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be (1) with maturities of greater than one year will be calculated on the basis of a 360-day year consisting of twelve 30-day months and (2) with maturities of one year or less will be calculated on the basis of the actual number of days in the year divided by 360.

If a Payment Date Is Not a Business Day

If any scheduled interest payment date for a fixed rate note other than the stated maturity or, if applicable, earlier redemption date or repayment date would otherwise be a day that is not a business day, the interest payment will be postponed to the next succeeding business day, and no interest will accrue for the period from and after the scheduled interest payment date (following unadjusted business day convention). If the stated maturity or, if applicable, redemption date or repayment date, with respect to any fixed rate note would otherwise be a day that is not a business day, the payment of principal, interest and premium, if any, otherwise due on such day will be postponed to the next succeeding business day, and no interest on such payment will accrue and be paid for the period from and after such stated maturity or date of redemption or repayment, as the case may be, unless we fail to make payment on such next succeeding business day.

Floating Rate Notes

General

Each floating rate note will bear interest at a floating rate determined by reference to an interest rate basis or formula, which we refer to as the “base rate.”

The applicable pricing supplement may designate one or more of the following base rates as applicable to each floating rate note:

•	CORRA (based on compounding), in which case the note will be a “CORRA note”;

•	commercial paper rate, in which case the note will be a “commercial paper rate note”;

•	CMT rate, in which case the note will be a “CMT rate note”;

•	EURIBOR, in which case the note will be a “EURIBOR note”;

•	federal funds rate, in which case the note will be a “federal funds rate note”;

•	prime rate, in which case the note will be a “prime rate note”;

•	SOFR (based on compounding, including index), in which case the note will be a “SOFR note”;

•	SONIA rate (based on compounding, including index), in which case the note will be a “SONIA rate note”;

•	treasury rate, in which case the note will be a “treasury rate note”; or

•	one or more other base rates specified in the applicable pricing supplement.

The interest rate on each floating rate note will be determined by reference to the applicable base rate specified in the applicable pricing supplement (based on the specified index maturity, if applicable, and in respect of each interest period), plus or minus any applicable spread and/or multiplied by any applicable spread multiplier.

For any floating rate note, if applicable, “index maturity” means the period to maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The “spread” is the number of basis points, or each one-hundredth of a percentage point, specified in the applicable pricing supplement to be added or subtracted from the base rate for that floating rate note. The “spread multiplier” is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

A floating rate note may also have either or both of the following limitations on the interest rate:

•	a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and

•	a minimum interest rate limitation, or floor, on the rate of interest may accrue during any interest period.

When Interest on Floating Rate Notes Is Paid

Unless otherwise specified in the applicable pricing supplement and except as described below under “—If a Payment Date Is Not a Business Day,” interest on floating rate notes will be paid monthly, quarterly, semi-annually or annually (or for such other period as we may specify in the applicable supplement), as applicable, on the dates specified in the applicable pricing supplement (each such day, an “interest payment date” for a floating rate note).

The initial interest payment on a note will be made on the first interest payment date falling after the date of issuance. However, if the issue date of a note is between a regular record date and an interest payment date, unless otherwise specified in the applicable pricing supplement, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on such next succeeding regular record date. Unless otherwise specified in the applicable pricing supplement and except as described below under “—If a Payment Date Is Not a Business Day,” we also will pay interest, in the case of all floating rate notes, at the stated maturity or, if applicable, the earlier redemption date or repayment date.

Record Date

Unless otherwise specified in the applicable pricing supplement, the “regular record date” for any interest payment date with respect to a floating rate note is (a) in the case of book-entry notes, the date one business day prior to that interest payment date and (b) in the case of certificated notes, the date 15 calendar days prior to that interest payment date, whether or not that day is a business day.

If a Payment Date Is Not a Business Day

If any scheduled interest payment date other than the stated maturity or, if applicable, earlier redemption date or repayment date for a floating rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day (and interest thereon will continue to accrue to, but excluding, such succeeding business day) (following business day convention), provided that in the case of a CORRA note, EURIBOR note, SOFR Note or SONIA rate note, if that next succeeding business day is falls in the next calendar month, then the interest payment date will be the immediately preceding business day (modified following business day convention), in each case, unless otherwise specified herein or in the applicable pricing supplement. If the stated maturity or, if applicable, earlier redemption date or repayment date, with respect to any floating rate note would otherwise be a day that is not a business day, the payment of principal of, premium, if any, and interest, if any, otherwise due on such day will be made on the next succeeding business day, and no interest on such payment will accrue and be paid for the period from and after such stated maturity, or redemption date or repayment date, as the case may be, unless we fail to make payment on such next succeeding business day.

How Floating Interest Rates Are Reset

For floating rate notes other than CORRA notes, SOFR notes and SONIA rate notes, the applicable pricing supplement will indicate the base rate in effect from the issue date (or any other date specified in a pricing supplement on which interest begins to accrue) to, but excluding, the first interest reset date, which we refer to as the “initial interest rate.” The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, or at any other interval, as specified in the applicable pricing supplement. Each such period is an “interest period” and each date on which the interest rate on a floating rate note is reset is an “interest reset date” with respect to a floating rate note. The interest reset dates for any floating rates notes will be specified in the applicable pricing supplement.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, unless otherwise specified in the applicable pricing supplement, the interest reset date will be postponed to the next succeeding business day, provided, that in the case of a CORRA note, EURIBOR note, a SOFR note or SONIA rate note, if that next succeeding business day falls in the next succeeding calendar month, then the interest reset date instead will, unless otherwise specified in the applicable pricing supplement, be the immediately preceding business day.

Date Interest Rate on Floating Rate Notes Is Determined

Unless otherwise specified in the applicable pricing supplement, the interest rate for an interest period that takes effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date.” Unless otherwise specified in the applicable pricing supplement, the interest rate determined for any interest determination date will become effective on the next succeeding interest reset date.

Unless otherwise specified in the applicable pricing supplement, the interest determination date for any interest reset date will be:

•	for CORRA notes, the applicable interest reset date;

•	for commercial paper rate notes, CMT rate notes and prime rate notes, the second business day preceding such interest reset date;

•	for EURIBOR notes, the second T2 business day preceding such interest reset date;

•	for federal funds rate notes, the business day immediately preceding such interest reset date;

•	for SOFR notes, as set forth below under “Base Rates—SOFR” or in the applicable pricing supplement;

•	for SONIA rate notes, as set forth below under “Base Rates—SONIA Rate” or in the applicable pricing supplement; and

•	for treasury rate notes, the business day (other than the interest reset date) on which treasury bills would normally be auctioned in the week in which such interest reset date falls.

With respect to treasury rate notes, treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, although it may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date for the interest reset date for treasury rate notes occurring in the next week. If an auction falls on a day that is an interest reset date for a treasury rate note, the interest reset date will be the next following business day, unless otherwise specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the interest determination date for a floating rate note, which interest rate is determined by two or more base rates, will be the latest business day that is at least two business days prior to the applicable interest reset date for the floating rate note on which each such base rate is determinable. Each base rate will be determined as of such date, and the applicable interest rate will take effect on the applicable interest reset date.

How Interest on Floating Rate Notes Accrues and Is Calculated

Unless otherwise specified in the applicable pricing supplement, each interest payment due on a floating rate note on an interest payment date, the stated maturity or earlier redemption date or repayment date, as the case may be, will include interest accrued from, and including, the most recent interest payment date on which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from, and including, the issue date or any other date specified in the applicable pricing supplement on which interest begins to accrue, to, but excluding, the next interest payment date, or if earlier, the date on which the principal has been paid or duly made available for payment (each such period, an “interest period”), except as described under “—If A Payment Date Is Not A Business Day.”

Unless otherwise specified in the applicable pricing supplement, the amount of accrued interest for a floating rate note for an interest period will be calculated by multiplying the outstanding principal amount of such floating rate note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable base rate, as determined for the applicable interest period, by a factor resulting from the day count convention that applies with respect to such determination. The factor resulting from the day count convention will be, if so specified in the applicable pricing supplement, one of the following, or may be any other convention set forth in the applicable pricing supplement:

•	a factor based on a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention;

•	a factor equal to the actual number of days in the relevant period divided by 360, which we may refer to as the “Actual/360” day count convention;

•

a factor equal to the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, which we may refer to as the “Actual/Actual” day count convention; or

•	a factor equal to the actual number of days in the relevant period divided by 365, which we may refer to as the “Actual/365 (Fixed)” day count convention.

Unless otherwise specified in the applicable pricing supplement, the factor resulting from the day count convention will be:

•	Actual/360, in the case of commercial paper rate notes, EURIBOR notes, federal funds rate notes, prime rate notes and SOFR notes;

•	Actual/Actual, in the case of CMT rate notes and treasury rate notes; or

•	Actual/365 (Fixed), in the case of CORRA notes and SONIA rate notes.

As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Unless otherwise specified in the applicable pricing supplement and except with respect to CORRA notes, SOFR notes and SONIA rate notes, the determination of the rate will be made on a day no later than the “calculation date,” as applicable, related to each interest determination date for a floating rate note, which will be the earlier of:

•	the tenth calendar day after the applicable interest determination date, or, if that day is not a business day, the following business day; and

•

the business day immediately preceding the applicable interest payment date or the stated maturity (or, if applicable, earlier redemption date or repayment date), whichever is the day on which the next payment of interest will be due, or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

On or before each relevant calculation date, as the case may be the calculation agent will determine the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period.

Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation for the floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 will be rounded to 9.87655% or .0987655, and 9.876544% or 09876544 will be rounded to 9.87654% or .0987654. All amounts resulting from any calculation on floating-rate notes will be rounded to the nearest cent (with one-half cent being rounded upward), in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars (with one-half of a corresponding hundredth of a unit or more being rounded upward to the nearest two decimal places in that currency).

The interest rate in effect on each day will, unless otherwise specified herein or in the applicable pricing supplement, be:

•	if the day is an interest reset date, the interest rate for the interest determination date related to the interest reset date; or

•	if the day is not an interest reset date, the interest rate for the interest determination date related to the next preceding interest reset date, or, if none, the initial interest rate.

Upon the request of the beneficial holder of any floating rate notes, we will provide, or cause the calculation agent to provide, the interest rate then in effect for such note and, if available, the interest rate that will become effective on the next interest reset date with respect to such note.

Base Rates

CORRA

CORRA notes will bear interest at the interest rates, calculated with reference to the Canadian Overnight Repo Rate Average, or CORRA, and the spread and/or spread multiplier, if any, specified in the CORRA notes and in the applicable pricing supplement. CORRA notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, the interest rate for each relevant interest period will be determined by the calculation agent on each interest determination date relating to a floating rate note for which the interest rate is determined with reference to CORRA (a “CORRA interest determination date”), at a base rate equal to compounded daily CORRA (“compounded CORRA”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement.

The CORRA interest determination date for a CORRA note means the day that is the number of Toronto banking days prior to the interest payment date (or stated maturity, redemption date, or repayment date, as the case may be) in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the CORRA interest determination date for each interest period will be two Toronto banking days preceding the applicable interest payment date (or, in respect of the final interest period, the stated maturity or earlier redemption date, or repayment date).

The amount of interest accrued and payable on the CORRA notes for each interest period will be calculated by the calculation agent and will be equal to the product of (i) the outstanding principal amount of the CORRA notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 365.

The calculation agent will determine compounded CORRA for each applicable interest period in accordance with the formula below, and with respect to the observation period relating to such interest period. Compounded CORRA, the interest rate and accrued interest for each interest period will be determined by the calculation agent in arrears for each applicable interest period as soon as reasonably practicable on or after the last day of the applicable observation period related to such interest period and prior to the relevant interest payment date. The calculation agent will notify us of compounded CORRA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

Compounded CORRA Notes with Observation Shift

“Compounded CORRA” means, for any observation period, the rate of return of a daily compounded interest investment calculated in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.00000005 being rounded upwards:

where:

“CORRAi” means, in respect of any Toronto banking day “i” in the relevant observation period, a reference rate equal to the daily CORRA rate for such Toronto banking day, as published by the Bank of Canada, as the administrator of CORRA (or any successor administrator of CORRA), on the website of the Bank of Canada or any successor website, or such other source or page as is specified in the applicable pricing supplement or, if the Bank of Canada’s website or such other source or page as is specified in the applicable pricing supplement, as applicable, is unavailable, as otherwise published by such authorized distributors (in each case, at approximately 11:00 a.m., Toronto time (or such other time as is specified in the applicable pricing supplement)), on the immediately following Toronto banking day, which is Toronto banking day “i”+ 1;

“d” for any observation period, means the number of calendar days in the relevant observation period;

“d0” for any observation period, is the number of Toronto banking days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant Toronto banking day in chronological order from, and including, the first Toronto banking day in the relevant observation period;

“ni”, for any Toronto banking day “i” in the relevant observation period, means the number of calendar days from, and including, such Toronto banking day “i” to, but excluding, the following Toronto banking day (which is “i” + 1);

“observation period” means, in respect of each interest period, the period from, and including, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period or, in the case of the final interest payment date, the stated maturity or, if applicable, earlier redemption date or repayment date; and

“Toronto banking day” means a day on which Schedule I banks under the Bank Act (Canada) are open for business in the city of Toronto, Canada.

Temporary Unavailability of CORRA

If neither the Bank of Canada (or any successor administrator of CORRA) nor authorized distributors provide or publish CORRA and an Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

Notwithstanding the foregoing, upon the occurrence of an Index Cessation Event, the terms and provisions set forth under “—Effect of an Index Cessation Event – CORRA” will apply to the CORRA notes.

Effect of an Index Cessation Event—CORRA

Upon the occurrence of an Index Cessation Event and related Index Cessation Effective Date, the interest rate for a CORRA interest determination date that occurs on or after such Index Cessation Effective Date will be the CAD Recommended Rate determined in accordance with (i) and (ii) below, to which the calculation agent will apply the most recently published spread and make such adjustments as are necessary to account for any difference in the term, structure or tenor of the CAD Recommended Rate in comparison to CORRA, in each case that we or our designee determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the CORRA notes in such circumstances:

(i)

Index Cessation Effective Date with respect to CORRA. If there is a CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to the CAD Recommended Rate has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(ii)

No CAD Recommended Rate or Index Cessation Effective Date with respect to CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA, or there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the base rate for a CORRA interest determination date that occurs on or after such applicable Index Cessation Effective Date will be the BOC Target Rate.

Applicable Fallback Rate Conforming Changes. Notwithstanding the foregoing, in connection with the implementation of an Applicable Fallback Rate, we or our designee may make such adjustments to the Applicable Fallback Rate or the spread thereon, if any, as well as the business day convention, the calendar day count convention, interest determination dates, interest reset dates and related provisions and definitions (including observation dates for reference rates), in each case that are consistent with accepted market practice for the use of the Applicable Fallback Rate for debt obligations such as the CORRA notes in such circumstances.

Any determination, decision or election that may be made by us or the calculation agent, as applicable, in relation to the Applicable Fallback Rate, including any determination with respect to an adjustment or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding, absent manifest error; (ii) if made by us, will be made in our sole discretion, or, as applicable, if made by the calculation agent will be made after consultation with us and the calculation agent will not make any such determination, decision or election to which we object and will have no liability for not making any such determination, decision or election; and (iii) shall become effective without consent from the holders of the CORRA notes or any other party.

Definitions. As used in the foregoing terms and provisions relating to the determination of CORRA:

“Applicable Fallback Rate” means the CAD Recommended Rate, or the BOC Target Rate, as applicable;

“BOC Target Rate” means the Bank of Canada’s target for the overnight rate as set by the Bank of Canada and published on the Bank of Canada’s website;

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;

“CAD Recommended Rate Index Cessation Effective Date” means, in respect of the CAD Recommended Rate and a CAD Recommended Rate Cessation Event, the first date on which the CAD Recommended Rate would ordinarily have been provided and is no longer provided;

“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which CORRA or the Applicable Fallback Rate, as applicable, is no longer provided. If CORRA or the Applicable Fallback Rate, as applicable, ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of CORRA notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of CORRA notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published; and

“Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, announcing that it has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable; or

(B)

a public statement or publication of information by the regulatory supervisor for the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, a resolution authority with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, which states that the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable.

Commercial Paper Rate

Commercial paper rate notes will bear interest at the interest rates, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, specified in the commercial paper rate notes and in the applicable pricing supplement. Commercial paper rate notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a “commercial paper rate interest determination date”):

•

the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement as published in the “Selected Interest Rates (Daily)-H.15” release published by the Federal Reserve Board, or its successor, and available on the Federal Reserve Board’s website at https://www.federalreserve.gov/releases/h15/ or any successor site or publication, which we refer to as the H.15 Daily Update, under the heading “Commercial Paper—Nonfinancial.”

•

If the rate is not published by 3:00 p.m., New York City time, on the calculation date relating to the commercial paper rate interest determination date, then the commercial paper rate will be calculated by the calculation agent as the money market yield of the rate on the commercial paper rate interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial.”

•

If by 3:00 p.m., New York City time, on the calculation date relating to the commercial paper rate interest determination date, the above rate is not published in the H.15 Daily Update or other recognized source, then the rate calculated by the calculation agent as the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the commercial paper rate interest determination date of three leading dealers of commercial paper in New York City (which may include the agents or their respective affiliates), selected by us or our designee, for commercial paper having the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized statistical rating agency.

•	If the dealers selected are not quoting as described in the previous bullet point, the commercial paper rate in effect on the commercial paper rate interest determination date.

Money market yield is a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield =	D x 360	X 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.

Constant Maturity Treasury (CMT) Rate

CMT rate notes will bear interest at the interest rates calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the CMT rate notes and in the applicable pricing supplement. CMT rate notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “CMT rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a “CMT rate interest determination date”):

(i) If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT rate on the CMT rate interest determination date shall be:

•

a percentage equal to the yield for U.S. treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) or, if not so displayed, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), in each case, for such CMT rate interest determination date; or

•

if such rate does not appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the yield for U.S. treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for such CMT rate interest determination date as set forth in the H.15 Daily Update under the caption “Treasury constant maturities”; or

•

if such rate does not appear in the H.15 Daily Update, the rate on such CMT rate interest determination date for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that we or the calculation agent determines to be comparable to the rate that would otherwise have been published in the H.15 Daily Update; or

•

if such rate is not published by the Federal Reserve Board or the United States Department of the Treasury, the rate on such CMT rate interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date, of three leading primary United States government securities dealers in New York City (which may include one or more of the agents or their respective affiliates) (each, a “reference dealer”) selected by us or our designee from five such reference dealers selected by us or our designee and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time; or

•

if fewer than five but more than two such quotations from reference dealers are provided as requested, the rate on such CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; or

•

if fewer than three quotations from reference dealers are provided as requested, the rate on such CMT rate interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by us or our designee from five such reference dealers selected by us or our designee and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time; or

•

if fewer than five but more than two such quotations are provided as requested, the rate on such CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; or

•	if fewer than three such prices quotations are provided as requested, the rate determined as of such CMT rate interest determination date in effect on such CMT rate interest determination date.

For purposes of the foregoing, if two U.S. treasury securities greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity specified in the applicable pricing supplement, the quotes for the U.S. Treasury security with the shorter original term to maturity will be used.

(ii)	If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement:

•

a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update under the heading “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; or

•

if such rate does not appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT rate interest determination date as published in the H.15 Daily Update opposite the caption “Treasury Constant Maturities”; or

•

if such rate does not appear in the H.15 Daily Update, the one-week or one-month, as specified in the applicable pricing supplement, average yield for U.S. treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; or

•	if such rate is not published, the rate on such CMT interest determination date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by us or our designee from five such reference dealers selected by us or our designee and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time; or

•

if fewer than five but more than two such quotations are provided as requested, the rate on such CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated; or

•

if fewer than three quotations are provided as requested, the rate on such CMT rate interest determination calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by us or our designee from five such reference dealers selected by us or our designee and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in the market at that time; or

•

if fewer than five but more than two such quotations are provided as requested, the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; or

•	if fewer than three such quotations are provided as requested, the CMT rate in effect on such CMT rate interest determination date.

For purposes of the foregoing, if two U.S. treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

EURIBOR

EURIBOR notes will bear interest at the interest rates, calculated with reference to EURIBOR and the spread and/or spread multiplier, if any, specified in the EURIBOR notes and in the applicable pricing supplement. EURIBOR notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, the interest rate for each relevant interest period will be determined by the calculation agent on each interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the EURIBOR interest determination date will be the second T2 business day prior to the interest reset date in respect of the relevant interest period (or, in respect of the final interest period, the stated maturity or earlier redemption date, or repayment date).

Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any EURIBOR interest determination date, a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and administered by The European Money Markets Institute, having the index maturity specified in the applicable pricing supplement, as that rate appears on the screen page commonly referred to as Reuters Page EURIBOR01 (or any replacement or successor page from time to time) (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date. EURIBOR will be determined in the following manner:

The following procedures will be followed if the rate cannot be determined as described above:

•

If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by us or our designee: euro deposits having such EURIBOR index maturity, beginning on the relevant EURIBOR interest reset date, and in a representative amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by us or our designee: loans of euro to leading European banks having such EURIBOR index maturity, beginning on the relevant EURIBOR interest reset date, and in such amount as aforesaid that is representative of a single transaction in euro in that market at the time.

•

If fewer than three banks selected by us or our designee are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Notwithstanding, and at any time during the application of, the foregoing procedures, if we or our designee determines that a Benchmark Event has occurred in relation to any notes that reference EURIBOR, then, pursuant to the provisions described under “Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA,” we will use reasonable efforts to appoint an Independent Financial Adviser for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA” shall, in such circumstances, apply to the EURIBOR Notes.

Federal Funds Rate

Federal funds rate notes will bear interest at the interest rates, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, specified in the federal funds rates notes and in the applicable pricing supplement. Federal funds rate notes will be subject to the minimum and maximum interest rate, if any. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), in accordance with the following provisions:

(i)	If “federal funds (effective) rate” is the specified federal funds rate in the applicable pricing supplement:

•	the rate with respect to such federal funds rate interest determination date shall be the rate for U.S.

dollar federal funds as published in the H.15 Daily Update opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or if such rate is not published by 5:00 p.m., New York City time, on the related calculation date, the rate on such federal funds rate interest determination date for U.S. dollar federal funds as published in such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective)” or

•

if such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 5:00 p.m., New York City time, on the related calculation date, then the rate on such federal funds rate interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their respective affiliates) selected by us or our designee, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; or

•

if the brokers so selected by us or our designee are not quoting as mentioned above, the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(ii)	If “federal funds open rate” is the specified federal funds rate in the applicable pricing supplement:

•

the rate on the applicable federal funds rate interest determination date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”); or

•

if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the related calculation date, the rate with respect to the federal funds rate interest determination date displayed on FFPREBON Index page on Bloomberg, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg; or

•

if such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, the rate on such federal funds rate interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their respective affiliates) selected by us or our designee prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; or

•

if the brokers so selected by us or our designee are not quoting as mentioned above, the federal funds rate determined as of such federal funds in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(iii)	If “federal funds target rate” is the specified federal funds rate in the applicable pricing supplement:

•	the rate on such federal funds interest determination date as displayed on the FDTR Index page on Bloomberg; or

•

if such rate does not appear on the FDTR Index page on Bloomberg or is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate with respect to such federal funds rate interest determination date appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”); or

•	if such rate is not displayed on Reuters Page USFFTARGET= or is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on such federal funds rate interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their respective affiliates) selected by us or our designee prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; or

•

if the brokers so selected by us or our designee are not quoting as mentioned above, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

Prime Rate

Prime rate notes will bear interest at the interest rates, calculated with reference to the prime rate and the spread and/or spread multiplier, if any, specified in the prime rate notes and in the applicable pricing supplement. Prime rate notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a “prime rate interest determination date”):

•

The rate on such date as such rate is published in the H.15 Daily Update under the caption “Bank prime loan” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.”

•

If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major U.S. banks) (“Reuters Page USPRIME1”), which may include the agents or their respective affiliates, as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such prime rate interest determination date.

•

If fewer than four such rates so appear on the Reuters Page USPRIME1 for such prime rate interest determination date by 5:00 p.m., New York City time, on the related calculation date, then the prime rate shall be calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such prime rate interest determination date by three major banks (which may include affiliates of the agents) in New York City selected by us or our designee.

•

If the banks so selected by us or our designee are not quoting as mentioned above, the prime rate determined as of such prime rate interest determination date will be the prime rate in effect on such prime rate interest determination date.

“Reuters Page USPRIME1” means the display on the Reuters EIKON (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

SOFR

SOFR notes will bear interest at the interest rates, calculated with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, and the spread and/or spread multiplier, if any, specified in the SOFR notes and in the applicable pricing supplement. SOFR notes will be subject to the minimum and maximum interest rate, if any.

SOFR notes will be either Compounded SOFR notes with Observation Period Shift or SOFR Index notes with Observation Period Shift, each as indicated in the applicable pricing supplement and as described below.

Unless the applicable pricing supplement specifies otherwise, the interest rate applicable for each interest period will be the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to SOFR (a “SOFR interest determination date”) at a base rate equal to compounded daily SOFR (“compounded SOFR”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement.

The amount of interest accrued and payable on SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of SOFR notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. Promptly upon such determination, the calculation agent will notify us of the floating interest rate for the relevant interest period. Any calculation or determination by the calculation agent with respect to the floating interest rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.

The SOFR interest determination date for Compounded SOFR notes with Observation Period Shift and SOFR Index notes with Observation Period Shift means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the SOFR interest determination date for each interest period will be the date two U.S. Government Securities Business Days preceding the applicable interest payment date.

Notwithstanding anything to the contrary in the applicable indenture or the notes, if we or our designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the rate of interest that will be payable for each interest period will be a per annum rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable spread.

Compounded SOFR Notes with Observation Period Shift

If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded SOFR with Observation Period Shift”, then “compounded SOFR”, with respect to any interest period, means the rate of return of a daily compounded interest investment calculated in accordance with the following formula:

where:

“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

“d” means the number of calendar days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“interest period” means each period (as specified in the applicable pricing supplement) from, and including, an interest payment date (or, in the case of the first interest period, the issue date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the stated maturity or earlier redemption date or repayment date).

“ni”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period;

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)

if the rate specified in (1) above does not so appear on the SOFR Determination Time, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “—Effect of a Benchmark Transition Event—Compounded SOFR”) have occurred, SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(3)

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “—Effect of a Benchmark Transition Event—Compounded SOFR.”

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR in respect of that day “i”;

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this document and is not incorporated herein by reference; and

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Compounded SOFR Index Notes with Observation Period Shift

If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded SOFR Index with Observation Period Shift,” then “compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula:

where:

“dc” is the number of calendar days from, and including, SOFR IndexStart to, but excluding, SOFR IndexEnd;

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above on the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of a Benchmark Transition Event—Compounded SOFR”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—SOFR Index Unavailable” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event—Compounded SOFR” provisions below.

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the interest payment date relating to such interest period; and

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “observation period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the observation period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of a Benchmark Transition Event – Compounded SOFR

Benchmark Replacement. If we or our designee determines on or prior to the relevant Reference Time (as defined herein) in respect of any determination of the Benchmark on any date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or by our designee pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and the designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus, the indentures or the notes, shall become effective without consent from the holders of the SOFR notes or any other party.

The trustee, paying agent and the calculation agent, unless any of them has agreed in writing to act as the designee and accept the such responsibilities, are not responsible in any way for (i) determining a replacement rate for compounded SOFR, (ii) monitoring the designation of a replacement rate, (iii) determining that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or (iv) determining whether or what changes to compounded SOFR are necessary or advisable, if any, in connection with any of the foregoing. The trustee, paying agent and the calculation agent shall not be under any duty to succeed to, assume or otherwise perform any of our duties or duties of any designee, or to appoint a successor or replacement designee in the event of a designee’s resignation or removal, or to remove and replace any designee in the event of a default, breach or failure of performance on the part of the designee with respect to its duties and obligations under the terms of the SOFR notes.

As used in this “—SOFR” section:

“Benchmark” means, initially, the base rate (compounded SOFR) as specified in the applicable pricing supplement, as such terms are defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the base rate (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we, in our sole discretion, or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions (including the relevant matrix and any successor matrix thereto (each, a “Matrix”)), as published by ISDA and as amended and updated as at the issue date of the applicable notes, to be determined for the applicable tenor upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is Compounded SOFR Index, the SOFR Index Determination Time and (3) if the Benchmark is not Compounded SOFR or Compounded SOFR Index, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information About SOFR and the SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by the Federal Reserve Bank of New York to remove a portion of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral, which take place at cash lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service, which are obtained from the U.S. Department of the Treasury’s Office of Financial Research (“OFR”) based on transaction-level data collected under the supervisory authority of the Federal Reserve Board and the authority of the OFR. Prior to January 24, 2022, the data collected under the OFR’s authority were obtained from DTCC Solutions LLC, an affiliate of DTCC. The change to OFR data impacted only the means by which the data for these repo market segments were collected; the calculation methodology and composition of the data remained unchanged.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity.

Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York currently publishes SOFR on its website at https://apps.newyorkfed.org/markets/autorates/sofr at approximately 8:00 a.m. New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or the OFR, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or the OFR had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York’s publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.

In addition to the daily SOFR, the Federal Reserve Bank of New York also publishes a SOFR Index that reflects the effect of compounding SOFR each U.S. Government Securities Business Day and allows for the calculation of compounded average rates over custom time periods. The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. Each business day, the Federal Reserve Bank of New York publishes the SOFR Index on its website at https://apps.newyorkfed.org/markets/autorates/sofr, shortly after the SOFR is published at approximately 8:00 a.m. New York City time. The SOFR Index will only be revised on a same-day basis (at approximately 2:30 p.m. New York City time) and only if either that day’s SOFR publication was also revised or if an error was discovered in the calculation of the SOFR Index.

The Federal Reserve Bank of New York started publishing SOFR in April 2018 and the SOFR Index in March 2020. The Federal Reserve Bank of New York also has published historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

The Federal Reserve Bank of New York states on its publication pages for SOFR and the SOFR Index that use of SOFR and the SOFR Index, as applicable, is subject to important disclaimers, limitations and indemnification obligations, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR or the SOFR Index, as applicable, at any time without notice.

Each of SOFR and the SOFR Index is published by the Federal Reserve Bank of New York based on data received from other sources, and we have no control over its determination, calculation or publication.

Neither Federal Reserve Bank of New York’s website, nor any of the information or materials available thereon, are a part of this prospectus supplement or incorporated herein by reference.

SONIA Rate

SONIA rate notes will bear interest at the interest rates, calculated with reference to the Sterling Overnight Index Average Rate, commonly referred to as SONIA, and the spread and/or spread multiplier, if any, specified in the SONIA rate notes and in the applicable pricing supplement. SONIA rate notes will be subject to the minimum and maximum interest rate, if any.

The SONIA rate in respect of any SONIA rate notes will be determined in accordance with (i) if the calculation method is specified in the applicable pricing supplement as being Compounded SONIA either (a) an “Observation Shift Convention” or (b) an “Observation Lookback Convention” and (ii) if the calculation method is specified in the applicable pricing supplement as being “Compounded Index Rate”, a “Compounded Index Convention”, each as indicated in the applicable pricing supplement and as described below.

Compounded SONIA Rate Notes with Observation Shift Convention

If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded SONIA and, in addition, specifies the Observation Method as being “Observation Shift Convention”, then “compounded SONIA” means, with respect to each applicable interest period, the rate of return of a daily compounded interest investment (with the daily SONIA rate as reference rate for the calculation of interest) calculated on the relevant SONIA interest determination date in accordance with the following formula, and the resulting percentage shall, unless otherwise specified in the applicable pricing supplement, be rounded if necessary to the fourth decimal place (with .00005 being rounded upwards):

where:

“d0”, for any observation period, is the number of London banking days in such observation period;

“d”, for such observation period, is the number of calendar days in such observation period;

“i”, for such observation period, is a series of whole numbers from one to d0, each representing the relevant London banking day in chronological order from, and including, the first London banking day in such observation period;

“London banking day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England;

“ni” means, in relation to any London banking day “i” in such observation period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day;

“observation period” means the period from, and including, the date falling “p” London banking days prior to the first day of the relevant interest period to, but excluding, (a) the date falling “p” London banking days prior to the interest payment date for such interest period or (b) such date, if any, on which the relevant payment of interest falls due (but that by its definition and the operation of the relevant provisions is excluded from the interest period);

“p” means the number of London banking days specified in the applicable pricing supplement (or, if no such number is specified, five London banking days); and

“SONIA” in respect of any London banking day, means a reference rate equal to the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the Relevant Screen Page (as specified in the applicable pricing supplement) or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors, in each case on the London banking day immediately following such London banking day;

“SONIAi” means, in relation to any London banking day “i” in such observation period, SONIA in respect of that day, as determined by the calculation agent.

Compounded SONIA Rate Notes with Observation Lookback Convention

If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded SONIA and, in addition, specifies the Observation Method as being the “Observation Lookback Convention”, then “compounded SONIA” means, with respect to each applicable interest period, the rate of return of a daily compounded interest investment (with the daily SONIA rate as reference rate for the calculation of interest) calculated in accordance with the following formula, and the resulting percentage shall, unless otherwise specified in the applicable pricing supplement, be rounded if necessary to the fourth decimal place (with .00005 being rounded upwards):

where:

“d0”, for any interest period, is the number of London banking days in such interest period;

“d”, for such interest period, is the number of calendar days in such interest period;

“i”, for such interest period, is a series of whole numbers from one to d0, each representing the relevant London banking day in chronological order from, and including, the first London banking day in such interest period;

“London banking day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England;

“ni” means, in relation to any London banking day “i” in such interest period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day;

“p” means the number of London banking days specified in the applicable pricing supplement (or, if no such number is specified, five London banking days); and

“SONIA” in respect of any London banking day, means a reference rate equal to the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the Relevant Screen Page (as specified in the applicable pricing supplement) or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors, in each case on the London banking day immediately following such London banking day;

“SONIAi-pLBD” means, in relation to any London banking day “i” in such interest period, SONIA in respect of the London banking day falling “p” London banking days prior to such London banking day “i”, determined by the calculation agent.

Fallback Provisions for SONIA Rate Notes specifying the calculation method as being Compounded SONIA

If, in respect of any London banking day, the SONIA rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorized distributors, then SONIA in respect of such London banking day shall, unless the calculation agent has been notified of any Successor Rate or Alternative Benchmark Rate (and, in either case, the applicable Adjustment Spread and the specific terms of any Benchmark Amendments) as described under “—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA,” be: (1) the sum of: (a) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5:00 p.m., London time (or, if earlier, close of business) on such London banking day and (b) the mean of the spread of SONIA to the Bank Rate over the previous five London banking days on which a SONIA rate has been published, excluding the highest spread (or, if there are more than one highest spread, then only one of those highest spreads) and the lowest spread (or, if there are more than one lowest spread, then only one of those lowest spreads) to the Bank Rate; or (2) if the Bank Rate is not available or has not been published by the Bank of England at 5:00 p.m., London time (or, if earlier, close of business) on the relevant London banking day, the SONIA rate published on the Relevant Screen Page (or otherwise published by the relevant authorized distributors) for the first preceding London banking day on which the SONIA rate was published on the Relevant Screen Page (or otherwise published by the relevant authorized distributors).

Notwithstanding the previous paragraph but subject to any notification of a Successor Rate or Alternative Benchmark Rate (and, in either case, the applicable Adjustment Spread and the specific terms of any Benchmark Amendments) as outlined in the previous paragraph, in the event the Bank of England publishes guidance as to: (1) how SONIA is to be determined or (2) any rate that is to replace SONIA, then the calculation agent shall, to the extent that is reasonably practicable and as set forth in a direction from us in writing, follow such guidance in order to determine SONIA for the purposes of the notes and for so long as SONIA is not available or has not been published by the relevant authorized distributors.

If, on any SONIA interest determination date, the interest rate cannot be determined by reference to any of the subparagraphs above, then the interest rate for the relevant interest period shall be: (1) the interest rate determined as at the last preceding interest determination date (though substituting, where a different spread or spread multiplier is to be applied to the relevant interest period from that which applied to the last preceding interest period, the spread or spread multiplier relating to the relevant interest period in place of the spread or spread multiplier relating to that last preceding interest period) or (2) if there is no such preceding interest determination date, the initial interest rate that would have been applicable to such SONIA rate notes for the first interest period had the notes been in issue for a period equal in duration to the first interest period but ending on (and excluding) the interest commencement date (and applying the spread or spread multiplier, if applicable, to the first interest period).

If the SONIA rate notes become due and payable, then the final interest rate shall be calculated for the period from (and including) the most recent interest payment date (or, if none, the interest commencement date) to (but excluding) the date on which the notes become so due and payable, and such interest rate shall continue to apply to the notes for so long as interest continues to accrue thereon.

Notwithstanding, and at any time during the application of, the foregoing procedures, if we or our designee determines that a Benchmark Transition Event has occurred in relation to any SONIA rate notes, then, pursuant to the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA”, we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA” shall, in such circumstances, apply to the SONIA rate notes.

Compounded SONIA Rate Notes with Compounded Index Convention

If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded SONIA Index and, in addition, specifies the Observation Method as being the “Compounded Index Convention”, then “compounded SONIA” means, for each applicable interest period, a rate determined by reference to the screen rate or index for compounded SONIA administered by the administrator of the SONIA reference rate that is published or displayed by such administrator or other information service from time to time at the relevant time on the relevant SONIA index determination dates specified below, as further specified in the applicable pricing supplement (the “SONIA Compounded Index”), as calculated in accordance with the formula below (and the resulting percentage shall be rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) plus or minus (as indicated in the applicable pricing supplement) the spread, if any, all determined by the calculation agent.

Compounded SONIA rate is equal to:

where:

“d” is the number of calendar days from, and including, the day in relation to which SONIA Compounded IndexStart is determined to, but excluding, the day in relation to which SONIA Compounded IndexEnd is determined;

“Relevant Number” means the number of London banking days specified in the applicable pricing supplement (or, if no such number is specified, five London banking days);

“SONIA Compounded IndexStart” denotes that the relevant SONIA Compounded Index is the SONIA Compounded Index value determined in relation to the day falling the Relevant Number of London banking days prior to the first day of the relevant interest period;

“SONIA Compounded IndexEnd” denotes that the relevant SONIA Compounded Index is the SONIA Compounded Index value determined in relation to the day falling the Relevant Number of London banking days prior to the interest payment date for such interest period or such other date as when the relevant payment of interest falls to be due (but that by definition or the operation of the relevant provisions is excluded from such interest period);

a day on which the SONIA Compounded Index is determined pursuant to SONIA Compounded IndexEnd or SONIA Compounded IndexStart above is referred to as a “SONIA index determination date.”

Fallback Provisions for SONIA Rate Notes specifying calculation method as being Compounded Index Convention

If the SONIA Compounded Index is not published or displayed by the administrator of the SONIA reference rate or other information service at the relevant time on any relevant SONIA index determination date as specified in the applicable pricing supplement, then the Compounded SONIA rate for the applicable interest period for which the SONIA Compounded Index is not available shall be “Compounded SONIA” determined under “Compounded SONIA Rate Notes with Observation Shift Convention” above, as if the Observation Shift Convention had been specified in the applicable pricing supplement. For these purposes, the “Calculation Method” shall be deemed to be “Compounded SONIA”, “Relevant Number” shall be deemed to be “p” and “Observation Method” shall be deemed to be “Observation Shift Convention” as if Compounded Index Convention had not been specified in the applicable pricing supplement as being applicable and these alternative elections had been made.

Notwithstanding the foregoing, in no event shall the calculation agent be responsible for determining any substitute for SONIA, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determinations made by us and will have no liability for such actions taken at the direction of us.

If the SONIA rate notes become due and payable, then the final interest rate shall be calculated for the period from, and including, the most recent interest payment date (or, if none, the interest commencement date) to, but excluding, the date on which the notes become so due and payable, and such interest rate shall continue to apply to the notes for so long as interest continues to accrue thereon.

Notwithstanding, and at any time during the application of, the foregoing procedures, if we determine that a Benchmark Transition Event has occurred in relation to any notes that reference SONIA, then, pursuant to the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA,” we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA” shall, in such circumstances, apply to the SONIA rate notes.

Benchmark Discontinuation—Reference Rate Replacement—EURIBOR and SONIA

Notwithstanding the foregoing, if we or our designee determines that a Benchmark Event (as defined below) has occurred when any interest rate (or the relevant component part thereof) remains to be determined by reference to EURIBOR or SONIA, then the following provisions shall apply:

•

we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an alternative rate (the “Alternative Benchmark Rate”) and, in either case, an alternative screen page or source (the “Alternative Relevant Screen Page”) and an Adjustment Spread (as defined below) (if applicable) no later than three business days prior to the relevant interest determination date relating to the next succeeding interest period (the “IA Determination Cut-off Date”) for purposes of determining the interest rate applicable to the notes for all future interest periods;

•	the Alternative Benchmark Rate will be such rate as we and the Independent Financial Adviser agree has replaced the relevant reference rate in customary market usage for the purposes of determining the applicable interest rate or, if we and the Independent Financial Adviser agree that there is no such rate, such other rate as we and the Independent Financial Adviser agree is most comparable to the relevant reference rate, and the Alternative Relevant Screen Page shall be such page of an information service as displays the Alternative Benchmark Rate;

•

if we are unable to appoint an Independent Financial Adviser, or if we and the Independent Financial Adviser cannot agree upon, or cannot select a Successor Rate or an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the IA Determination Cut-off Date in accordance with the clause immediately above, then we may determine which (if any) rate has replaced the relevant reference rate in customary market usage for purposes of determining the applicable interest rate or, if we determine that there is no such rate, which (if any) rate is most comparable to the relevant reference rate, and the Alternative Benchmark Rate will be the rate so determined by us, and the Alternative Relevant Screen Page will be such page of an information service as displays the Alternative Benchmark Rate; provided, however, that if this clause applies and we are unable or unwilling to determine an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the interest determination date relating to the next succeeding interest period in accordance with this clause, the reference rate applicable to such interest period will be determined pursuant to the interest rate provisions for notes referencing EURIBOR or SONIA as applicable and as outlined above under the captions “EURIBOR” and “SONIA rate,” respectively;

•

if a Successor Rate or an Alternative Benchmark Rate and an Alternative Relevant Screen Page is determined in accordance with the preceding provisions, such Successor Rate or such Alternative Benchmark Rate and such Alternative Relevant Screen Page will be the benchmark and the Relevant Screen Page in relation to the notes for all future interest periods;

•

if we determine, together with the Independent Financial Adviser, that (A) an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Benchmark Rate and (B) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread will be applied to the Successor Rate or the Alternative Benchmark Rate for each subsequent determination of a relevant interest rate and Interest Amount(s) (or a component part thereof) by reference to such Successor Rate or such Alternative Benchmark Rate;

•

if a Successor Rate or an Alternative Benchmark Rate and/or Adjustment Spread is determined in accordance with the above provisions, we may also specify additional changes applicable to the notes, and the method for determining the fallback rate in relation to the notes, to follow market practice in relation to the Successor Rate or the Alternative Benchmark Rate and/or the Adjustment Spread, which changes shall apply to the notes for all future interest periods; and

•

we will promptly, following the determination of any Successor Rate or any Alternative Benchmark Rate and any Alternative Relevant Screen Page and any Adjustment Spread (if any), give notice thereof and of any changes pursuant to the clause immediately above to the calculation agent, the Fiscal and Paying Agent and the holders of the notes.

“Adjustment Spread” means either a spread (which may be positive or negative) or a formula or methodology for calculating a spread, which we determine should be applied to the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), as a result of the replacement of the relevant reference rate with the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), and is the spread, formula or methodology which:

•

in the case of a Successor Rate, is recommended or formally provided as an option for parties to adopt, in relation to the replacement of the reference rate with the Successor Rate by any Relevant Nominating Body; or

•	in the case of a Successor Rate for which no such recommendation has been made, or option provided, or in the case of an Alternative Benchmark Rate, the spread, formula or methodology which we determine to be appropriate to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders as a result of the replacement of the reference rate with the Successor Rate or the Alternative Benchmark Rate (as applicable).

“Benchmark Event” means:

•

(a) the relevant reference rate (or component thereof) has ceased to be published on the Relevant Screen Page as a result of such benchmark (or component thereof) ceasing to be calculated or administered; or

•

(b) a public statement by the administrator of the relevant reference rate (or component thereof) that it will cease publishing such reference rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such reference rate (or component thereof)); or

•

(c) a public statement by the supervisor of the administrator of the relevant reference rate (or component thereof) that such reference rate (or component thereof) has been or will be permanently or indefinitely discontinued; or

•

(d) a public statement by the supervisor of the administrator of the relevant reference rate (or component thereof) that means that such reference rate (or component thereof) will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

•

(e) a public statement by the supervisor of the administrator of the relevant reference rate (or component thereof) that, in the view of such supervisor, such reference rate (or component thereof) is no longer representative of an underlying market; or

•

(f) it has or will become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using the relevant reference rate (or component thereof) (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable), provided that the Benchmark Event shall be deemed to occur only (i) in the case of paragraphs (b) and (c) above, on the date of the cessation of the relevant reference rate (or component thereof) or the discontinuation of the reference rate (or component thereof), as the case may be, (ii) in the case of paragraph (d) above, on the date of prohibition of use of the reference rate (or component thereof) and (iii) in the case of paragraph (e) above, on the date with effect from which the reference rate (or component thereof) will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the public statement, and, in each case, not the date of the relevant public statement.

“euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by us.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

•

the European Union, the central bank, reserve bank, monetary authority or similar institution for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

•

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates,

(b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Financial Adviser (with our agreement) determines is a successor to or replacement of the relevant reference rate which is formally recommended by any Relevant Nominating Body.

Treasury Rate

Treasury rate notes will bear interest at the interest rates, calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, specified in the treasury rate notes and in the applicable pricing supplement. Treasury rate notes will be subject to the minimum and maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a “treasury rate interest determination date”), the rate from the auction held on the applicable treasury rate interest determination date, which we refer to as the “auction,” of direct obligations of the United States (“treasury bills”) having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace either such page on such service) by 3:00 p.m., New York City time, on the interest calculation date corresponding to the relevant treasury rate interest determination date.

Unless otherwise specified in the applicable pricing supplement, the following procedures will be followed if the treasury rate cannot be determined as described above:

•

If by 3:00 p.m., New York City time, on the related interest calculation date, the rate described above is not published on either page, the treasury rate will be the bond equivalent yield of the rate for such treasury bills announced by the U.S. Department of the Treasury.

•

If by 3:00 p.m., New York City time, on the related calculation date, the rate described above is not published in the related H.15 Daily Update or another recognized source, the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the auction rate of such treasury bills of the kind described above as announced by the United States Department of the Treasury.

•

In the event that such auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury on the related calculation date, or if no such auction is held for the relevant week, then the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the rate on such treasury rate interest determination date of treasury bills having the index maturity closest to the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such treasury rate interest determination date of such treasury bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).”

•

If the rate described in the prior paragraph is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the treasury rate on such treasury rate interest determination date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such treasury rate interest determination date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate determined as of such treasury rate interest determination date will be the treasury rate in effect on such treasury rate interest determination date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D × N	x 100
360 – (D × M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Fixed/Floating Rate Notes

We may issue notes with elements of each of the fixed rate notes and floating rate notes. If a note is designated as a “fixed /floating rate note” then, unless the applicable pricing supplement specifies otherwise, the note will bear interest (a) during the period from, and including, its issue date to, but excluding, the first day of the floating rate period (the “reset date”) specified in the applicable pricing supplement (such period, the “fixed rate period”), at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement, and (b) during the period from, and including, the reset date to, but excluding, the stated maturity or earlier redemption date or repayment date (such period, the “floating rate period”), at a floating rate of interest determined by reference to one or more base rates, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement.

If any interest payment date with respect to an interest period during the fixed rate period, including any interest payment date occurring on the reset date, or the stated maturity or, if applicable, earlier redemption date or repayment date for any fixed/floating rate note would otherwise be a day that is not a business day, then the principal of, premium, if any, and interest on that note payable on such interest payment date will be postponed to the next succeeding business day, and no interest or other payment will accrue as a result of such delay. If an interest payment date other than any interest payment date that is the stated maturity or, if applicable, earlier redemption date or repayment date with respect to an interest period during the floating rate period (which, for the avoidance of doubt, does not include any interest payment date occurring on the reset date) would otherwise be a day that is not a business day, then such interest payment date will be postponed until the next succeeding business day, except that, in the case of any floating rate interest period with respect to a CORRA note, EURIBOR note, SOFR note or SONIA rate note, if that next succeeding business day falls in the next calendar month, then such interest payment date will be advanced to the immediately preceding business day, and, in each case, the related interest periods also will be adjusted for such non-business days. If the scheduled reset date would otherwise be a day that is not a business day, it will be postponed to the next succeeding business day.

Except as provided above, for all purposes herein, fixed/floating rate notes will be treated as fixed rate notes during the fixed rate period and floating rate notes during the floating rate period.

Fixed Rate Reset Notes

We may issue notes that will bear interest initially at a fixed interest rate for a specified portion of the applicable term and then reset such fixed interest rate by reference to a “reset reference rate” at one or more specified intervals for the remainder of such term as determined in accordance with the terms and provisions set forth in the applicable pricing supplement and below under “—Determination of Interest Rates for Fixed Rate Reset Notes” and “—Determination of Reset Reference Rates for Fixed Rate Reset Notes,” which we refer to as “fixed rate reset notes.” Unless otherwise specified in the applicable pricing supplement, terms and provisions of fixed rate reset notes will apply, to the extent applicable, as set forth below.

Each fixed rate reset note will bear interest from, and including, its issue date to, but excluding, the “first reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate reset note will reset on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable pricing supplement, all in accordance with the terms and provisions of fixed rate reset notes set forth under “—Determination of Interest Rates for Fixed Rate Reset Notes.” The interest rate to which any fixed rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be determined by reference to the reset reference rate adjusted by the applicable spread, if any, and/or spread multiplier, if any, each as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the reset reference rate will be either the U.S. Treasury Rate or a rate determined by reference to SOFR, as specified in the applicable pricing supplement to be the reset reference rate and as determined in accordance with the terms and provisions set forth under “—Floating Rate Notes—Base Rates—SOFR” or “—Determination of Reset Reference Rates for Fixed Rate Reset Notes—U.S. Treasury Rate,” as applicable.

A fixed rate reset note also may have either or both of the following limitations on the interest rate:

•	a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest or other applicable period; and

•	a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest or other applicable period.

The interest rate on a fixed rate reset note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested.

Accrual of Interest and Interest Payment Dates for Fixed Rate Reset Notes

Interest on any fixed rate reset note will be paid quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable pricing supplement (each such day being an “interest payment date” for a fixed rate reset note) and at the stated maturity or earlier redemption date or repayment date, as applicable. Each interest payment due on an interest payment date, the stated maturity or earlier redemption date or repayment date, as applicable, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the issue date, to, but excluding, the next interest payment date, the stated maturity or earlier redemption date or repayment date, as the case may be (each such period, an “interest period”). The amount of accrued interest for any fixed rate reset note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. The interest rate applicable with respect to any interest period for any fixed rate reset note will be the rate per annum determined in accordance with the applicable terms and provisions set forth below under “—Determination of Interest Rates for Fixed Rate Reset Notes” and “—Determination of Reset Reference Rates for Fixed Rate Reset Notes.”

If no day count convention is specified in the applicable pricing supplement, the accrued interest factor for fixed rate reset notes for which the reset reference rate is specified in the applicable pricing supplement to be the

U.S. Treasury Rate or SOFR, the factor will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Determination of Interest Rates for Fixed Rate Reset Notes

Each fixed rate reset note will bear interest:

(1)	from, and including, the issue date to, but excluding, the first reset date (such period, the “initial fixed rate period”) at a rate per annum equal to the initial interest rate;

(2)

from, and including, the first reset date to, but excluding, the first “subsequent reset date” specified in the applicable pricing supplement or, if no subsequent reset dates are specified in the applicable pricing supplement, the stated maturity or earlier redemption date or repayment date, as the case may be, at a rate per annum equal to the first reset interest rate; and

(3)	for each applicable subsequent reset period thereafter (if any), at a rate per annum equal to the applicable subsequent reset interest rate,

payable, in each case, in arrears on each applicable interest payment date, the stated maturity or earlier redemption date or repayment date, as the case may be. For the avoidance of doubt, the applicable interest rate specified in the preceding sentence will apply for each interest period falling within the initial fixed rate period and any reset period, as applicable.

In addition, for the avoidance of doubt, the “reset dates,” including the “first reset date” and “subsequent reset date(s),” if any, for each fixed rate reset note will be specified in the applicable pricing supplement.

The interest rate applicable during each reset period will be determined by the calculation agent on each applicable reset determination date.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“first reset interest rate” means, in respect of the first reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such first reset interest rate.

“first reset period” means the period from, and including, the first reset date to, but excluding, the first subsequent reset date or, if no subsequent reset dates are specified in the applicable pricing supplement, the stated maturity or earlier redemption date or repayment date, as applicable.

“reset date” means the first reset date and each applicable subsequent reset date, if any.

“reset determination date” means, unless otherwise specified in the applicable pricing supplement: with respect to any fixed rate reset note for which the reset reference rate is the U.S. Treasury Rate or a rate determined by reference to SOFR, the third business day (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset date.

“reset period” means the first reset period or a subsequent reset period, as applicable.

“reset reference rate” means, as specified in the applicable pricing supplement, either (a) the U.S. Treasury Rate or (b) a rate determined by reference to SOFR, determined in accordance with the terms and provisions set forth under “—Determination of Reset Reference Rates for Fixed Rate Reset Notes—U.S. Treasury Rate” or “—Floating Rate Notes—Base Rates—SOFR,” as applicable.

“subsequent reset interest rate” means, in respect of any subsequent reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such subsequent reset interest rate.

“subsequent reset period” means the period from, and including, the first subsequent reset date to, but excluding, the next subsequent reset date or, if no additional subsequent reset dates are specified in the applicable pricing supplement, the stated maturity or earlier redemption date or repayment date, as applicable, and each successive period from, and including, to, but excluding, the next subsequent reset date or stated maturity or earlier redemption date or repayment date, applicable.

Determination of Reset Reference Rates for Fixed Rate Reset Notes

U.S. Treasury Rate

For any reset period commencing on or after the first reset date, the “U.S. Treasury Rate” will be determined by the calculation agent on each reset determination date in the following manner:

(1)

the average of the yields on actively traded U.S. treasury securities adjusted to constant maturities, for the maturity equal to the duration of such reset period, for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) immediately preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update under the caption H.15 TCM; or

(2)

if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for such maturity, then the “U.S. Treasury Rate” will be determined by interpolation on a straight line basis (using the actual number of days) between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset determination date (or, if there is no such reset date, the stated maturity) and (B) the other maturing as close as possible to, but later than, such reset date or stated maturity, as applicable, in each case for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable reset determination date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

Notwithstanding the foregoing, if we or our designee determines that the then-current reset reference rate (which, as of the issue date for any fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity set forth in the applicable pricing supplement) cannot be determined in the manner applicable for such reset reference rate (which, as of the issue date of such fixed rate reset notes, will be pursuant to the methods described in clauses (1) or (2) above) on the applicable reset determination date (such determination, a “rate substitution event”), we or our designee may determine whether there is an industry-accepted successor rate to the then-current reset reference rate (such industry-accepted successor rate, the “replacement rate”). If we or our designee determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to the fixed rate reset notes in respect of such determination on such reset determination date and all determinations on all subsequent reset determination dates. In addition, if a replacement rate is utilized as described in the preceding sentence, we or our designee may adopt or make changes to (1) any interest payment date, reset determination date, reset date, other relevant date, business day convention, interest period or reset period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of fixed rate reset notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the relevant series of notes (including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reset reference rate (which, as of the issue date of for any series of fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity)), in each case that we or our designee determines, from time to time, to be appropriate to reflect the determination and implementation of such replacement rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee determines that implementation of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of such replacement rate exists, in such other manner as we or our designee determines is appropriate) (such changes, the “U.S. Treasury Rate adjustments”). If we or our designee determines that there is no such replacement rate, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

Any determination, decision or selection that may be made by us or our designee pursuant to the provisions of the fixed rate reset notes (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, shall become effective without consent from the holders of the notes or any other party.

Indexed Notes

An indexed note provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to the performance, price, level or value of one or more of the following: securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing. Indexed notes may be adjusted by a spread or a spread multiplier, or both.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed. An indexed note also may provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed notes may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of ours or an issuer other than us.

The applicable pricing supplement for any indexed note will include information about the relevant index or indices, how amounts that are to become payable will be determined by reference to the price or value of that index or indices and the terms on which the security may be settled physically or in cash. See “Risk Factors—Risk Factors Related to a Particular Issue of Notes—Risks Relating to Indexed Notes” for more information about risks of investing in indexed notes.

Original Issue Discount Notes (Including Zero Coupon Notes)

We may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the amount payable at acceleration of the stated maturity to the holder of an original issue discount note will be the sum of:

•	the amortized face amount of the note, and

•	in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

Unless otherwise specified in the applicable pricing supplement, the amount payable upon redemption to the holder of an original issue discount note will be the sum of:

•	the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement, and

•	in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of an original issue discount note is equal to the sum of:

•	the issue price of the original issue discount note, and

•

the portion of the difference between the issue price and the principal amount of the original issue discount note that has been amortized at the stated yield of the original issue discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, at the date as of which the amortized face amount is calculated.

The amortized face amount may not exceed the principal amount of the note due at its stated maturity. As used in this paragraph, issue price means the principal amount of the original issue discount note due at the stated maturity of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement. The term stated yield of the original issue discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note’s issue date to its stated maturity based on its issue price and its stated redemption price at the stated maturity.

Persons considering the purchase of original issue discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount.”

Redemption

General

The applicable pricing supplement will indicate whether we have the option to redeem the notes prior to the stated maturity. If the notes are redeemable, the applicable pricing supplement will indicate the terms of our option to redeem the notes prior to the stated maturity, including the redemption price and method for redemption. Unless otherwise specified in the applicable pricing supplement, we will not be obligated to redeem or purchase notes subject to a sinking fund or analogous provision or at the option of any holder.

Unless the pricing supplement provides otherwise, in the case of notes other than zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the principal amount of the note, together with accrued interest, if any, to, but excluding, the date of redemption. Unless the pricing supplement provides otherwise, in the case of zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the amortized face amount of the note, together with accrued interest, if any, to, but excluding, the date of redemption (or, for original issue discount notes, any accrued but unpaid qualified stated interest payments).

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 5 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No note of a principal amount equal to or less than the minimum authorized denomination of such note will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note, provided that the unredeemed portion of the principal amount of any note will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes will be done in accordance with the policies and procedures of the depositary.

Unless we default on payment of the applicable redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. On or prior to the redemption date, we will deposit with our paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.

Any calculations in connection with any redemption will be made by us or our designee; provided, however, that such calculation shall not be a duty or obligation of the trustee. Neither the trustee nor the calculation agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any redemption. Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

To the extent then required by applicable laws or regulations, the notes may not be redeemed prior to their applicable stated maturity without the requisite prior approval, if any, from applicable regulators.

The applicable pricing supplement may set forth terms and provisions with respect to redemption at our option applicable to notes denominated in a currency other than U.S. dollars. Further, the applicable pricing supplement may set forth terms with respect to a redemption at our option for notes denominated in U.S. dollars that are different from or in addition to the terms set forth herein, in which case the terms set forth in the applicable pricing supplement will govern.

Optional Redemption

If the relevant pricing supplement specifies that redemption at our option is applicable but does not specify that a make-whole redemption applies, and unless the pricing supplement specifies different terms relating to redemption at our option or notice periods, we may redeem the notes in whole at any time or in part from time to time, upon not less than 5 days’ nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, or such other redemption price or formula specified in the applicable pricing supplement.

Optional Make-Whole Redemption

If the applicable pricing supplement specifies that optional redemption is applicable to the notes and that a “optional make-whole redemption” applies, unless the applicable pricing supplement specifies different terms relating to redemption at our option, we may redeem such notes at our option, in whole or in part, at any time and from time to time, on or after the date that is 180 days after the issue date for the notes as specified in the applicable pricing supplement (or, if additional notes are issued after such issue date, then on or after the date that is 180 days after the issue date of such additional notes) or such other date specified in the applicable pricing supplement, and, if applicable, on and/or prior to, as applicable, the applicable “assumed maturity” (as defined below) of such notes, upon at least 5 days’ but not more than 60 days’ prior written notice to the holders of such notes, at the applicable make-whole redemption price (as defined below) (such redemption, a “make-whole redemption”). If the notes to be so redeemed are denominated in U.S. dollars, unless we specify otherwise in the applicable supplement, the applicable make-whole redemption price (expressed as a percentage of principal amount and rounded to three decimal places) will be equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming, unless otherwise specified in the applicable pricing supplement, such notes matured at the assumed maturity (as defined below), as applicable) on a semi-annual basis (assuming, unless otherwise specified in the applicable pricing supplement, a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the make-whole spread, if any, specified in the applicable pricing supplement, less (b) interest on the notes to be redeemed accrued to, but excluding, the redemption date (the “make-whole redemption price”); and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the applicable redemption date.

In addition, unless otherwise specified in the applicable pricing supplement, (i) if the applicable pricing supplement specifies that the notes include a first par call date, then, on the first par call date, the notes will be redeemable at our option, in whole but not in part, and (ii) if the applicable pricing supplement specifies that the notes includes a par call date, then, on and after the par call date, the notes will be redeemable at our option, in whole or in part, at any time and from time to time, in each case, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For the purposes of determining the applicable make-whole redemption price for any notes, the “assumed maturity” with respect to such notes, means the term of such notes as if such notes matured on the date that is (1) specified as the “assumed maturity” in the applicable pricing supplement, or, if no such date is so specified, (2) the earliest of (a) the stated maturity of such notes, (b) if the notes include a first par call date, the first par call date, (c) if the notes include a par call date, the par call date, and (d) if the applicable pricing supplement otherwise provides that notes also may be redeemed at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest, if any, thereon, to, but excluding, the applicable redemption date, the first date on which such notes may be so redeemed, and (e) in the case of a series of fixed/floating rate notes, the first date on which interest begins to accrue on the notes at a floating rate.

“Treasury Rate” means, with respect to the applicable redemption date for the notes to redeemed, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Federal Reserve Board), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Federal Reserve Board designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the assumed maturity (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the assumed maturity on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. treasury security maturing on, or with a maturity that is closest to, assumed maturity, as applicable. If there is no U.S. treasury security maturing on assumed maturity but there are two or more U.S. treasury securities with a maturity date equally distant from the assumed maturity, one with a maturity date preceding the assumed maturity and one with a maturity date following the assumed maturity, we shall select the U.S. treasury security with a maturity date preceding the assumed maturity. If there are two or more U.S. treasury securities maturing on the assumed maturity or two or more U.S. treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. treasury securities the U.S. treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Repayment

The applicable pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity. If the notes may be repaid prior to their stated maturity, the applicable pricing supplement will indicate the amount at which we will repay the notes and the procedure for repayment.

The applicable pricing supplement will specify whether any repayment by us at the holder’s option will be subject to the prior approval of the Federal Reserve Board or other appropriate federal banking agency.

Extendible/Renewable Notes

We may issue notes for which the stated maturity may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable pricing supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes by tender, in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to hold, resell, or cancel any repurchased notes. The repurchase of any note that is our eligible LTD will require the prior approval of the Federal Reserve Board if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. Unless we specify otherwise in the applicable supplement, to the extent then required by applicable laws or regulations, the subordinated notes may not be repurchased prior to their stated maturity without the requisite prior approvals, if any, from applicable regulators.

Foreign Currency Notes

General

If we issue notes denominated or payable in a currency or currencies other than U.S. dollars, we will not sell those notes in, or to residents of, the country that issues the currency in which those notes are denominated unless permitted by that country’s laws. This prospectus supplement is directed to prospective purchasers who are U.S. residents. Prospective purchasers who are residents of countries other than the United States should consult their own financial and legal advisors with regard to the purchase of the notes and should review the foreign currency risks discussed under the heading “Risk Factors—Risk Factors Related to a Particular Issue of Notes—Risks Relating to Foreign Currency Notes.”

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established. Any information that is provided in the applicable pricing supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

If we issue notes in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable pricing supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars in respect of foreign currency notes, if so required. The exchange rate agent will make those conversions in accordance with the terms of the applicable pricing supplement and with any applicable arrangements between us and the exchange rate agent. The exchange rate agent may be one of our affiliates. We will identify in the applicable pricing supplement the exchange rate agent that we have appointed for a particular tranche of notes as of its issue date. Unless otherwise specified in the applicable pricing supplement, U.S. Bank Trust Company, National Association will act as the exchange rate agent. We may appoint different exchange rate agents from time to time after the issue date of the notes without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

Purchase of Foreign Currency Notes

Unless otherwise specified in the applicable pricing supplement, purchasers of foreign currency notes will be required to pay for such notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. At the request of a purchaser of foreign currency notes, the applicable selling agent may arrange for the conversion of U.S. dollars into the applicable specified currency to facilitate payment for the foreign currency notes. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the purchasers using those conversion arrangements.

Payment of Principal, Premium and Interest

Unless otherwise specified in the applicable pricing supplement, we generally will pay the principal of, any premium and interest, and other amounts payable, if any, on, foreign currency notes in the applicable specified currency or, if the specified currency is not at the time of payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the specified currency at the time that the payment is legal tender for the payment of debts. Notwithstanding the foregoing, we will pay principal of, and premium, if any and interest on, foreign currency notes in U.S. dollars (1) if the notes are represented by global notes held through DTC, as depositary, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency; (2) if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and (3) if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unless otherwise specified in the applicable pricing supplement, if a note is represented by a global note, we will make payments in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, DTC, as depositary, or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold foreign currency notes, all payments to DTC will be made in U.S. dollars. The holder of a beneficial interest in a foreign currency note held through a DTC participant may elect to receive payments in the applicable specified currency by notifying the DTC participant through which it holds its beneficial interest prior to the fifteenth business day prior to the applicable regular record date or the stated maturity (or earlier redemption date or repayment date) of (1) that holder’s election to receive all or a portion of the payment in the applicable specified currency and (2) wire transfer instructions to an account for the applicable specified currency outside the United States. The participant must notify DTC of such election and wire transfer instructions (a) on or prior to the fifth business day after the regular record date for any payment of interest and (b) on or prior to the tenth business day prior to the stated maturity (or earlier redemption date or repayment date) for any payment of principal and/or premium. DTC will notify the paying agent of the election and wire transfer instructions (1) on or prior to 5:00 p.m., New York City, time on the fifth business day after the regular record date for any payment of interest and (2) on or prior to 5:00 p.m., New York City time, on the tenth business day prior to the stated maturity (or any redemption date or repayment date). If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the paying agent, on or prior to such dates, then the beneficial owner will receive payments in the applicable specified currency by wire transfer of immediately available funds to an account with a bank located in the country issuing the specified currency (or in another jurisdiction acceptable to us and the paying agent); otherwise, only U.S. dollar payments will be made by the paying agent to DTC.

Unless otherwise specified in the applicable pricing supplement, holders of foreign currency notes in certificated form may elect to receive payments on these notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in New York City on or prior to the fifteenth business day prior to the regular record date or the stated maturity (or earlier redemption date or repayment date), as the case may be, for the applicable notes. Such election must be made in writing (mailed, hand delivered or sent by facsimile transmission) and a separate election is required for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the fifteenth business days prior to the regular record date or the stated maturity (or earlier redemption date or repayment date), as the case may be, for the applicable notes. If the foreign currency notes are held in the name of a broker or nominee, holders should contact their broker or nominee to determine whether and how they may elect to receive payments in U.S. dollars.

For beneficial owners of global notes through a DTC participant that do not make an election and follow the procedures described above to receive payments in the applicable specified currency and for holders in certificated form that elect to receive payments in U.S. dollars, the exchange rate agent for the relevant notes will convert payments to that holder into the specified currency or U.S. dollars, as the case may be. U.S. dollar amounts to be received by holders of foreign currency notes will be based on the highest bid quotation of the specified currency received by the exchange rate agent specified in the applicable pricing supplement at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers in London or New York City (one of which may be the exchange rate agent) selected by the exchange rate agent. The exchange rate agent shall then select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from such specified currency. If fewer than two bid quotations are available at the time of a determination pursuant to the previous sentence then the exchange rate agent will convert such payments on the basis of the noon dollar buying rate in New York City for cable transfers of the specified currency or specified currencies in which a payment on any note was to be made, as certified for customs purposes by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” for such currency as of the second business day preceding the applicable payment date or, if such rate for such date is not then available, the exchange rate agent will use the most recently available such rate for such specified currency. All currency exchange costs will be borne by the holders of foreign currency notes, allocated on a pro rata among the holders of foreign currency notes receiving U.S. dollar payments in the proportion of their respective holdings, by deductions from the amounts payable on the notes.

Subject to any fiscal or other laws and regulations applicable in the place of payment, payments on notes to be made in a specified currency other than in U.S. dollars will be made by wire transfer to an account in the specified currency maintained by the payee, or by a check in the specified currency drawn on a bank in the principal financial center of the country of the specified currency. In the case of euro, payments will be made in euro by credit or transfer to a euro account, or any other account to which euro may be credited or transferred, or may be made by check. In addition, in the case of Japanese yen, payment may be made by transfer to a non-resident Japanese yen account with an authorized foreign exchange bank, if payment is to be made to a non-Japanese resident.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Unavailability of Specified Currency

If payment on a foreign currency note is required to be made in a specified currency and that currency is not available due to the imposition of exchange controls or other circumstances beyond our control, then we will be entitled to satisfy our obligations to holders of such notes, unless otherwise specified in the applicable pricing supplement, by making those payments on the applicable payment date(s) in U.S. dollars on the basis of the “market exchange rate,” for such currency as computed by the exchange rate agent on the second business day preceding the applicable payment date, or if such market exchange rate is not then available, on the basis of the most recently available market exchange rate on or before the applicable payment date, or as otherwise indicated in an applicable pricing supplement or as otherwise determined by us in good faith, if the foregoing is impracticable. All currency exchange costs will be borne by the holder of the note by deductions from the amounts payable on the notes. The foregoing will apply to any foreign currency note, whether in global or certificated form, and to any payment, including a payment at the stated maturity (or earlier redemption date or repayment date). Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default or an event of default under the applicable indenture with respect to the notes.

These provisions do not apply in the event that a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the Treaty on European Union. Any payment made under such circumstances in euro where the required payment is in a specified currency will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of one or more interest rate bases, calculation of the interest rate applicable to a floating rate note, applicable interest payment dates, stated maturity, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and in the relevant pricing supplement.

Consolidation, Merger, Sale, Conveyance and Lease

Each indenture provides that we may not consolidate with or merge into any other corporation, or convey or transfer substantially all of our properties and assets to any person (other than a subsidiary) unless:

•	the successor assumes our obligations under the applicable indenture and the notes outstanding under the applicable indenture;

•

immediately after giving effect to the transaction, no event of default, as applicable (and, with respect to any senior notes, no covenant breach (as defined below)), and no event which, after notice or lapse of time or both, would become an event of default, as applicable (or, with respect to the senior notes, a covenant breach), has occurred and is continuing under the applicable indenture; and

•	certain other conditions are met.

In that event, the successor will be substituted for us in the applicable indenture and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the outstanding senior notes or the subordinated notes, as applicable.

The indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

In addition, under each indenture, the foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power. As a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the under the notes and we would remain the sole obligor on the notes.

Restrictive Covenants under the Senior Indenture

Restriction on Sale or Issuance of Voting Stock of Principal Constituent Banks

Except as described above under “Consolidation, Merger, Sale, Conveyance and Lease,” the senior indenture prohibits (i) our sale or other disposition of shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase shares of voting stock of, a Principal Constituent Bank, or (ii) a Principal Constituent Bank’s issuance of its own shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase its own shares of voting stock if, in each of (i) and (ii) above, after giving effect to such transaction the Principal Constituent Bank would cease to be a Controlled Subsidiary. In addition, the senior indenture prohibits the merger or consolidation of a Principal Constituent Bank with any other corporation unless we are or a Controlled Subsidiary is the surviving corporation, and the lease, sale or transfer of all or substantially all the properties and assets of a Principal Constituent Bank to any corporation or person, except to us or a Controlled Subsidiary or a person that, upon such lease, sale or transfer, will become our successor or a Controlled Subsidiary.

The senior indenture, however, does not prohibit any such sale, assignment, transfer or disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets if required by law or as a condition imposed by law to the acquisition by us or any Controlled Subsidiary, directly or indirectly, of any person if, thereafter:

•	such person would be a Controlled Subsidiary;

•	our Consolidated Net Banking Assets would not be decreased; and

•	Truist Bank would remain a Controlled Subsidiary.

“Consolidated Net Banking Assets” means all net assets owned directly or indirectly by each bank subsidiary as such net assets would be reflected on a consolidated balance sheet of Truist prepared in accordance with generally accepted accounting principles at the time.

“Controlled Subsidiary” means any subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the voting stock is at the time owned directly or indirectly by us or by one or more of our Controlled Subsidiaries, after giving effect to the issuance to any person other than us or any Controlled Subsidiary of voting stock of the subsidiary issuable on exercise of options, warrants or rights to subscribe for such voting stock or on conversion of securities convertible into such voting stock.

“Principal Constituent Bank” means Truist Bank and, at any time, any other bank subsidiary the total assets of which, as set forth in the most recent statement of condition of such bank subsidiary, equal more than 30% of the total assets of all bank subsidiaries as determined from the most recent statements of condition of the bank subsidiaries.

Limitation on Creation of Liens

The senior indenture provides that we will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a Principal Constituent Bank, if, treating such pledge, encumbrance or lien as a transfer to the secured party, the Principal Constituent Bank would not be a Controlled Subsidiary.

Events of Default and Covenant Breaches with Respect to Senior Notes

An “event of default” with respect to any senior notes includes:

•	default in the payment of any installment of interest up any senior note when due and payable, if such default continues unremedied for 30 days;

•	default in the payment of the principal of, or any premium on, any senior note when due and payable, if such default continues unremedied for 30 days; or

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of Truist or Truist’s property.

Subject to the following paragraph, no other defaults under or breaches of the senior indenture or any senior notes will result in an event of default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a covenant breach) will result in a right of acceleration of the payment of the outstanding principal amount of such senior notes. For example, the occurrence of events relating to bankruptcy, insolvency or reorganization of any Principal Constituent Bank will not directly constitute an event of default under the senior indenture although it would constitute an event of default under the existing senior debt securities.

A “covenant breach” under the senior indenture includes any one of the following:

•	default in the payment of any sinking fund installment or analogous obligations with respect to any of the senior notes when due and payable; or

•

failure to perform any other covenant or agreement (other than nonpayment of principal, premium, if any, or interest) with respect to such series as set forth in such securities or the senior indenture for 90 days after we have received written notice of the failure to perform in the manner specified with respect to such series as set forth in the senior indenture.

If an event of default with respect to the senior notes shall occur and be continuing, the senior trustee or the holders of not less than 25% in aggregate principal amount of all the outstanding senior notes may declare the principal of all the notes of that series to be immediately due and payable. Subject to certain conditions, the holders of a majority in aggregate principal amount of the outstanding senior notes may rescind and annul such declaration. Neither the senior trustee nor any holders of senior notes will have any enforcement right or other remedy in respect of covenant breaches (including breaches of the covenant described above under “—Consolidation, Merger, Sale, Conveyance and Lease”) except as described below.

Under the senior indenture, after a default occurs, the senior trustee shall give the holders of the senior notes notice of such default as and to the extent provided in the Trust Indenture Act, but in the case of any default of the character specified in the second bullet point in the definition of “covenant breach” above with respect to the senior notes, no such notice to the holders shall be given until at least 30 days after the occurrence of such default. The term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach in respect of the relevant senior notes.

In case of an event of default or a covenant breach with respect to any senior notes, the senior trustee in its discretion may proceed to protect and enforce its rights and the rights of the holders by such appropriate judicial proceedings as the senior trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the senior indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy. For the avoidance of doubt, the remedies available to the senior trustee and holders include a right of acceleration only in the case of an event of default. There is no right of acceleration in the case of a covenant breach.

If an event of default or a covenant breach occurs with respect to any senior notes, the senior trustee will be obligated to use such of its rights and powers under the senior indenture, and to use the same degree of care and skill in doing so, as a prudent person would use under the circumstances in the conduct of his or her own affairs.

Subject to the provisions of the senior indenture relating to the duties of the senior trustee, in case an event of default or covenant breach shall occur and be continuing, the senior trustee is under no obligation to exercise any of the rights or powers vested in it under the senior indenture at the request, order or direction of any of the holders of the senior notes, unless such holders offer to the senior trustee reasonable security or indemnity.

Subject to certain limitations contained in the senior indenture, including among other limitations that the senior trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or power conferred on the senior trustee.

No holder of any senior note will have any right to institute any proceeding with respect to the senior indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the senior trustee written notice of a continuing event of default or covenant breach with respect to the senior notes,

•

the holders of not less than 25% in aggregate principal amount of the outstanding senior notes shall have made written request, and offered reasonable indemnity, to the senior trustee to institute such proceeding as senior trustee, and

•

the senior trustee shall not have received from the holders of a majority in principal amount of the outstanding senior notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The holder of any senior note, however, will have an absolute right to receive payment of the principal of and any premium and interest on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

We are required under the senior indenture to furnish annually to the senior trustee a statement as to our performance of our obligations under the senior indenture and as to any default in such obligations.

Defeasance of Senior Notes

We may terminate certain of our obligations under the senior indenture with respect to the senior notes then outstanding on the terms and subject to the conditions contained in the senior indenture, by:

•

depositing irrevocably with the senior trustee as trust funds in trust, U.S. dollars or U.S. Government Obligations or any combination of both in an amount that, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms will provide, without any reinvestment of such interest, principal and premium, if any, not later than one business day before the due date of any payment in respect of such senior notes, money, or a combination of money and U.S. Government Obligations sufficient (if U.S. Government Obligations are included, in the opinion of a nationally recognized firm of public accountants) to pay the principal of, and any premium and interest on, the outstanding senior notes as such are due or upon the stated maturity, redemption date or repayment date, as applicable; or

•	fulfilling such other means of satisfaction and discharge pursuant to the terms of the Series I notes; and

•	satisfying certain other conditions precedent specified in the senior indenture.

Such deposit and termination are conditioned, among other things, upon our delivery of an opinion of independent counsel that the holders of the senior notes will have no federal income tax consequences as a result of such deposit and termination, accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service. Additionally, no event of default or covenant breach or event (including such deposit with the senior trustee) which, with notice or lapse of time, or both, would become an event of default or covenant breach with respect to the senior notes shall occur and be continuing on the date of such deposit with the senior trustee. Such termination will not relieve us of our obligation to pay when any payment obligations with respect to, the senior notes if the senior notes are not paid from the money or U.S. Government Obligations held by the senior trustee for payment thereof.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

Subordination of Subordinated Notes

Our obligation to make any payment of principal of, premium, if any, or interest on the subordinated notes, to the extent set forth in the subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future senior indebtedness, as that term is defined in the subordinated indenture, including the senior notes. Upon any payment or distribution of our assets after any dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness are entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness before the holders of the subordinated notes are entitled to receive any payment on account of the principal of and any premium or interest on the subordinated notes. In a reorganization or readjustment, however, holders of the subordinated notes may receive our securities or securities of any other corporation that are subordinated to both senior indebtedness and any securities received in the reorganization or readjustment by holders of senior indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the subordinated notes. Our dissolution, winding up, liquidation or reorganization following a conveyance, transfer or lease of substantially all of our properties and assets in compliance with the terms described under “Consolidation, Merger, Sale, Conveyance and Lease” will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose.

In addition, we may not pay principal of, or any premium or interest on, the subordinated notes and may not acquire any subordinated notes for cash or property other than our capital stock if a default on senior indebtedness occurs and is continuing that permits holders of such senior indebtedness to accelerate its maturity and such default is the subject of judicial proceedings or we receive written notice of such default from a representative of all holders of the senior indebtedness. If we receive any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of senior indebtedness shall not be effective for such purpose. We may resume payments on the subordinated notes and may acquire such notes when that default is cured or waived or shall have ceased to exist, or the senior indebtedness to which such default relates shall have been paid in full in cash or cash equivalents or if that default is not the subject of judicial proceedings, 120 days pass after we receive such written notice.

By reason of this subordination, in the event of our insolvency, holders of senior indebtedness, including the senior notes, may receive more, ratably, and holders of the subordinated notes may receive less, ratably, than other of our creditors. However, this subordination will not prevent the occurrence of any event of default.

The subordinated indenture does not restrict the incurrence of additional senior indebtedness.

The subordinated indenture defines “senior indebtedness” as, with respect to us:

•

(a) any payment due in respect of our indebtedness, whether outstanding at the date of execution of the subordinated indenture or created, assumed or incurred after such date, in respect of money borrowed and (b) all of our obligations to make payment pursuant to the terms of financial instruments, including securities contracts, foreign currency exchange contracts, derivative instruments and similar financial instruments; provided, however, that, in the case of both clauses (a) and (b), such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or equal or “pari passu” in right of payment with, the subordinate notes shall not be senior indebtedness for purposes of the subordinated indenture;

•	indebtedness and obligations of the type described in clauses (a) and (b) above of other persons the payment of which we are responsible or liable as guarantor or otherwise; and

•	any deferral, renewal or extensions of any such senior indebtedness.

In October 2013, U.S. banking regulators approved final regulatory capital rule enhancements, effective for us beginning January 1, 2015. Among other things, the final rule requires that in order for subordinated debt to be treated as tier 2 capital it must be subordinated to our general creditors. Accordingly, the subordinated notes will be subordinated to our obligations to general creditors.

Events of Default and Acceleration Events with Respect to Subordinated Notes

The subordinated indenture defines an “event of default” with respect to any particular series of subordinated note as any one of the following events:

•	default in the payment of any installment of interest upon any subordinated note when due and payable, if such default continues unremedied for 30 days;

•	default in the payment of the principal of, or any premium on, any subordinated note when due and payable, if such default continues unremedied for 30 days; or

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of Truist or Truist’s property.

Rights of acceleration in case an event of default occurs are limited. Unless otherwise specified in the applicable pricing supplement relating to any subordinated notes, payment of principal of the subordinated debt securities may be accelerated only in the case of an “Acceleration Event,” which is defined in the subordinated indenture as any of the bankruptcy, insolvency or reorganization events with respect to Truist that constitutes an event of default, or as otherwise specified with respect to any particular series of subordinated debt securities. Unless otherwise specified in the applicable pricing supplement, there is no right of acceleration in the case of a default in the payment of principal of, or any premium or interest on, the subordinated notes or our performance of any other covenant in the subordinated indenture.

In case an Acceleration Event shall have occurred and be continuing, the subordinated trustee or the holders of not less than 25% in aggregate principal amount (in the case of subordinated notes issued at an original issue discount, calculated in accordance with the formula set forth in such notes) of the outstanding subordinated notes may declare the principal (or, in the case of subordinated notes issued at an original issue discount, the amount calculated in accordance with the formulas set forth in such notes) of all the subordinated notes to be immediately due and payable. Under the subordinated indenture, within 90 days after the occurrence of a default with respect to the subordinated notes, the subordinated trustee shall mail to the holders of the subordinated notes notice of all uncured defaults known to it that have not been waived. The term “defaults” includes events specified above which, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the subordinated notes, the subordinated trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the subordinated notes.

Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee in case an event of default shall occur and be continuing, the subordinated trustee is under no obligation to exercise any of the rights or powers vested in it under the subordinated indenture at the request, order or direction of any of the holders of the subordinated notes, unless such holder(s) offer(s) to the subordinated trustee security or indemnity reasonably satisfactory to the subordinated trustee. Subject to certain limitations contained in the subordinated indenture, including among other limitations, that the subordinated trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any right or power conferred on the subordinated trustee.

No holder of any subordinated note will have any right to institute any proceeding with respect to the subordinated indenture or for any remedy thereunder unless:

•	such holder previously shall have given to the subordinated trustee written notice of a continuing event of default with respect to the subordinated notes,

•

the holders of not less than 25% in aggregate principal amount (in the case of subordinated notes issued at an original issue discount, calculated in accordance with the formula set forth in such notes) of the outstanding subordinated notes shall have made written request, and offered reasonable indemnity, to the subordinated trustee to institute such proceeding as trustee, and

•

the subordinated trustee shall not have received from the holders of a majority in principal amount of the outstanding subordinated notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The holder of any subordinated note will have an absolute right, however, to receive payment of the principal of, and any premium and interest on, such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

We are obligated to furnish to the subordinated trustee annually a statement as to our performance of our obligations under the subordinated indenture and as to any default in such obligations.

Modification of the Indentures; Waiver of Covenants

Each indenture contains provisions permitting us and the applicable trustee to modify such indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected thereby, except that, without the consent of the holder of each note affected thereby, no such modification may, among other things:

•	change the stated maturity of the principal of or any premium or any installment of interest on, any outstanding note;

•	reduce the principal amount of, or any premium or interest on, any outstanding note;

•	reduce the amount of principal of an original issue discount note payable upon acceleration of the maturity thereof;

•	change the place of payment of principal of, or any premium or interest on, any outstanding note;

•	impair the right to institute suit for the enforcement of any payment on any outstanding note;

•

reduce the percentage (in principal amount of outstanding notes of any series) the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults and their consequences; or

•	in the case of the subordinated indenture, make any change in the subordination provisions that adversely affects the rights of any holder of subordinated notes.

Each indenture also permits us and the applicable trustee to modify such indenture in certain circumstances without the consent of the holders of any outstanding notes of any series. Prior to any acceleration of the notes of any series, the holders of a majority in aggregate principal amount of the outstanding notes of such series may waive any past default or event of default under the applicable indenture, except a default under a covenant that cannot be modified without the consent of each holder of a note of the series affected thereby. In addition, the holders of a majority in aggregate principal amount of the outstanding notes of any series may waive all defaults and rescind a declaration of acceleration of the notes of such series if:

•

we pay the applicable trustee certain amounts due to such trustee plus all matured installments of principal of, and any premium and interest on, the notes of such series, other than installments due by acceleration, and interest on the overdue installments to the extent provided in the applicable indenture; and

•	all other defaults with respect to the notes of that series under the applicable indenture have been cured or waived.

The Trustees

We will have no material relationship with the trustee for each of the indentures, other than as trustee. Any Principal Constituent Bank may transact business with the trustees in the ordinary course.

Under the Trust Indenture Act, the indentures are deemed to contain certain limitations on the right of the trustees, as our creditors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim, as security or otherwise. Each trustee will be permitted to engage in transactions with us, provided that those transactions do not result in a material relationship between such trustee and us. The occurrence of a default under either indenture with respect to senior notes or subordinated notes could create a conflicting interest for the applicable trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the applicable trustee has or acquires a conflicting interest, such trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the applicable series of notes. In the event of a trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected notes.

Form of Notes; Book-Entry Notes

We and the agents will agree on the form of notes to be issued in respect of any tranche of notes. Notes sold to or through the agents will be issued in the form of global notes in fully registered form without coupons. Unless otherwise specified in the applicable pricing supplement, DTC will act as securities depositary for all global notes, which will be deposited with the registrar as custodian and registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain custodial relationships with direct participants, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement Systems.

Purchases of notes within the DTC system must be made by or through direct participants, who will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, unless the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We will send redemption notices to DTC. If less than all of the notes are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the notes is limited to the holders of record of the notes, in those instances in which a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s Money Market Instruments procedures. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the regular record date (identified in a listing attached to the omnibus proxy).

The relevant trustee will make distribution payments on the notes to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on the payable date in accordance with their respective holdings shown on DTC’s records. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us, will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the notes at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not appointed, note certificates will be printed and delivered. We may, at our option, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary), and after an event of default, the holders of an aggregate principal amount of notes may discontinue the system of book-entry transfers through DTC. In either case, certificates for the notes will be printed and delivered.

In case of notes sold directly to investors, we may elect to issue notes in the form of one or more master global notes. A master global note will evidence our indebtedness under one or more senior or subordinated notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on our records maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by the master global note.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

Clearstream and Euroclear

If specified in the applicable pricing supplement, investors may elect to hold interests in the global notes deposited with DTC outside the United States through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the applicable pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal U.S. federal income tax consequences relating to your acquisition, ownership, and disposition of certain of the notes that we are offering in this prospectus supplement. This summary is not exhaustive of all possible tax considerations. This summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986 (the “Code”), its legislative history, existing and proposed Treasury regulations thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and other administrative guidance and court decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary deals only with notes held as capital assets and not with special classes of holders, such as dealers in securities or currencies, financial institutions, tax exempt organizations, insurance companies, certain former citizens or residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers, persons holding notes as part of a hedging transaction, straddle, conversion transaction, or synthetic security transaction, persons whose functional currency is not the U.S. dollar, tax- exempt persons, certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code, holders subject to any alternative minimum tax, or regulated investment companies. This summary also does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the notes or a particular holder thereof. This summary also may not apply to all forms of notes that we may issue. A person considering the purchase of notes should consult his or her own tax advisor concerning these matters and concerning the tax treatment of notes under U.S. federal, state and local and foreign tax laws and regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) acquires notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes by the partnership.

In addition, other special U.S. federal income tax considerations, not otherwise discussed in this prospectus supplement, which may be applicable to any particular issue of notes may be discussed in the applicable pricing supplement.

This summary is included in this prospectus supplement for your general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to you in light of your investment or tax circumstances. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder or a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes).

U.S. Holders

Payment of Interest

As a general rule, interest paid or accrued on the notes, including qualified stated interest on OID (as defined below) notes, if any, will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for U.S. federal income tax purposes must include interest paid or accrued on the notes in ordinary income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received or constructively received by the holder, in each case except as described below under the section entitled “Original Issue Discount.”

Original Issue Discount

Some of the notes may be issued with original issue discount (“OID”). In general, in the hands of the original holder of a note, OID is the excess of the “stated redemption price at maturity” of the note over its issue price. Special rules described below apply to notes having a fixed stated maturity not more than one year from the date of issue.

The stated redemption price at maturity of a note generally will be equal to the sum of all payments, whether principal or interest, to be made on the note other than qualified stated interest payments. Under applicable regulations, qualified stated interest payments are stated interest payments based on a single fixed rate of interest or, under certain circumstances, a variable rate tied to an objective index, that are actually and unconditionally payable in cash or property (other than a debt instrument of the issuer) at fixed periodic intervals of one year or less during the entire term of the note. In general, the issue price of a note is the initial offering price to the public at which a substantial amount of notes are sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

In the case of notes that are determined to be issued with OID for U.S. federal income tax purposes, a U.S. holder generally must include the OID in ordinary income for U.S. federal income tax purposes as it accrues in advance of the receipt of any cash to which the income is attributable. Any amounts included in income as OID with respect to a note will increase a U.S. holder’s adjusted basis in the note. The amount of OID, if any, required to be included in a U.S. holder’s ordinary income for U.S. federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and applicable regulations. Under these rules, OID accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The daily portions of OID are determined by allocating to each day in any accrual period a pro rata portion of the OID for that period.

Accrual periods may be of any length and may vary in length over the term of the notes, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. OID for any accrual period will be the excess of:

•

the product of the note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

•	any qualified stated interest payments for that accrual period.

The adjusted issue price of a note at the start of any accrual period is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below), reduced by any prior payments made on the note, other than qualified stated interest, on or before the first day of the accrual period. One effect of this method is that U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

Under applicable regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any true discount on the note (i.e., the excess of the note’s stated principal amount over its issue price) is less than a specified de minimis amount, then the note would not be treated as having OID and the stated interest on the note would be qualified stated interest.

The OID for a note will be considered to be zero if it is less than one quarter of one percentage point of the note’s stated redemption price at maturity multiplied by the number of complete years from the issue date of the note to its stated maturity (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note). This amount is referred to in this discussion as “de minimis OID.” In the case of a note issued with de minimis OID, a U.S. holder generally must include de minimis OID in income as stated principal payments on the notes are made in proportion to the amount of principal paid. Any amount of de minimis OID included in income upon sale, retirement or other taxable disposition of a note will be treated as capital gain if the note is a capital asset in the U.S. holder’s hands.

Floating Rate Notes

Special tax considerations, including possible OID, may arise for floating rate notes providing for:

•	one interest rate formula followed by one or more interest rate formulas;

•	a single fixed rate followed by a qualified floating rate; or

•	a spread multiplier.

Purchasers of floating rate notes with any of these features should carefully examine the applicable pricing supplement and should consult their tax advisors regarding that feature since the tax consequences will depend, in part, on the particular terms of the purchased note.

A floating rate note will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the note provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, or a single fixed rate and one or more qualified floating rates.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. A note will also have a floating rate that is a single qualified floating rate if interest on the note is stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points). Special rules may apply if a floating rate note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the note and is reasonably expected as of the issue date to cause the yield on the note to be significantly less or more than the expected yield determined without the restriction. Special rules may also apply if a floating rate note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term.

In the case of an OID note that is a floating rate note that qualifies as a variable rate debt instrument, both the yield to maturity and qualified stated interest will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest rate formula. Persons considering the purchase of floating rate notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of these notes.

If a floating rate note does not qualify as a variable rate debt instrument, then the floating rate note may be treated as a contingent payment debt instrument. In general, regulations applicable to contingent payment debt instruments may cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to differ substantially from the timing and character of income, gain or loss reported on other debt instruments as described herein. Specifically, these regulations may require a U.S. holder of the instrument to include future contingent and non-contingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, under these regulations, any gain recognized by a U.S. holder on the sale, retirement or other taxable disposition of a contingent payment debt instrument may be treated as ordinary income and all or a portion of any loss realized may be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper U.S. federal income tax consequences of the acquisition, ownership, and disposition of floating rate notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement.

Constant Yield Election to Treat All Interest as OID

Under applicable regulations, a U.S. holder may elect to include in gross income as OID all interest that accrues on a note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with the constant yield method described above, taking into account the compounding of interest. The election may only be made during the taxable year in which the U.S. holder acquires the note, and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.

If a U.S. holder has not made an election under Section 171(c)(2) of the Code to amortize bond premium, a constant yield election for a note with amortizable bond premium will result in a deemed election under Section 171(c)(2) of the Code for all of the holder’s debt instruments with amortizable bond premium acquired during the current year and all subsequent years. Similarly, a constant yield election for a note with market discount by a U.S. holder that has not made an election under Section 1278(b) of the Code to include market discount in income on a current basis will result in a deemed election under Section 1278(b) of the Code. Such a deemed election will apply to all debt instruments with market discount acquired by the U.S. holder during the current year and all subsequent years. Neither the bond premium election under Section 171(c)(2) of the Code nor the market discount election under Section 1278(b) of the Code may be revoked without the permission of the IRS.

Short-Term Notes

The OID provisions described above do not apply to short-term notes having a fixed stated maturity not more than one year from the date of issue. Under applicable regulations, this type of short-term note will be treated as having been issued with OID equal to the excess of the total principal and interest payments on the note over its issue price. An individual or other holder using the cash receipts and disbursements method of tax accounting will not be required to include OID on the short-term note in ordinary income for U.S. federal income tax purposes on a daily basis unless the holder elects to do so. Holders of short-term notes who report income under the accrual method of tax accounting and certain other holders are required to include OID in income on a daily basis pursuant to a straight-line method, unless these holders make an election to accrue OID under the constant yield method described above by taking into account daily compounding. In the case of holders of short-term notes not required and not electing to include OID in income currently, any gain realized on the sale, retirement or other taxable disposition of the short-term notes will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected on a constant yield method, based on daily compounding), reduced by any interest received, to the date of sale, retirement or disposition. A U.S. holder of short-term notes not required and not electing to include the OID in income currently will be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

Aggregation

The regulations contain aggregation rules stating that in certain circumstances if more than one type of note is issued as part of the same issuance of securities to a single holder, some or all of those notes may be treated together as a single debt instrument with a single issue price, stated maturity, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.

Market Discount

A note (other than a short-term note with a fixed stated maturity not more than one year from the issue date) will be treated as having a market discount if the amount for which a U.S. holder purchased the note is less than the note’s stated redemption price at maturity or, in the case of a note issued with OID, the note’s original issue price plus any accrued OID, unless, in either case, this difference is less than a specified de minimis amount.

In general, any partial payment of principal, any payment of an amount that does not constitute qualified stated interest, or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that the payment or gain, as applicable, does not exceed the accrued market discount on the note.

Generally, the accrued market discount will be the total market discount on a note multiplied by a fraction, the numerator of which is the number of days the U.S. holder held the note and the denominator of which is the number of days from the date the U.S. holder acquired the note until its stated maturity. A U.S. holder may elect, however, to determine accrued market discount under the constant-yield method described in “Original Issue Discount” above.

If the note is disposed of in a nontaxable transaction (other than as provided in Code Section 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. holder as if the holder had sold the note at its then fair market value. Limitations imposed by the Code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. holder may elect to include market discount in gross income as it accrues (on either a ratable or constant yield basis), and a U.S. holder who makes this election is exempt from these limitations. An election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The adjusted basis of a note subject to this election will be increased to reflect market discount included in income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Acquisition Premium; Amortizable Bond Premium

A U.S. holder that purchases a note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income for the note for any taxable year will be reduced (but not below zero) by the portion of acquisition premium properly allocable to that year.

If a U.S. holder purchases a note for an amount in excess of its stated redemption price at maturity, the U.S. holder will not be required to include in income any OID in respect of the note and will be considered to have purchased the note with amortizable bond premium equal in amount to that excess, and may elect to amortize this premium over the remaining term of the note, based on the U.S. holder’s yield to maturity for the note as determined under the bond premium rules. A U.S. holder that makes such election may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder’s income for the note in that accrual period. Under applicable regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to the accrual period, the excess would be allowed as a deduction for the accrual period, but only to the extent of the U.S. holder’s prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the note as described below under “Sale, Retirement or Other Taxable Disposition of Notes.” An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder on or after the beginning of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Applicable regulations provide limited automatic consent for a U.S. holder to change its method of accounting for bond premium to the constant yield method if the change is made for the first taxable year (by a statement on the relevant return) for which the U.S. holder must account for a bond under those regulations. If a U.S. holder does not elect to amortize bond premium, such premium generally would produce a capital loss which capital loss may be subject to limitations on deductibility.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a note, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized from the sale, retirement or other disposition and the holder’s adjusted basis in the note or applicable portion of the adjusted basis. The holder’s adjusted basis generally will equal the cost of the note to the holder, increased by any OID and market discount includible in the holder’s ordinary income for the note and reduced by any principal payments on the note previously received by the holder (including any other payments on the note that are not qualified stated interest payments) and by any amortizable bond premium used to offset qualified stated interest and certain other amortizable bond premium allowed as a deduction under the regulations described above under the section entitled “Acquisition Premium; Amortizable Bond Premium.” Except as discussed above under the sections entitled “Original Issue Discount” for short-term notes and contingent payment debt instruments and “Market Discount” for notes with market discount and as discussed below under the section entitled “Foreign Currency Notes,” or to the extent cash received is attributable to accrued qualified stated interest, any gain or loss recognized upon a sale, retirement or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the U.S.

holder’s holding period in the note exceeds one year. Long-term capital gains of individuals currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

The following summary relates to notes that are denominated in a single currency other than the U.S. dollar. For purposes of this discussion, these notes are referred to as foreign currency notes.

A U.S. holder who uses the cash method of accounting and who receives interest, other than OID, in a foreign currency on a foreign currency note will be required to include in income the U.S. dollar value of the interest received determined by translating the foreign currency received at the spot rate for such foreign currency on the date of receipt, regardless of whether the interest payment is in fact converted to U.S. dollars at that time. This U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency received for purposes of calculating foreign currency gain or loss, as described below.

To the extent the above paragraph does not apply, a U.S. holder who uses the cash method of accounting and accrues OID, or who uses the accrual method of accounting, will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by the acquisition premium to the extent applicable) that has accrued and is otherwise required to be taken into account on a foreign currency note during an accrual period. The U.S. dollar value of this accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, for an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. A U.S. holder may also elect to translate the income at the spot rate on the last day of the accrual period (or the spot rate on the date the interest payment is received if such date is within five business days of the last day of the accrual period) or, for a partial accrual period, the spot rate on the last day of the taxable year. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS. The U.S. holder will recognize ordinary income or loss for accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will be equal to the difference between the U.S. dollar value of the foreign currency payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received) for the accrual period and the U.S. dollar value of interest income that previously has been included in income during the accrual period (as determined above).

OID and acquisition premium on a foreign currency note are to be determined in the relevant foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above.

The amount of market discount on foreign currency notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A U.S. holder will recognize exchange gain or loss for market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Any loss realized on the sale, retirement or other taxable disposition of a foreign currency note with amortizable bond premium by a U.S. holder who has not elected to amortize the bond premium under Section 171 of the Code will be a capital loss to the extent of the bond premium. If an election to amortize is made, amortizable bond premium taken into account under the applicable rules described above under “Acquisition Premium; Amortizable Bond Premium” will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium for any period by treating the bond premium amortized in that period as a return of principal.

A U.S. holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Gain or loss realized on the sale, retirement or other taxable disposition of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, retirement or other taxable disposition of the foreign currency note that is attributable to changes in exchange rates.

The source of foreign currency gain or loss will be determined by reference to the residence of the U.S. holder or the qualified business unit of the U.S. holder on whose books the note is properly reflected. Any gain or loss realized by a U.S. holder in excess of foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, gain on a contingent payment debt instrument, cash received that is attributable to accrued qualified stated interest or, in the case of a short-term note, to the extent of any OID not previously included in the U.S. holder’s income).

A U.S. holder will have a tax basis in any foreign currency received on the sale, retirement or other taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or disposition.

Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded foreign currency notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers for the purchase and sale of publicly traded foreign currency notes provided the election is applied consistently. This election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes denominated in a foreign currency.

Indexed Notes

The tax treatment of a U.S. holder of an indexed note will depend on various factors including the specific index or indices used to determine indexed payments on the note and the amount and timing of any contingent payments of principal and interest. Persons considering the purchase of indexed notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of those notes.

Reopenings

The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price, yield to maturity and, if applicable, OID, as the original debt instruments for U.S. federal income tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income (including OID) and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

Subject to the discussion below concerning backup withholding and FATCA,

•

payments of interest (including OID, if any) on the notes by us or by any of our paying agents to any Non-U.S. holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that:

•

the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

the beneficial owner of the note issued in registered form fulfills the statement requirement set forth in Section 871(h) or Section 881(c) of the Code (described below) and the regulations thereunder;

•	such interest is not contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder; and

•

such interest is not effectively connected with the conduct by the holder of a trade or business in the United States (or, in the case of an applicable tax treaty, is not attributable to the holder’s permanent establishment or, in certain circumstances in the case of an individual holder, the holder’s fixed base, in the United States).

•

Subject to the discussion below concerning backup withholding and FATCA, a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of a note, unless:

•

in the case of a nonresident alien individual, the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

the gain is, or is deemed to be, effectively connected with the conduct by the holder of a trade or business in the United States (and, in the case of an applicable tax treaty, is attributable to the holder’s permanent establishment in the United States).

Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption described above, either the beneficial owner of the note or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (referred to in this discussion as a financial institution) and that is holding the note on behalf of the beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the note is not a U.S. person. Under Treasury regulations, this requirement will be satisfied if the beneficial owner of a note certifies on the appropriate IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address, or the beneficial owner holds its notes through certain foreign intermediaries and satisfies applicable certification requirements. Special certification rules may apply to holders that are entities rather than individuals.

Alternatively, payments to Non-U.S. holders which do not meet the requirements of the portfolio interest exemption described above and which are therefore subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding or subject to withholding at a reduced rate if the beneficial owner of the note, or his agent, provides the withholding agent with the appropriate properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from withholding or a reduced withholding rate under a tax treaty. Tax-exempt Non-U.S. holders generally are required to provide verification of their tax-exempt status on IRS Form W-8EXP (or successor form). We urge Non-U.S. holders to consult with their tax advisors regarding these rules.

If a Non-U.S. holder is engaged in a trade or business in the United States, and if interest (including OID and market discount) on the note or gain realized on its sale, retirement or other taxable disposition is effectively connected with the conduct of this trade or business (and, in the case of an applicable tax treaty, is attributable to the holder’s permanent establishment or, in certain circumstances in the case of an individual holder, the holder’s fixed base, in the United States), the Non-U.S. holder, although exempt from the withholding tax discussed above (provided the certification requirements discussed herein are satisfied), generally will be subject to regular U.S. federal income tax on interest (including OID and market discount) and on any gain realized on the sale, retirement or other taxable disposition of a note in the same manner as if it were a U.S. holder (without regard to the Medicare tax described above). See the section entitled “U.S. Holders” above. Such holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or a successor form) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest (including OID and market discount) on, and any gain recognized on the sale, retirement or other taxable disposition of, a note will be included in the effectively connected earnings and profits of the Non-U.S. holder if the interest or gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States.

Backup Withholding and Information Reporting

U.S. holders

Backup withholding and information reporting requirements generally apply to specified payments of principal, premium and interest (including OID) made to, and to the proceeds of sale before maturity by, U.S. holders (other than certain exempt recipients, such as corporations) who fail to provide and certify certain identifying information (e.g., the holder’s taxpayer identification number) in the required manner. Under current Treasury regulations, backup withholding will not apply to payments made on a note or proceeds from the sale of a note if the U.S. holder:

•

provides its U.S. taxpayer identification number (typically on IRS Form W-9 or a successor form), certifies that it is a U.S. person, and otherwise satisfies the requirements of the backup withholding rules; or

•	establishes an exemption from backup withholding.

Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against that holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

Non-U.S. holders

In general, Non-U.S. holders will not be subject to backup withholding with respect to payments on the notes that we make provided that the Non-U.S. holder certifies, under penalties of perjury, that it is not a U.S. person (and we do not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

Generally, we must report to the IRS and to each Non-U.S. holder the amount of interest (including OID) on a note paid to such Non-U.S. holder and the amount of tax, if any, withheld with respect to those interest payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payments on the sale, exchange or other disposition of a note, receipt or coupon made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•	a foreign partnership with certain connections to the United States.

In the above circumstances, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person.

Payment of the proceeds of a sale of a note, receipt or coupon to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

Withholding tax regulations provide presumptions under which a Non-U.S. holder is subject to information reporting and backup withholding unless we or our paying agents receive the required certification from the holder regarding its non-U.S. status. Foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from withholding or reporting, and the procedure for obtaining an exemption, if available.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% withholding tax on interest payments and proceeds of sale of interest-bearing obligations to certain foreign financial institutions and certain other foreign non-financial entities (including, in some instances, where such entities are acting as an intermediary) that fail to comply with certain information reporting obligations under FATCA and to certify their FATCA status.

FATCA withholding generally will be imposed, subject to certain exceptions, on payments of gross proceeds from the sale or other disposition of notes on or after January 1, 2019. Pursuant to proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax. As a result, holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for foreign holders in (or holders indirectly holding notes through financial institutions in) those countries. Each holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Each fiduciary of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing, a “Plan”) and plans or arrangements subject to provisions under any federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) should consider the fiduciary standards of ERISA or Similar Laws (as applicable) in the context of the plan’s particular circumstances before authorizing an investment in notes.

General Fiduciary Duties

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is considered to be a fiduciary of such Plan.

In considering an investment in the notes with a portion of the assets of any Plan, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by a Plan with respect to which we or our affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the notes. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Plan or being affiliated with such service providers; PTCE 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” There can be no assurance that these or any other exemption will be available with respect to any particular transaction involving the notes and prospective purchasers that are Plans should consult with their legal advisors regarding the applicability of any such exemption.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption. The notes should not be purchased or held by any person investing assets of a plan or arrangement that is subject to Similar Laws, unless such purchase and holding will not constitute or result in a violation of any applicable Similar Laws.

Representation

By acquiring or holding a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold a note constitutes assets of any Plan or assets of a plan or arrangement that is subject to Similar Laws, or (ii) the purchase and holding of the notes by such purchaser or transferee will not, in the case of a Plan, constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or in the case of a plan or arrangement that is subject to Similar Laws, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or assets of a plan or arrangement subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes to a Plan, or to a plan or arrangement that is subject to Similar Laws, is in no respect a representation by us, any of our affiliates or any other person that such an investment meets all relevant legal requirements with respect to investments by such plans or arrangements generally or any particular plan or arrangement or that such an investment is appropriate for such plan or arrangements generally or any particular plan or arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the medium-term notes on a continuing basis through Truist Securities, Inc., Academy Securities, Inc., AmeriVet Securities, Inc., Apto Partners, LLC, Barclays Capital Inc., Blaylock Van, LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Cabrera Capital Markets LLC, CastleOak Securities, L.P., CAVU Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman Sachs & Co. LLC, Great Pacific Securities, Independence Point Securities LLC, J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., Loop Capital Markets LLC, MFR Securities, Inc., Mischler Financial Group, Inc., Morgan Stanley & Co. LLC, Penserra Securities LLC, Piper Sandler & Co., R. Seelaus & Co., LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Roberts & Ryan, Inc., Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., Siebert Williams Shank & Co., LLC, SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Tigress Financial Partners, LLC, UBS Securities LLC, Wells Fargo Securities, LLC and such other persons that we may appoint from time to time act as agents with respect to the notes, which we refer to individually as an “agent” and, together, as the “agents.” The agents will use reasonable efforts to solicit offers to purchase these notes. We will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that an agent made or an offer to purchase that an agent received, a commission as agreed between us and an agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.

We may also sell these notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of notes that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount. We have also reserved the right to sell notes directly on our own behalf, in which case no commission will be payable to the agents. The offering of the notes by the agents is subject to receipt and acceptance and subject to the agents’ right to reject any order in whole or in part.

Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” We and the several agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

We estimate that we will spend approximately $500,000 for printing, rating agency, trustees’ and legal fees and other expenses allocable to the establishment of this program to offer notes on a continuous basis.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national notes exchange, but the agents may make a market in these notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. No assurance can be given as to the liquidity of any trading market for these notes.

To facilitate the offering of these notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these notes. Specifically, the agents may over allot in connection with any offering of these notes, creating a short position in these notes for their own accounts. In addition, to cover overallotments or to stabilize the price of these notes, the agents may bid for, and purchase, these notes in the open market.

Finally, in any offering of these notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

The agents also may impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the underwriting discount received by it because the agents have repurchased notes sold by or for the account of such agent in stabilizing or short covering transactions.

In the course of their respective businesses, certain of our agents and certain of their affiliates have engaged and may in the future engage in commercial banking and/or investment banking transactions, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities with us and with our affiliates. Some of the agents and their affiliates may also be customers of, engage in transactions with and perform services for us, including our subsidiaries, in the ordinary course of business. They have received and may continue to receive customary fees and commissions for these transactions.

The agents and their respective affiliates are full service financial institutions. In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Concurrently with the offering of these notes through the agents, we may issue other debt notes under the indentures referred to in this prospectus supplement.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding the underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement, the accompanying prospectus and any pricing supplement relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). These documents are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. These documents must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, the accompanying prospectus and any pricing supplement nor taken steps to verify the information set forth herein and therein and has no responsibility for these documents. The notes to which these documents relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of these documents, you should consult an authorized financial advisor.

European Economic Area

Prohibition of Sales to EEA Retail Investors

Unless the applicable pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, the notes which are the subject of the offering contemplated by this offering circular as completed by the pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision,

(a)	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of MiFID II;

ii.	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	if specified in the applicable pricing supplement, not a qualified investor as defined in the Prospectus Regulation; and

(b)

The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

If the applicable pricing supplement in respect of any notes specifies “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, then, in relation to each Member State of the EEA, no offer of notes which are the subject of the offering contemplated by this offering circular as completed by the pricing supplement in relation thereto to the public may be made in that Member State of the EEA other than:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant agent or agents nominated by the Issuer for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes referred to in (a) to (c) above shall require the Issuer or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

Unless the applicable pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, the notes which are the subject of the offering contemplated by this offering circular as completed by the pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision,

(a)	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA;

ii.

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

iii.	if specified in the applicable pricing supplement, not a qualified investor as defined in Article 2 of the UK the Prospectus Regulation; and

(b)

The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

If the applicable pricing supplement in respect of any notes specifies “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, then, in relation to the United Kingdom, no offer of notes which are the subject of the offering contemplated by this offering circular as completed by the pricing supplement in relation thereto to the public may be made in the United Kingdom other than:

(a)	at any time to any legal entity which is a qualified investor as defined in in Article 2 of the UK Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in in Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the prior consent of the relevant agent or agents nominated by the Issuer for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of notes referred to in (a) to (c) above shall require the Issuer or any dealer to publish a prospectus pursuant to section 85 of the FSMA.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong)) may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “FIEA”), and the notes have not been offered or sold, directly or indirectly, and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines promulgated by the relevant Japanese governmental or regulatory authorities.

Singapore

This prospectus supplement, the accompanying prospectus and any pricing supplement have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus, any applicable pricing supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”)

and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes, except:

(i)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification – In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of notes, the Issuer has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A of the SFA)) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018 (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Conflicts of Interest

Our affiliate, Truist Securities, Inc. is a member of FINRA and may participate in offerings of notes. If Truist Securities, Inc. participates in offerings of notes, it will have a conflict of interest pursuant to FINRA Rule 5121 and such offering will be conducted in compliance with FINRA Rule 5121. Under FINRA Rule 5121, any agent who is subject to the rule will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

This prospectus supplement, the accompanying prospectus and any applicable pricing supplement may be used by Truist Securities, Inc. or its successors, in connection with offers and sales related to market-making transactions in the notes in which Truist Securities, Inc. acts as a principal. Truist Securities, Inc. may also act as agent in such transactions. Any obligations of Truist Securities, Inc. are the sole obligations of and do not create any obligations on the part of any affiliate of Truist Securities, Inc. Truist Securities, Inc. is a member of the New York Stock Exchange, Inc.

LEGAL MATTERS

The validity of the notes has been passed upon for us by Mayer Brown LLP. Sidley Austin LLP, New York, New York, will pass upon certain matters for the agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

TRUIST FINANCIAL CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer and sell from time to time, in one or more offerings, any combination of the securities of each class identified in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, any applicable supplement and any free writing prospectus, as well as the documents incorporated by reference, carefully before you invest in the securities to which this prospectus relates.

This prospectus, together with the applicable prospectus supplement and any relevant pricing supplement describing the terms of the specific securities being offered and sold, may be used by our affiliates, including Truist Securities, Inc., in connection with market-making offers and sales of such securities in the secondary market. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including Truist Securities, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Truist Securities, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because Truist Securities, Inc. has a conflict of interest pursuant to FINRA Rule 5121 (“Rule 5121”), the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries. These securities are not guaranteed by Truist Financial Corporation, or any other bank, and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or instrumentality.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TFC.”

Investing in the securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable pricing supplement. See “Risk Factors” on page 6 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

The date of this prospectus is January 19, 2024.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities identified in this prospectus in one or more offerings in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if applicable, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement, any pricing supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement, if applicable. You should read carefully this prospectus and the applicable prospectus supplement and pricing supplement, if any, together with any related free writing prospectuses and the additional information described under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement and free writing prospectus we have authorized describing the terms of the specific securities being offered pursuant to this prospectus and any such prospectus supplement, pricing supplement or free writing prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any pricing supplement or free writing prospectus we have authorized is accurate as of any date other than the date of the applicable document. We are not making an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Truist,” “we,” “us,” “our” or similar references mean Truist Financial Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the financial condition, results of operations, business plans and future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy, and other future conditions. Such statements involve inherent uncertainties, risks, and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, without limitation, the following:

•	current and future economic and market conditions, such as the interest rate environment; U.S. fiscal debt, budget and tax matters;

•

geopolitical matters (including conflicts in the Ukraine, Israel, and the Gaza Strip); and any slowdown in global economic growth could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services;

•	the monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, could have a material adverse effect on the economy and Truist’s profitability;

•

regulatory and supervisory matters, litigation, or other legal actions may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences;

•

evolving legislative, accounting, regulatory and supervisory standards, including with respect to climate change, deposit, capital, liquidity, and long-term debt requirements, which may become more stringent in light of the turmoil in the banking industry in early 2023 and results of regulatory examinations, may adversely affect Truist’s financial condition and results of operations;

•

increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance could damage its reputation and adversely impact business and revenues;

•

Truist may be impacted by actual or perceived soundness of other financial institutions, including as a result of the financial or operational failure of a major financial institution, or concerns about the creditworthiness of such a financial institution or its ability to fulfill its obligations, which can cause substantial and cascading disruption within the financial markets and increased expenses, including FDIC insurance premiums, and could affect our ability to attract and retain depositors and to borrow or raise capital;

•

Truist is subject to credit risk by lending or committing to lend money, may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and may suffer losses if the value of collateral declines in stressed market conditions;

•

inability to access short-term funding or liquidity, loss of client deposits, or changes in Truist’s credit ratings could increase the cost of funding, limit access to capital markets, or negatively affect Truist’s overall liquidity or capitalization;

•	unexpected outflows of uninsured deposits may require Truist to sell investment securities at a loss;

•	a loss of value of Truist’s investment portfolio could negatively impact market perceptions of Truist and could lead to deposit withdrawals;

•	risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk;

•	there are risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators;

•	deposit attrition, client loss, or revenue loss following completed mergers or acquisitions may be greater than anticipated;

•	Truist could fail to execute on strategic or operational plans, including the ability to achieve its cost savings targets;

•

increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards or compliance costs, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations;

•

failure to maintain or enhance Truist’s competitive position with respect to new products, services, and technology, whether we fail to anticipate client expectations or because our technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense;

•	negative public opinion could damage Truist’s reputation and adversely impact business and revenues, including the effects of social media on market perceptions of Truist and banks generally;

•	Truist faces substantial legal and operational risks in safeguarding personal information;

•

accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time or if there is a decline in a reporting unit’s forecasted net income;

•

Truist faces risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;

•

there are risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer;

•

Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations could be adversely impacted, which could be exacerbated in the increased work-from-home environment as job markets may be less constrained by physical geography;

•	Truist’s operations rely on its ability, and the ability of key external parties, to maintain appropriately-staffed workforces, and on the competence, trustworthiness, health and safety of teammates;

•	Truist faces the risk of fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate;

•

security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyberattacks, which have increased in frequency with geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and

•

widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services.

These and other risk factors are more fully described in Truist’s Annual Report on Form 10-K for the year ended December 31, 2022 under the section entitled “Item 1A. Risk Factors” and from time to time in other filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which represented management’s views on the date they were made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. You should, however, consult any further disclosures of a forward-looking nature Truist may make in any future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC under the Securities Act to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us and the securities identified in this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement.

In addition, we are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at http://www.sec.gov or access through our website at https://ir.truist.com/sec-filings. Information on our website is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents and such information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify and supersede information contained in or previously incorporated by reference in this prospectus. Any statement that is updated or superseded shall not, except as so updated or superseded, constitute part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and our subsequent filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any amendment to such documents (excluding, in each case, any information or documents in such filings deemed, under SEC rules or otherwise, not to have been filed with the SEC), prior to the later of (a) termination of the offering of securities to which this prospectus relates and (b) the date that our broker dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus:

(1)

our Annual Report on Form 10-K for the year ended December 31, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on March 13, 2023, incorporated by reference therein);

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

(3)	our Current Reports on Forms 8-K filed on April 28, 2023, June 8, 2023, October 2, 2023, October 27, 2023, November 14, 2023 and December 22, 2023;

(4)

the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991, as updated by Exhibit 4.9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any other amendments or reports filed for the purpose of updating such description; and

(5)

in addition, solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of the Company or its predecessors, BB&T Corporation and Southern National Corporation, and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectuses and prospectus supplements relating to those securities that were previously filed by the Company or its predecessors in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus), as well as the exhibits filed as exhibits or incorporated by reference in those registration statements in respect of those securities (including the instruments governing those securities).

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: Truist Financial Corporation, 214 North Tryon Street, Charlotte, North Carolina 28202, Attention: Investor Relations (telephone: (704) 499-5375).

TRUIST FINANCIAL CORPORATION

We conduct our business operations primarily through our commercial bank subsidiary, Truist Bank, which has offices in North Carolina, Virginia, Florida, Georgia, South Carolina, Maryland, Kentucky, West Virginia, Texas, Alabama, Tennessee, Washington D.C., Pennsylvania, New Jersey, Indiana, Ohio, Arkansas and Mississippi. In addition, our operations consist of several non-bank subsidiaries that offer various financial services products. We provide a wide range of banking services to individuals, businesses and municipalities. We offer a variety of loans and lease financing to individuals and entities primarily within our geographic footprint, including insurance premium financing, permanent commercial real estate financing arrangements, loan servicing for third-party investors, direct consumer finance loans to individuals, credit card lending, automobile financing and equipment financing. We also market a wide range of other services, including deposits, life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation, merchant services, trust and retirement services, comprehensive wealth advisory services, asset management and capital markets services.

Our common stock is traded on the NYSE under the symbol “TFC.” Our executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28202, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus as described in the section “Where You Can Find More Information” for more information about us and our businesses.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement or relevant pricing supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, which may include, the acquisition of other companies, capital expenditures, repurchasing outstanding shares of our common stock, repayment of maturing obligations and refinancing of outstanding indebtedness and extending credit to, or funding investments in, our existing or future subsidiaries and other business opportunities. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or pricing supplement relating to the offered securities.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and the applicable prospectus supplement or any related pricing supplement or free writing prospectus, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings with the SEC. For more information, see the section entitled “Where You Can Find More Information.”

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. One or more prospectus supplements, which we will provide each time we offer securities, or the relevant pricing supplement, if any, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement or any relevant pricing supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement or the relevant pricing supplement, if any, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement or relevant pricing supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or supplements.

Debt Securities

We may sell our unsecured debt securities, which may be senior or subordinated in priority of payment. We will provide one or more prospectus supplements and a relevant pricing supplement, if any, that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $5.00 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock, par value $5.00 per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock or depositary shares.

Warrants

We may sell warrants, including warrants to purchase our debt securities, shares of our common stock, shares of preferred stock or depositary shares, or warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value. Specific terms of the warrants and the applicable warrant agreement, including the exercise price and whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value, will be set forth in the applicable prospectus supplement and any related pricing supplement.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement or pricing supplement will describe the terms of the purchase contracts or units, including, if applicable, collateral or depositary arrangements, and any material United States federal income tax considerations applicable to the purchase contracts and the units.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, including broker dealer affiliates of Truist, to be designated at various times, and also may sell securities to dealers or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The debt securities, preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus, the related prospectus supplement and any related pricing supplement may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement and, if necessary, the pricing supplement relating to those securities.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities, if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from Truist under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

The participation of Truist broker dealer affiliates, including Truist Securities, Inc., in the offer and sale of the securities must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No FINRA member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the senior trustee and the subordinated trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Mayer Brown LLP, unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any. Certain legal matters will be passed upon for any underwriters, dealers or agents, by counsel selected by such underwriters or agents and named in the applicable prospectus supplement or the relevant pricing supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRUIST FINANCIAL CORPORATION

MEDIUM-TERM NOTES, SERIES I (SENIOR)

MEDIUM-TERM NOTES, SERIES J (SUBORDINATED)

Due Nine Months or More from Date of Issue

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January 19, 2024